Filed Pursuant to Rule 424(b)(3)
Registration No. 333-221758

SPECTRUM GLOBAL SOLUTIONS, INC.
300 Crown Oak Centre Drive
Longwood, Florida

TO THE SHAREHOLDERS OF SPECTRUM GLOBAL SOLUTIONS, INC.

We have called a special meeting of our shareholders to be held at Holiday Inn Express & Suites Orlando-Apopka, 238 South Line Drive, Apopka, Florida, on February 5, 2018 at 10:00 a.m. (local time). At the meeting, our shareholders of record on the record date, determined by our board of directors to be the close of business on December 29, 2017, will be asked:

(1)	To consider, and, if thought fit, to approve a special resolution by shareholders holding at least two-thirds of the shares of our common stock entitled to be voted at the meeting, to carry out a continuance of our company, Spectrum Global Solutions, Inc., from the jurisdiction of the Province of British Columbia, to the State of Nevada; and

(2)	To transact any other business that may properly be brought before the meeting or any adjournment or postponement thereof.

Further information about the Continuation and the meeting is contained in the accompanying proxy statement/prospectus. We encourage you to read the proxy statement/prospectus in its entirety.

SEE “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROXY STATEMENT/PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER AS A SHAREHOLDER OF OUR COMPANY IN REGARDS TO THE CONTINUATION AND THE MEETING.

This proxy statement/prospectus is first being mailed to shareholders of our common stock on or about January 4, 2018.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Dated December 29, 2017.

ADDITIONAL INFORMATION

The accompanying document is the proxy statement/prospectus of Spectrum Global Solutions, Inc. (the “Company”). This proxy statement/prospectus does not contain all of the information included in the registration statement or in the exhibits to the registration statement to which the accompanying proxy statement/prospectus relates. The accompanying proxy statement/prospectus incorporates important business and financial information about the Company from documents that are not included in or delivered with the accompanying proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference into the accompanying proxy statement/prospectus (other than certain exhibits or schedules to these documents) by requesting them in writing or by telephone from the Company at the following address and telephone number:

Spectrum Global Solutions, Inc.
300 Crown Oak Centre Drive
Longwood, Florida 32750
Attention: Chief Executive Officer
Telephone: (407) 512-9102

In addition, if you have questions about the accompanying proxy statement/prospectus or would like additional copies of the accompanying proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, please contact the Secretary of Spectrum Global Solutions, Inc. at 300 Crown Oak Centre Drive, Longwood, FL 32750. You will not be charged for any of these documents that you request.

If you would like to request documents, please do so no later than five business days before the date of the Special Meeting to be held on February 5, 2018 to ensure timely delivery.

See “Available Information” in the accompanying proxy statement/prospectus for further information regarding the information incorporated by reference in the accompanying proxy statement/prospectus and how you may obtain it.

SPECTRUM GLOBAL SOLUTIONS, INC.
300 Crown Oak Centre Drive
Longwood, Florida

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 5, 2018 AT 10:00 A.M.

TO THE SHAREHOLDERS OF SPECTRUM GLOBAL SOLUTIONS, INC.:

NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of our company will be held at Holiday Inn Express & Suites Orlando-Apopka, 238 South Line Drive, Apopka, Florida, on February 5, 2018 at 10:00 a.m. (local time). At the meeting, our shareholders of record on the record date, determined by our board of directors to be the close of business on December 29, 2017, will be asked:

At the meeting, our shareholders of record on the record date will be asked to vote on the following matters:

(1)

To consider and approve the following special resolutions, if approved by two-thirds or more of the holders of the issued shares present and entitled to vote on the issue at the meeting of the Company (the “Continuation Special Resolutions”), authorizes Spectrum Global Solutions, Inc. to complete the Continuation of Spectrum Global Solutions, Inc. out of British Columbia and the Continuation of Spectrum Global Solutions, Inc. into Nevada (the “Continuation”):

“BE IT RESOLVED THAT:

	(a)	the Plan of Conversion providing for the Continuation of the Company out of the Province of British Columbia and into the State of Nevada under the Nevada Revised Statutes is hereby approved;

	(b)	the Company be and hereby is authorized to file articles of conversion and other related documents with the Corporate Registrar of British Columbia and the Nevada Secretary of State as required to give effect to the proposed transfer of the Company out of British Columbia and to Nevada for approval of the proposed continuation of the Company into Nevada continuing the Nevada as if it had been incorporated under the Nevada Revised Statutes;

	(c)	the Company approve and, upon the Continuation, adopt the articles of conversion in the form approved by the directors of the Company, the articles of conversion to come into effect when the Secretary of State of Nevada issues a stamped copy of the articles of conversion continuing the Company as if it had been incorporated under the Nevada Revised Statutes;

	(d)	the Company approve and, upon the Continuation, adopt the bylaws (the “Nevada Bylaws”) in the form approved by the directors of the Company, the Nevada Bylaws to come into effect when the Secretary of State of Nevada issues a stamped copy of the articles of conversion continuing the Company as if it had been incorporated under the Nevada Revised Statutes;

	(e)	the directors of the Company be hereby authorized, in their discretion, to abandon or amend the application for Continuation of the Company under the Nevada Revised Statutes without further approval of the shareholders; and

	(f)	the directors and officers of the Company, or any one of them, be hereby authorized and directed to perform all such acts, deeds and things and execute, under the seal of the Company or otherwise, all such documents, agreements and other writings as may be required to give effect to the true intent of these special resolutions.”

; and

(2)	To transact any other business that may properly be brought before the meeting or any adjournment or postponement thereof.

Our board of directors recommends that you vote “for” the above proposals and nominees:

The accompanying proxy statement/prospectus forms a part of this notice and describes the terms and conditions of the Continuance.

Our board of directors has fixed the record date of December 29, 2017 to determine the shareholders of our company who are entitled to receive notice of and to vote at, the meeting or any adjournment or postponement of the meeting. At the meeting, each holder of record of shares of our common stock, with no par value, on the record date will be entitled to one vote per share of common stock held on each matter properly brought before the meeting.

Your attention is directed to the accompanying proxy statement/prospectus which summarizes the items to be voted upon. Shareholders who do not expect to attend the meeting in person and who are entitled to vote are requested to date, sign and return the enclosed proxy as promptly as possible in the enclosed envelope.

THE VOTE OF EACH SHAREHOLDER IS IMPORTANT. YOU CAN VOTE YOUR SHARES BY ATTENDING THE MEETING OR BY COMPLETING AND RETURNING THE PROXY CARD SENT TO YOU. PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE A PROXY ISSUED IN YOUR NAME.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Roger Ponder
Roger Ponder
Chief Executive Officer and Director

Dated: December 29, 2017

QUESTIONS AND ANSWERS

When and where will the special meeting be held?

The special meeting of the shareholders of our company will be held at Holiday Inn Express & Suites Orlando-Apopka, 238 South Line Drive, Apopka, Florida, on February 5, 2018 at 10:00 a.m. (local time).

What is the transaction I am being asked to vote on at the special meeting?

You are being asked to vote on a proposal, which we refer to as the Continuation proposal, to approve the Continuation and plan of conversion for the purpose of reorganizing our company to change its place of incorporation from British Columbia to Nevada. The board of directors recommends that you vote “FOR” this proposal.

Why are we proposing this Continuation?

The Continuation is being proposed in order to reorganize the Company as a Nevada corporation. We believe that the Continuation to Nevada will more accurately reflect our operations, which have largely been based in the United States. We have less of a business connection to Canada than to the United States. By comparison, the OTCQB Market, where our shares of common stock are quoted for trading, is located in the United States. As we are an SEC issuer, as well as a reporting issuer in the Province of British Columbia, we currently have to prepare our financial statements to meet the accounting standards of both countries. This dual-reporting of financial statements represents a significant added expense for our company. If we meet certain securities regulatory requirements, specifically National Instrument 71-102, it is our intention to become a “foreign reporting issuer” and satisfy the Canadian continuous disclosure requirements by preparing our financial statements solely in accordance with U.S. standards. The Continuation of our company into the State of Nevada will aid us in meeting the regulatory requirements of N.I. 71-102.

Additionally, the Continuation will eliminate cross-border financing issues and concerns of United States institutional lenders, thereby providing our company greater access to needed financing to meet our growing business requirements.

Please read “The Continuation — Reasons for the Change in Domicile” beginning on page 18.

Will the Continuation dilute my ownership interest?

No. The Continuation will not dilute your ownership interest. Immediately after the Continuation is consummated you will own the same percentage of Spectrum Nevada common stock as you own of Spectrum British Columbia common stock immediately prior to the completion of the Continuation.

When do we expect to complete the Continuation?

We intend to complete the Continuation promptly after the stockholders of our company approve the articles of conversion and the plan of conversion at the special meeting, although the board of directors may delay completion of the Continuation for some period of time after stockholder approval pending receipt of third party consents or for other business reasons.

Why was Nevada selected as the place of incorporation of our company?

The State of Nevada has adopted comprehensive, modern and flexible corporate laws which are updated and revised periodically to meet changing business needs.

i

Will the Continuation affect current operations? What about the future?

The Continuation will have no immediate major impact on how we conduct day-to-day operations. The location of future operations will generally depend on the needs of our business, independent of our place of incorporation. However, we are hopeful that the change in domicile from British Columbia to Nevada will more appropriately reflect our shift in strategic focus to include the United States as a principal market will, as previously discussed: (i) improve our access to capital markets, increase funding and strategic flexibility and reduce the cost of capital, (ii) improve our access to U.S. government and private sector contracts, and (iii) better focus management efforts on each U.S. and international operation and better attract and retain key employees.

What vote is required to approve the Continuation proposal?

In order for us to effect the Continuation, we need the affirmative vote of at least two-thirds, or 66.6%, of the shares present in person or represented by proxy at the meeting and entitled to vote thereat. Therefore, if you abstain or otherwise do not vote on the Continuation proposal, it will have the effect of a vote “against” the proposal. Please read “Voting and Proxy Information — Vote Required for Approval” on page 21.

Will I be able to trade my shares during the time it takes to complete the Continuation?

Yes.

What will happen to my existing shares of common stock of Spectrum British Columbia upon the completion of the Continuation? Do I have to exchange my stock certificates?

Yes. Promptly after the effective time of the Continuation, we shall mail to each record holder of certificates that immediately prior to the effective time of the Continuation represented shares of our common stock, a letter of transmittal and instructions for use in surrendering those certificates. Upon the surrender of each certificate formerly representing our common stock, together with a properly completed letter of transmittal, we shall issue in exchange a share certificate of our company, the Nevada company, and the stock certificate representing shares in the British Columbia company shall be cancelled. Until so surrendered and exchanged, each certificate of our common stock shall represent solely the right to receive shares in the new company.

Who is entitled to vote at the special meeting?

All holders of record of our common stock as of the close of business on December 29, 2017, the record date, are entitled to vote, or to grant proxies to vote, at the special meeting. On the record date, there were 411,147,290 shares of our common stock issued and outstanding. Each share of our common stock is entitled to cast one vote.

Who is soliciting these proxies?

Your vote and proxy is being solicited by our board of directors for use at the special meeting. We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement/prospectus, the proxy and any additional information furnished to our company’s shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, depositories, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to the beneficial owners of our common stock. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services. We do not presently intend to employ any other party to assist in the solicitation process.

ii

How do I vote if my shares are registered in my name?

By completing, signing and returning your proxy card in the enclosed postage-prepaid envelope, you will authorize the persons named on the proxy card to vote your shares according to your instructions. Please vote as soon as possible even if you currently plan to attend the meeting in person, so that your shares may be represented and voted at the special meeting.

How do I vote if my broker holds my shares in “street name”?

You should follow the voting instructions provided by your securities broker.

If my broker holds my shares in “street name,” will my broker vote my shares for me on the Continuation proposal?

If you do not provide your broker with instructions on how to vote your “street name” shares, your broker will not be permitted to vote them for or against the Continuation. You should complete and return the enclosed form of proxy or be sure to provide your broker with instructions on how to vote your shares.

What do I do if I want to change my vote?

Any stockholder giving a proxy has the power to revoke the proxy at any time before the proxy is voted. In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by the stockholder or by his attorney authorized in writing, or, if the stockholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited at the offices of our transfer agent, Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or with the chairman of the special meeting on the day of the special meeting. Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

What do I do if I receive multiple proxy cards?

If you receive multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all of your shares are voted.

How will my shares be voted if I do not indicate how I wish to vote?

If you sign the proxy card but do not indicate how you wish to vote on the Continuation proposal, the persons named on the proxy card will vote FOR the approval of the Continuation.

What will constitute a quorum at the special meeting?

Two persons who are, or who represent by proxy shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the special meeting.

iii

SUMMARY

THIS SUMMARY PROVIDES AN OVERVIEW OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER. YOU SHOULD READ THE MORE DETAILED INFORMATION SET FORTH IN THIS DOCUMENT AND THE DOCUMENTS TO WHICH WE REFER YOU. WE HAVE INCLUDED PAGE REFERENCES TO DIRECT YOU TO MORE COMPLETE DESCRIPTIONS OF THE TOPICS PRESENTED IN THIS SUMMARY. IN THIS DOCUMENT THE SYMBOL “CDN$” REFERS TO CANADIAN DOLLARS AND THE SYMBOL “$” REFERS TO UNITED STATES DOLLARS. IN THIS DOCUMENT REFERENCES TO “THE COMPANY”, “OUR COMPANY”, “SPECTRUM”, “WE” AND “OUR” REFER TO SPECTRUM GLOBAL SOLUTIONS, INC.

Note Regarding Forward-Looking Statements

This proxy statement/prospectus contains forward-looking statements. Forward-looking statements include all statements that do not directly or exclusively relate to historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “predicts,” “potential,” or the negative of those terms, and similar expressions and comparable terminology. These include, but are not limited to, statements relating to future events or our future financial and operating results, plans, objectives, expectations and intentions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not be achieved. Forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to known and unknown risks, uncertainties and other factors outside of our control that could cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Actual results may differ materially from those anticipated or implied in the forward-looking statements.

You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. You should also consider carefully the statements commencing on page 7 under Risk Factors appearing in this proxy statement/prospectus, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements.

Spectrum Global Solutions, Inc.

We are a leading provider of services and solutions in the telecommunications sector and energy sector. The telecommunications sector provides services and solutions throughout the United States, Guam, Canada and the Caribbean. Our energy sector services are related to research and development of alternative energy technologies.

Our common stock is currently available for quotation on the OTCQB market under the symbol “SGSIF.” Previously, our common stock was available for quotation on the Over-the-Counter Bulletin Board under the symbol “MVTG.”

Spectrum Global Solutions, Inc. (the “Company”) was incorporated in the State of Nevada on January 22, 2007 to acquire and commercially exploit various new energy related technologies through licenses and purchases. On December 8, 2008, the Company continued its corporate jurisdiction out of the State of Nevada and into the province of British Columbia, Canada. On April 25, 2017, the Company entered into and closed on an Asset Purchase Agreement (the “Asset Purchase Agreement”) with InterCloud Systems, Inc. (“InterCloud”). Pursuant to the terms of the Asset Purchase Agreement, the Company purchased 80.1% of the assets associated with InterCloud’s “AW Solutions” business. After the acquisition of AW Solutions, the Company provides professional, multi-service line, telecommunications infrastructure and outsource services to the wireless and wireline industry.

Our principal executive offices are located at 300 Crown Oak Centre Drive in Longwood, Florida, and our telephone number is (407) 512-9102.

The Special Meeting

Matters to be voted on

Our stockholders will be asked to approve the Plan of Conversion and the Continuation by way of special resolution. The complete text of the proposed Continuation special resolutions to be considered at our special meeting is attached to this proxy statement/prospectus as Appendix A (the “Continuation Special Resolutions”). The Continuation will have the effect of changing our domicile from the Province of British Columbia to the State of Nevada. The Plan of Conversion is referred to in the Continuation Special Resolutions and is attached hereto as Appendix B. The forms of the Articles of Conversion and Bylaws to be adopted by Spectrum Nevada are attached hereto respectively as Appendix C and Appendix D.

Vote needed to approve the Continuation

Approval of the Continuation requires the affirmative vote of at least two-thirds, or 66.66%, of the shares present in person or represented by proxy at the meeting and entitled to vote thereat. The directors and executive officers of the Company together directly own approximately 50.1% of the total number of outstanding shares of the Company’s common stock. These stockholders have indicated that they intend to vote all their shares for the approval of the Continuation.

The Continuation

We are currently incorporated under the corporate laws of British Columbia, Canada. We are proposing to change our jurisdiction of incorporation from British Columbia, Canada to Nevada under the Nevada Revised Statutes (the “NRS”) through a process known as a continuation under the British Columbia Business Corporations Act (the “BCBCA”), and known as a conversion under Nevada corporate law (the “Continuation” or the “Continuance”). A conversion or a continuation is a process by which a corporation which is not incorporated under the laws of Nevada may change its jurisdiction of incorporation to Nevada. Under the NRS, if the laws of its home jurisdiction allow for it, a company may be “continued” as a Nevada corporation by filing Articles of Conversion with the Secretary of State of Nevada. We refer to this process in this proxy statement/prospectus as the Continuation. In order to give effect to the Continuation, our board of directors has adopted a plan of conversion under Chapter 92A of the Nevada Revised Statutes (the “Plan of Conversion”) and has recommended that shareholders approve and adopt this Plan of Conversion. After the completion of the Continuation, we will be a Nevada corporation governed by the NRS. We will continue to conduct the business in which we are currently engaged. The Continuation will not result in any material effect on our operations. The business and operations of our company following the Continuation will be identical in most respects to our current business, except that we will no longer be subject to the corporate laws of British Columbia but will be subject to the NRS. The Nevada corporation will be liable for all the debts and obligations of the British Columbia corporation, and the officers and directors of the corporation will be the officers and directors of our company. The differences between the laws will not materially affect our business but will affect your rights as a stockholder. The differences between the applicable laws of the two jurisdictions are discussed in greater detail under “Comparative Rights of Stockholders” on page 24 of this proxy statement/prospectus.

To effect the Continuance of a corporation out of the Province of British Columbia a corporation must first make application to the British Columbia Corporate Registrar, who must be satisfied that the proposed Continuance into another jurisdiction will not adversely affect creditors or shareholders of the corporation.

Reference in this proxy statement/prospectus to “Spectrum” or “Spectrum British Columbia” are to Spectrum Global Solutions, Inc., a British Columbia corporation, as we are currently incorporated. References to “Spectrum Nevada” are to Spectrum Global Solutions, Inc., a Nevada corporation, as we would be continued/converted under the NRS if the Continuation is approved by our shareholders.

Our board of directors recommends that you vote FOR the Continuation.

Reasons for the Continuation

We believe that the Continuation to Nevada will more accurately reflect our operations, which have largely been based in the United States. We have less of a business connection to Canada than we do to the United States. By comparison, the OTCQB Market where our shares of common stock are quoted for trading is located in the United States. As we are an SEC issuer, as well as being a reporting issuer in the Province of British Columbia, we currently have to prepare our financial statements to meet the accounting standards of both countries. This dual-reporting of financial statements represents a significant added expense for our company. If we meet certain securities regulatory requirements, specifically National Instrument 71-102, it is our intention to become a “foreign reporting issuer” and satisfy the Canadian continuous disclosure requirements by preparing our financial statements solely in accordance with U.S. standards. The Continuation of our company into the State of Nevada will aid us in meeting the regulatory requirements of N.I. 71-102.

Additionally, the Continuation will eliminate cross-border financing issues and concerns of United States institutional lenders, thereby providing our company greater access to needed financing to meet our growing business requirements.

For a discussion of the risk factors associated with the Continuation, please read the discussion under “Risk Factors” beginning on page 7.

Factors You Should Consider

The Continuation will not have any effect on your relative equity or voting interests in our business. You will continue to hold exactly the same number and type of shares as you currently hold. The Continuation will, however, result in changes to your rights and obligations under applicable corporate and/or company laws. In addition, the Continuance may have tax consequences for you.

Risk Factors Related to the Proposals

Factors such as possible adverse tax consequences following the Continuance may affect your interest in owning shares of our common stock. In evaluating the merits of the proposals, you should carefully consider the risk factors included in this proxy statement/prospectus beginning on page 7.

How the Continuance Will Affect Your Rights as a Shareholder

You will continue to hold the same shares you now hold following the Continuation of our company to Nevada. However, the rights of stockholders under Nevada law differ in certain substantive ways from the rights of stockholders under the British Columbia Business Corporations Act (the “BCBCA”). Examples of some of the changes in stockholder rights which will result from Continuation are:

●	Under Nevada law, unless otherwise provided in the charter, stockholders may act without a meeting by written consent of the majority of the voting power of the outstanding common stock entitled to vote on the matter, and notice need not be given to stockholders. Under the BCBCA, stockholders may only act by way of a resolution passed at a duly called meeting unless all stockholders otherwise entitled to vote consent in writing.

●	Under Nevada law, a charter amendment requires approval by vote of the holders of a majority of the outstanding stock. Under the BCBCA, an amendment to a corporation’s charter requires approval by two-thirds majority of the stockholders present and entitled to vote at a meeting of stockholders.

●	Dissenter’s rights are available to stockholders under more circumstances under the BCBCA than under Nevada law.

●	A director’s liability may not be limited under the BCBCA as it may under Nevada law.

Price Volatility

We cannot predict what effect the Continuation will have on our market price prevailing from time to time or the liquidity of our shares.

Accounting Treatment of the Continuance

For United States and Canadian accounting purposes, the Continuation of our company from a British Columbia corporation to a Nevada corporation represents a non-substantive exchange to be accounted for in a manner consistent with a transaction between entities under common control. All assets, liabilities, revenues and expenses will be reflected in the accounts of Spectrum Nevada based on existing carrying values at the date of the exchange. The historical comparative figures of Spectrum Global Solutions, Inc. will be those of Spectrum Global Solutions, Inc. as a British Columbia company.

Material tax consequences for stockholders

The following is a brief summary of the material tax consequences the Continuation will have for stockholders. Stockholders should consult their own tax advisers with respect to their particular circumstances. A more detailed summary of the factors affecting the tax consequences for stockholders is set out under “Material United States Federal Tax Consequences” and “Material Canadian Income Tax Consequences” on pages 33 and 30, respectively, of this proxy statement/prospectus.

United States federal tax consequences

The Continuance should qualify as a tax-deferred reorganization for U.S. federal income tax purposes under Section 368(a) of the Internal Revenue Code. Accordingly, U.S. holders (as defined below) generally should not recognize gain or loss on the Continuance of our company from Canada to the United States. However, under some circumstances Section 367(b) of the Internal Revenue Code may impose an inclusion of “earnings and profits” of the Company as a deemed dividend or otherwise require a recognition of gain for certain U.S. shareholders. For a more complete discussion of the United States federal income tax consequences of the Continuance, and a disclosure of the assumptions upon which this summary is based, please see “Material United States Federal Tax Consequences” on page 33.

THE TAX SUMMARIES IN THIS PROXY STATEMENT/PROSPECTUS PROVIDE GENERAL INFORMATION ONLY. THEY ARE NOT MEANT TO PROVIDE ANY OF THE SHAREHOLDERS OF OUR COMPANY WITH LEGAL OR TAX ADVICE, AND SHOULD NOT BE INTERPRETED IN THAT MANNER. SHAREHOLDERS OF OUR COMPANY ARE STRONGLY ADVISED TO CONSULT WITH THEIR OWN TAX AND LEGAL ADVISORS REGARDING THE UNITED STATES AND CANADIAN INCOME TAX CONSEQUENCES OF THE CONTINUANCE IN THEIR PARTICULAR CIRCUMSTANCES.

Canadian tax consequences

On completion of the Continuance, our company will become resident in the United States. Our company will be deemed to have disposed of all property owned by it immediately before the Continuance at a price equal to the fair market value of the property. The deemed disposition may cause net taxable capital gains and income to arise for which our company will incur Canadian tax liability. Upon the Continuance, our company will also be subject to a corporate emigration tax of 5% on the amount by which the fair market value of all of our company’s property exceeds the aggregate of its liabilities and the amount of paid-up capital on all of its issued and outstanding shares.

Despite the foregoing, as at the date of this proxy statement/prospectus, our company’s management believes that no Canadian federal taxes should be payable by our company as a result of the Continuance. However, there can be no assurance that the Canada Revenue Agency (“CRA”) will accept the valuations or the positions that our company has adopted in calculating the amount of Canadian tax that will be payable upon the Continuance, including our company’s calculation of the amount of historical tax losses that are available to offset any taxes that would otherwise be payable upon the Continuance.

The Continuance of our company to Nevada will not cause the shareholders of our company to be considered to have disposed of their shares. Accordingly, the shareholders will not realize any capital gains or capital losses as a result of the Continuance.

Following the Continuance, individual taxpayers resident in Canada will no longer be eligible for the dividend tax credit on any dividends they receive from our company. To the extent that United States withholding taxes are imposed on dividends paid by our company to Canadian-resident shareholders, they will generally be entitled to claim a foreign tax credit against their Canadian income tax.

United States-resident shareholders of our company will not generally be subject to Canadian tax by reason only of the Continuance.

For a more complete discussion of the Canadian federal income tax consequences of the Continuance, and a disclosure of the assumptions upon which this summary is based, please see “Material Canadian Income Tax Consequences” on page 30.

Reporting Obligations under Securities Laws

We are currently required to file an Annual Report on Form 10-K (a “Form 10-K Annual Report”) each year with the SEC. Our consolidated financial statements included on our Form 10-K Annual Report are prepared in accordance with United States Generally Accepted Accounting Principles (“US GAAP”).

Upon completion of the Continuation, we will be required to continue preparing our consolidated financial statements in accordance with US GAAP in the United States. We expect to continue filing our audited annual financial statements with the SEC on Annual Reports on Form 10-K and our unaudited interim financial statements with the SEC on Quarterly Reports on Form 10-Q.

Additionally, if we meet certain securities regulatory requirements, specifically National Instrument 71-102, it is our intention to become a “foreign reporting issuer” pursuant to the definition adopted by Canadian securities legislation and satisfy the Canadian continuous disclosure requirements by preparing our financial statements solely in accordance with U.S. standards. The Continuation of our company into the State of Nevada will aid us in meeting the regulatory requirements of National Instrument 71-102.

Regulatory approvals

We will have to comply with Nevada and British Columbia regulatory requirements in order to complete the Continuation to Nevada. Our board of directors has approved the Plan of Conversion under Chapter 92A of the Nevada Revised Statutes pursuant to which we will be converted into a corporation under the Nevada Revised Statutes. Our board of directors recommends the adoption of the Plan of Conversion by the shareholders of our company for the reasons set forth herein.

In British Columbia, we will have to:

●	receive approval of the Plan of Conversion from a majority of the shares entitled to be voted;

●	file articles of conversion with the British Columbia Corporate Registrar setting out, among other things, the Plan of Conversion and related documents;

●	pay a filing fee the British Columbia Corporate Registrar.

Under Nevada law, we will have to:

●	receive approval of the Plan of Conversion from a majority of the shares entitled to be voted;

●	file articles of conversion with the Nevada Secretary of State setting out, among other things, the Plan of Conversion;

●	pay a filing fee to the Nevada Secretary of State.

Upon completion of the Continuance, our charter documents will be comprised of the Articles of Conversion and the Bylaws, in the forms attached hereto as Appendix C and Appendix D, respectively.

Authorized Capital

The Articles of Conversion of Spectrum Nevada, attached hereto as Appendix C, will provide that the authorized capital of the Spectrum Nevada will be 750,000,000 shares of common stock, par value $0.00001 per share and 20,000,000 shares of preferred stock, par value $0.00001 per share.

Our articles of incorporation presently provide that our authorized capital is 750,000,000 shares of common stock, par value $0.00001 per share and 20,000,000 shares of preferred stock, par value $0.00001 per share.

Dissenters’ Rights

Our shareholders have dissent rights under Section 309 of the British Columbia Business Corporation Act in regards to the Continuance. A shareholder who exercises their dissent rights can require us to purchase their shares for cash at fair market value. To exercise dissent rights, our shareholders must be shareholders of record as of the record date, give written notice to us that they are exercising their dissent rights before the vote on the resolution from which they dissent and not vote their shares in favor of the proposals. A shareholder who does not satisfy these requirements is not entitled to receive payment for their shares.

Please refer to “Dissenters’ Rights” on page 23 for a more comprehensive discussion regarding your dissent rights under the BCBCA. The full text of Section 237–247 of the British Columbia Business Corporation Act is included as Appendix E to this proxy statement/prospectus.

DISSENT RIGHTS ARE SUBJECT TO A NUMBER OF TECHNICAL LEGAL REQUIREMENTS. SHAREHOLDERS WHO DO NOT COMPLY STRICTLY WITH THOSE LEGAL REQUIREMENTS COULD LOSE THEIR RIGHTS. SHAREHOLDERS WHO WISH TO EXERCISE THEIR DISSENT RIGHTS SHOULD SEEK QUALIFIED INDEPENDENT LEGAL ADVICE.

Our recommendations to stockholders

Taking into consideration all of the factors and reasons for the conversion set forth above and elsewhere in this proxy statement/prospectus, the Board of Directors has approved the Plan of Conversion, the Continuation and recommends that stockholders of our company vote FOR approval of the Plan of Conversion and the Continuance.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this report before purchasing our securities. If any of the following risks occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the market price of our common stock could decline, and you could lose some or all of your investment.

Risks Relating to the Continuance

Upon the consummation of the Continuance, our company will become a Nevada corporation and because the rights of shareholders under Nevada law differ from those under British Columbia law, you may have fewer protections as a shareholder.

Following the consummation of the Continuance, our company’s affairs will be governed by our Articles of Conversion and be subject at all times to the Nevada Revised Statutes. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibility of directors are governed by the Nevada Revised Statutes and common law principles derived from cases in Nevada. The rights of shareholders and the fiduciary responsibilities of directors under Nevada law differ somewhat from those under British Columbia law.

Upon the consummation of the Continuance, our company may be subject to Canadian income tax liabilities which may adversely affect our company’s working capital.

Upon the Continuance, our company will be deemed to have disposed of all of its property at its fair market value, which may cause net taxable capital gains and income for which our company may incur Canadian tax liability. Furthermore, if the fair market value of our company’s property immediately before the Continuance exceeds the aggregate of our company’s liabilities at that time and the amount of paid-up capital at that time on all of the issued shares of our company’s common stock, the Company will incur an additional Canadian emigration tax liability.

The anticipated benefits of our reorganization may not be realized.

We will incur additional direct costs and expenses related to the Continuation, including attorneys’ fees, accountants’ fees, financial printing expenses and filing fees. While we believe that the Continuation will result in operational, administrative and other benefits that significantly outweigh the related costs and expenses, we cannot assure you that those benefits will be realized.

Risks Related to Our Financial Results and Financing Plans

We have a history of losses and may continue to incur losses in the future.

We have a history of losses and may continue to incur losses in the future, which could negatively impact the trading value of our common stock.

If we are unable to sustain our recent revenue growth rates, we may never achieve or sustain profitability.

On the telecommunications sector we experienced consistent growth in recent years. To become profitable, we must, among other things, continue to increase our revenues. Related to Mantra Energy Alternatives (MEA) we may be unable to achieve revenue growth, particularly if we are unable to commercialize and monetize the products and services that been developed and the ongoing research to support definitive next steps to accomplish the profitability as some future date. However, if our telecommunication division revenues continue to grow, they may not be sufficient to support investments into the current energy sector and associated operating expenses to enable us to achieve or sustain profitability in this sector.

Risks Related to Our Business

Our inability to obtain additional capital may prevent us from completing our acquisition strategy and successfully operating our business; however, additional financings may subject our existing stockholders to substantial dilution.

Our continued telecommunication organic growth path and associate amount of revenue generated, we expect to finance our anticipated future strategic acquisitions through public or private equity offerings or debt financings. Additional funds may not be available when we need them on terms that are acceptable to us, or at all. If adequate funds are not available, we may be required to delay, reduce the scope of, or eliminate one or more strategic acquisitions or business plans. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. In addition, debt financing, if available, may involve restrictive covenants. We may seek to access the public or private capital markets whenever conditions are favorable, even if we do not have an immediate need for additional capital at that time. Our access to the financial markets and the pricing and terms we receive in the financial markets could be adversely impacted by various factors, including changes in financial markets and interest rates.

Our future funding requirements will depend on many factors, including, but not limited to, the costs and timing of our future acquisitions.

A failure to successfully execute our strategy of acquiring other businesses to grow our company could adversely affect our business, financial condition, results of operations and prospects.

We intend to continue pursuing growth through the acquisition of companies or assets to expand our product offerings, project skill-sets and capabilities, enlarge our geographic markets, and increase critical mass to enable us to bid on larger contracts. However, we may be unable to find suitable acquisition candidates or to complete acquisitions on favorable terms, if at all. Moreover, any completed acquisition may not result in the intended benefits. For example, while the historical financial and operating performance of an acquisition target are among the criteria we evaluate in determining which acquisition targets we will pursue, there can be no assurance that any business or assets we acquire will continue to perform in accordance with past practices or will achieve financial or operating results that are consistent with or exceed past results. Any such failure could adversely affect our business, financial condition or results of operations. In addition, any completed acquisition may not result in the intended benefits for other reasons and our acquisitions will involve a number of other risks, including:

●	We may have difficulty integrating the acquired companies;

●	Our ongoing business and management’s attention may be disrupted or diverted by transition or integration issues and the complexity of managing geographically or culturally diverse enterprises;

●	We may not realize the anticipated cost savings or other financial benefits we anticipated;

●	We may have difficulty retaining or hiring key personnel, customers and suppliers to maintain expanded operations;

●	Our internal resources may not be adequate to support our operations as we expand, particularly if we are awarded a significant number of contracts in a short time period;

●	We may have difficulty retaining and obtaining required regulatory approvals, licenses and permits;

●	We may not be able to obtain additional equity or debt financing on terms acceptable to us or at all, and any such financing could result in dilution to our stockholders, impact our ability to service our debt within the scheduled repayment terms and include covenants or other restrictions that would impede our ability to manage our operations;

●	We may have failed to, or be unable to, discover liabilities of the acquired companies during the course of performing our due diligence; and

●	We may be required to record additional goodwill as a result of an acquisition, which will reduce our tangible net worth.

Any of these risks could prevent us from executing our acquisition growth strategy, which could adversely affect our business, financial condition, results of operations and prospects.

Energy development and commercialization of services offerings and the competitiveness, and our ability to complete meaningful joint venture or partnerships with new and emerging technology.

The energy technology industry is characterized by rapid innovation, influence by government regulations and the introduction of new and enhanced solutions. On the Energy sector has been and will continue to evaluate the opportunity for commercialization of solutions and services offerings, as well as the acceptance of those innovations by customers. A decrease in the ability to secure funding, partnerships, or the lack of acceptance of innovations by partners, joint ventures or customers, or pull back of government initiatives or policies could have an adverse effect on our business, results of operations or cash flows.

Our engagements can require longer implementations and other professional services engagements.

Our implementations can involve a longer period of delivery of telecommunication and energy professional and infrastructure services and technologies. In addition, existing customers for other professional services projects often retain us for those projects sometime beyond an initial implementation. A successful implementation or other professional services project requires a close working relationship between us, the customer and often third- party consultants and systems integrators who assist in the process. These factors may increase the costs associated with completion of any given project award/sale, increase the timeline risks of collection of amounts due during implementations or other professional services projects, and increase risks of delay of such projects. Delays in the completion of an implementation or any other professional services project may require that the revenues associated with such implementation or project be recognized over a longer period than originally anticipated, or may result in disputes with customers, third-party consultants or systems integrators regarding performance as originally anticipated. Such delays in the implementation may cause material fluctuations in our operating results. In addition, customers may defer implementation projects or portions of such projects and such deferrals could have a material adverse effect on our business and results of operations.

Our future success is substantially dependent on third-party relationships.

An element of our strategy is to establish and maintain alliances with other companies, such as suppliers of products and services for construction and maintenance. These relationships enhance our status in the marketplace, which generates new business opportunities and marketing channels and, in certain cases, additional revenue and profitability. To effectively generate revenue out of these relationships, each party must coordinate and support required hence the sales and marketing efforts of the other, often including making a sizable investment in such sales and marketing activity. Our inability to establish and maintain effective alliances with other companies could impact our success in the marketplace, which could materially and adversely impact our results of operations. In addition, as we cannot control the actions of these third-party alliances, if these companies suffer business downturns or fail to meet their objectives, we may experience a resulting diminished revenue and decline in results of operations.

If we do not accurately estimate the overall costs when we bid on a contract that is awarded to us, we may achieve a lower than anticipated profit or incur a loss on the contract.

A portion of our telecommunications revenues from our engineering and professional services offerings are derived from fixed unit price contracts that require us to perform the contract for a fixed unit price irrespective of our actual costs. We bid for these contracts based on our estimates of overall costs, but cost overruns may cause us to incur losses. The costs incurred and any net profit realized on such contracts can vary, sometimes substantially, from the original projections due to a variety of factors, including, but not limited to:

●	onsite conditions that differ from those assumed in the original bid;

●	delays in project starts or completion;

●	fluctuations in the cost of materials to perform under a contract;

●	contract modifications creating unanticipated costs not covered by change orders;

●	development of new technologies;

●	availability and skill level of workers in the geographic location of a project;

●	our suppliers’ or subcontractors’ failure to perform due to various reasons, including bankruptcy;

●	fraud or theft committed by our employees or others;

●	citations or fines issued by any governmental authority;

●	delays caused by any government authority;

●	difficulties in obtaining required governmental permits or approvals or performance bonds;

●	labor and material cost greater than anticipated;

●	changes in applicable laws and regulations; and

●	claims or demands from third parties alleging damages arising from our work or from the project of which our work is a part.

These factors may cause actual reduced profitability or losses on projects, which could adversely affect our business, financial condition, results of operations and prospects.

Energy development and commercialization of services offerings and the competitiveness, and our ability to complete meaningful joint venture or partnerships with new and emerging technology.

The energy technology industry is characterized by rapid innovation, influence by government regulations and the introduction of new and enhanced solutions. On the Energy sector has been and will continue to evaluate the opportunity for commercialization of solutions and services offerings, as well as the acceptance of those innovations by customers. A decrease in the ability to secure funding, partnerships, or the lack of acceptance of innovations by partners, joint ventures or customers, or pull back of government initiatives or policies could have an adverse effect on our business, results of operations or cash flows.

Our contracts may require us to perform extra or change order work, which can result in disputes and adversely affect our business, financial condition, results of operations and prospects.

Our contracts generally require us to perform extra or change order work as directed by the customer, even if the customer has not agreed in advance on the scope or price of the extra work to be performed. This process may result in disputes over whether the work performed is beyond the scope of the work included in the original project plans and specifications or, if the customer agrees that the work performed qualifies as extra work, the price that the customer is willing to pay for the extra work. Even when the customer agrees to pay for the extra work, we may be required to fund the cost of such work for a lengthy period of time until the change order is approved by the customer and we are paid by the customer.

To the extent that actual recoveries with respect to change orders or amounts subject to contract disputes or claims are less than the estimates used in our financial statements, the amount of any shortfall will reduce our future revenues and profits, and this could adversely affect our reported working capital and results of operations. In addition, any delay caused by the extra work may adversely impact the timely scheduling of other project work and our ability to meet specified contract milestone dates.

We derive a significant portion of our revenue from a few customers and the loss of one of these customers, or a reduction in their demand for our services, could adversely affect our business, financial condition, results of operations and prospects.

Our customer base on the telecommunication sector is highly concentrated. Due to the size and nature of our contracts, one or a few customers have represented a substantial portion of our consolidated revenues and gross profits in any one year or over a period of several consecutive years. Our top four customers accounted for approximately 72% of our total revenues from continuing operations in the year May 31, 2017. Revenues under our contracts with significant customers may continue to vary from period to period depending on the timing or volume of work that those customers order or perform with in-house service organizations. A limited number of customers may continue to comprise a substantial portion of our revenue for the foreseeable future.

Because we do not maintain any reserves for payment defaults, a default or delay in payment on a significant scale could adversely affect our business, financial condition, results of operations and prospects. We could lose business from a significant customer for a variety of reasons, including:

●	the consolidation, merger or acquisition of an existing customer, resulting in a change in procurement strategies employed by the surviving entity that could reduce the amount of work we receive;

●	our performance on individual contracts or relationships with one or more significant customers could become impaired due to another reason, which may cause us to lose future business with such customers and, as a result, our ability to generate income would be adversely impacted;

●	key customers could slow or stop spending on initiatives related to projects we are performing for them due to increased difficulty in the markets as a result of economic downturns or other reasons.

Since many of our customer contracts allow our customers to terminate the contract without cause, our customers may terminate their contracts with us at will, which could impair our business, financial condition, results of operations and prospects.

Our failure to adequately expand our direct sales force will impede our growth.

We will need to continue to expand and optimize our sales infrastructure in order to grow our customer base and our business. We plan to continue to expand our account management/sales force, both domestically and internationally. Identifying and recruiting qualified personnel and training them requires significant time, expense and attention. If we are unable to hire, develop and retain talented account management/sales personnel or if the personnel are unable to achieve desired productivity levels in a reasonable period of time, we may not be able to realize the intended benefits of this investment or increase our revenue.

If we are unable to attract and retain qualified executive officers and managers, we will be unable to operate efficiently, which could adversely affect our business, financial condition, results of operations and prospects.

We depend on the continued efforts and abilities of our management, as well as the senior management of our subsidiaries, to establish and maintain our customer relationships and identify strategic opportunities. The loss of any one of them could negatively affect our ability to execute our business strategy and adversely affect our business, financial condition, results of operations and prospects. Competition for managerial talent with significant industry experience is high and we may lose access to executive officers for a variety of reasons, including more attractive compensation packages offered by our competitors. Although we have entered into employment agreements with certain of our senior level management, we cannot guarantee that any of them or other key management personnel will remain employed by us for any length of time.

Our contracts may require a tender process and it is difficult to predict whether we will win the tender or bids.

It is generally very difficult to predict whether and when new contracts will be offered for tender because these contracts frequently involve a lengthy and complex design and bidding process that is affected by a number of factors, such as market conditions, financing arrangements and governmental approvals. Because of these factors, our results of operations and cash flows may fluctuate from quarter to quarter and year to year, and the fluctuation may be substantial. Such delays, if they occur, could adversely affect our operating results for current and future periods until the affected contracts are completed.

We derive a significant portion of our telecommunications sector revenues from master service agreements that may be cancelled by customers on short notice, or which we may be unable to renew on favorable terms or at all.

During the years ended May 31, 2017 we derived approximately 90%, of our revenues from master service agreements and long-term contracts, none of which require our customers to purchase a minimum amount of services. The majority of these contracts may be cancelled by our customers upon minimal notice (typically 60 days), regardless of whether or not we are in default. In addition, many of these contracts permit cancellation of particular purchase orders or statements of work without any notice.

These agreements typically do not require our customers to assign a specific amount of work to us until a purchase order or statement of work is signed. Consequently, projected expenditures by customers are not assured until a definitive purchase order or statement of work is placed with us and the work is completed. Furthermore, our customers generally require competitive bidding of these contracts. As a result, we could be underbid by our competitors or be required to lower the prices charged under a contract being rebid. The loss of work obtained through master service agreements and long-term contracts or the reduced profitability of such work could adversely affect our business or results of operations.

Unanticipated delays due to adverse weather conditions, global climate change and difficult work sites and environments may slow completion of our contracts, impair our customer relationships and adversely affect our business, financial condition, results of operations and prospects.

Because some of our work in the telecommunication sector is performed outdoors, our business is impacted by extended periods of inclement weather and is subject to unpredictable weather conditions, which could become more frequent or severe if general climatic changes occur. Generally, inclement weather is more likely to occur during the winter season, which falls during our first and fourth fiscal quarters. Additionally, adverse weather conditions can result in project delays or cancellations, potentially causing us to incur additional unanticipated costs, reductions in revenues or the payment of liquidated damages. In addition, some of our contracts require that we assume the risk that actual site conditions vary from those expected. Significant periods of bad weather typically reduce profitability of affected contracts, both in the current period and during the future life of affected contracts, which can negatively affect our results of operations in current and future periods until the affected contracts are completed.

Some of our projects involve challenging engineering, procurement and construction phases that may occur over extended time periods, sometimes up to several years. We may encounter difficulties in engineering, delays in designs or materials provided by the customer or a third party, equipment and material delivery delays, schedule changes, delays from customer failure to timely obtain rights-of-way, weather-related delays, delays by subcontractors in completing their portion of the project and other factors, some of which are beyond our control, but which may impact our ability to complete a project within the original delivery schedule. In some cases, delays and additional costs may be substantial, and we may be required to cancel a project and/or compensate the customer for the delay. We may not be able to recover any of these costs. Any such delays, cancellations, defects, errors or other failures to meet customer expectations could result in damage claims substantially in excess of revenue associated with a project. These factors could also negatively impact our reputation or relationships with our customers, which could adversely affect our ability to secure new contracts.

Environmental and other regulatory matters could adversely affect our ability to conduct our business and could require expenditures that could adversely affect our business, financial condition, results of operations and prospects.

Our operations are subject to laws and regulations relating to workplace safety and worker health that, among other things, regulate employee exposure to hazardous substances. While immigration laws require us to take certain steps intended to confirm the legal status of our immigrant labor force, we may nonetheless unknowingly employ illegal immigrants. Violations of laws and regulations could subject us to substantial fines and penalties, cleanup costs, third- party property damage or personal injury claims. In addition, these laws and regulations have become, and enforcement practices and compliance standards are becoming, increasingly stringent. Moreover, we cannot predict the nature, scope or effect of legislation or regulatory requirements that could be imposed, or how existing or future laws or regulations will be administered or interpreted, with respect to products or activities to which they have not been previously applied. Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of the regulatory agencies, could require us to make substantial expenditures for, among other things, pollution control systems and other equipment that we do not currently possess, or the acquisition or modification of permits applicable to our activities.

Fines, judgments and other consequences resulting from our failure to comply with regulations or adverse outcomes in litigation proceedings could adversely affect our business, financial condition, results of operations and prospects.

From time to time, we may be involved in lawsuits and regulatory actions, including class action lawsuits that are brought or threatened against us in the ordinary course of business. These actions may seek, among other things, compensation for alleged personal injury, workers’ compensation, violations of the Fair Labor Standards Act and state wage and hour laws, employment discrimination, breach of contract, property damage, punitive damages, civil penalties, and consequential damages or other losses, or injunctive or declaratory relief. Any defects or errors, or failures to meet our customers’ expectations could result in large damage claims against us. Claimants may seek large damage awards and, due to the inherent uncertainties of litigation, we cannot accurately predict the ultimate outcome of any such proceedings. Any failure to properly estimate or manage cost, or delay in the completion of projects, could subject us to penalties.

The ultimate resolution of these matters through settlement, mediation or court judgment could have a material impact on our financial condition, results of operations and cash flows. Regardless of the outcome of any litigation, these proceedings could result in substantial cost and may require us to devote substantial resources to defend ourselves. When appropriate, we establish reserves for litigation and claims that we believe to be adequate in light of current information, legal advice and professional indemnity insurance coverage, and we adjust such reserves from time to time according to developments. If our reserves are inadequate or insurance coverage proves to be inadequate or unavailable, our business, financial condition, results of operations and prospects may suffer.

If we are required to reclassify independent contractors as employees, we may incur additional costs and taxes which could adversely affect our business, financial condition, results of operations and prospects.

We use a significant number of independent contractors in our operations for whom we do not pay or withhold any federal, state or provincial employment tax. There are a number of different tests used in determining whether an individual is an employee or an independent contractor and such tests generally take into account multiple factors. There can be no assurance that legislative, judicial or regulatory (including tax) authorities will not introduce proposals or assert interpretations of existing rules and regulations that would change, or at least challenge, the classification of our independent contractors. Although we believe we have properly classified our independent contractors, the U.S. Internal Revenue Service or other U.S. federal or state authorities or similar authorities of a foreign government may determine that we have misclassified our independent contractors for employment tax or other purposes and, as a result, seek additional taxes from us or attempt to impose fines and penalties. If we are required to pay employer taxes or pay backup withholding with respect to prior periods with respect to or on behalf of our independent contractors, our operating costs will increase, which could adversely impact our business, financial condition, results of operations and prospects.

Our dependence on subcontractors and suppliers could increase our cost and impair our ability to complete contracts on a timely basis or at all.

We rely on third-party subcontractors to perform some of the work on our contracts. We also rely on third-party suppliers to provide materials needed to perform our obligations under those contracts. We generally do not bid on contracts unless we have the necessary subcontractors and suppliers committed for the anticipated scope of the contract and at prices that we have included in our bid. Therefore, to the extent that we cannot engage subcontractors or suppliers, our ability to bid for contracts may be impaired. In addition, if a subcontractor or third-party supplier is unable to deliver its goods or services according to the negotiated terms for any reason, we may suffer delays and be required to purchase the services from another source at a higher price. We sometimes pay our subcontractors and suppliers before our customers pay us for the related services. If customers fail to pay us and we choose, or are required, to pay our subcontractors for work performed or pay our suppliers for goods received, we could suffer an adverse effect on our business, financial condition, results of operations and prospects.

Our insurance coverage may be inadequate to cover all significant risk exposures.

We will be exposed to liabilities that are unique to the services we provide. While we intend to maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition, results of operations and prospects.

A portion of our Telecommunication sector operations are subject to hazards that may cause personal injury or property damage, thereby subjecting us to liabilities and possible losses, which may not be covered by insurance.

Our workers are subject to hazards associated with providing construction and related services on construction sites. For example, some of the work we perform is underground. If the field location maps supplied to us are not accurate, or if objects are present in the soil that are not indicated on the field location maps, our underground work could strike objects in the soil containing pollutants that could result in a rupture and discharge of pollutants. In such a case, we may be liable for fines and damages. These operating hazards can cause personal injury and loss of life, damage to or destruction of property, plant and equipment and environmental damage. Even though we believe that the insurance coverage we maintain is in amounts and against the risks that we believe are consistent with industry practice, this insurance may not be adequate to cover all losses or liabilities that we may incur in our operations. To the extent that we experience a material increase in the frequency or severity of accidents or workers’ compensation claims, or unfavorable developments on existing claims, our business, financial condition, results of operations and prospects could be adversely affected.

The Occupational Safety and Health Act of 1970, as amended, or OSHA, establishes certain employer responsibilities, including the maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by the Occupational Health and Safety and Health Administration and various recordkeeping, disclosure and procedural requirements. While we have invested, and will continue to invest, substantial resources in occupational health and safety programs, serious accidents or violations of OSHA rules may subject us to substantial penalties, civil litigation or criminal prosecution, which could adversely affect our business, financial condition, results of operations and prospects. However our record to date has had no incidents or losses and we are in full compliance with a 100% safety record.

Defects in our specialty contracting services may give rise to claims against us, increase our expenses, or harm our reputation.

Our specialty contracting services are complex and our final work product may contain defects. We have not historically accrued reserves for potential claims as they have been immaterial. The costs associated with such claims, including any legal proceedings, could adversely affect our business, financial condition, results of operations and prospects.

Risks Related to Our Industry

Our industry is highly competitive, with a variety of larger companies with greater resources competing with us, and our failure to compete effectively could reduce the number of new contracts awarded to us or adversely affect our market share and harm our financial performance.

The contracts on which we bid are generally awarded through a competitive bid process, with awards generally being made to the lowest bidder, but sometimes based on other factors, such as shorter contract schedules, larger scale to complete projects or prior experience with the customer. Within our markets, we compete with many national, regional, local and international service providers, including Dycom Industries, Inc., Goodman Networks, Inc., Ericsson, Nokia and MasTec, Inc. Price is often the principal factor in determining which service provider is selected by our customers, especially on smaller, less complex projects. As a result, any organization with adequate financial resources and access to technical expertise may become a competitor. Smaller competitors are sometimes able to win bids for these projects based on price alone because of their lower costs and financial return requirements. Additionally, our competitors may develop the expertise, experience and resources to provide services that are equal or superior in price to our services, and we may not be able to maintain or enhance our competitive position.

Some of our competitors have already achieved greater market penetration than we have in the markets in which we compete, and some have greater financial and other resources than we do. A number of national companies in our industry are larger than we are and, if they so desire, could establish a presence in our markets and compete with us for contracts. As a result of this competition, we may need to accept lower contract margins in order to compete against competitors that have the ability to accept awards at lower prices or have a pre-existing relationship with a customer. If we are unable to compete successfully in our markets, our business, financial condition, results of operations and prospects could be adversely affected.

Many of the industries we serve are subject to consolidation and rapid technological and regulatory change, and our inability or failure to adjust to our customers’ changing needs could reduce demand for our services.

We derive, and anticipate that we will continue to derive, a substantial portion of our revenue from customers in the telecommunications and utilities industries. The telecommunications and utilities industries are subject to rapid changes in technology and governmental regulation. Changes in technology may reduce the demand for the services we provide. For example, new or developing technologies could displace the wireline systems used for the transmission of voice, video and data, and improvements in existing technology may allow telecommunications providers to significantly improve their networks without physically upgrading them. Alternatively, our customers could perform more tasks themselves, which would cause our business to suffer. Additionally, the telecommunications and utilities industries have been characterized by a high level of consolidation that may result in the loss of one or more of our customers. Our failure to rapidly adopt and master new technologies as they are developed in any of the industries we serve or the consolidation of one or more of our significant customers could adversely affect our business, financial condition, results of operations and prospects.

Further, many of our telecommunications customers are regulated by the Federal Communications Commission, or the FCC, and other international regulators. The FCC and other regulators may interpret the application of their regulations in a manner that is different than the way such regulations are currently interpreted and may impose additional regulations, either of which could reduce demand for our services and adversely affect our business and results of operations.

Economic downturns could cause capital expenditures in the industries we serve to decrease, which may adversely affect our business, financial condition, results of operations and prospects.

The demand for our services has been, and will likely continue to be, cyclical in nature and vulnerable to general downturns in the United States economy. The United States economy after the election cycle is showing signs of recovering from a recession, and growth in United States economic activity has remained slow until this year. It is uncertain when these conditions will significantly improve. The wireless and wireline telecommunications industry are cyclical in nature and vulnerable to general downturns in the United States and international economies. Our customers are affected by economic changes that decrease the need for or the profitability of their services. This can result in a decrease in the demand for our services and potentially result in the delay or cancellation of projects by our customers. Slow-downs in real estate, fluctuations in commodity prices and decreased demand by end-customers for services could affect our customers and their capital expenditure plans. As a result, some of our customers may opt to defer or cancel pending projects. A downturn in overall economic conditions also affects the priorities placed on various projects funded by governmental entities and federal, state and local spending levels.

In general, economic uncertainty makes it difficult to estimate our customers’ requirements for our services. Our plan for growth depends on expanding our company both in the United States and internationally. If economic factors in any of the regions in which we plan to expand are not favorable to the growth and development of the telecommunications industries in those countries, we may not be able to carry out our growth strategy, which could adversely affect our business, financial condition, results of operations and prospects.

Other Risks Relating to Our Company and Results of Operations

Our operating results may fluctuate due to factors that are difficult to forecast and not within our control.

Our past telecommunications operating results may not be accurate indicators of future performance, and you should not rely on such results to predict our future performance.

Our operating results have fluctuated and could fluctuate in the future. Factors that may contribute to fluctuations include:

●	changes in aggregate capital spending, cyclicality and other economic conditions, or domestic and international demand in the industries we serve;

●	our ability to effectively manage our working capital;

●	our ability to satisfy consumer demands in a timely and cost-effective manner;

●	pricing and availability of labor and materials;

●	shifts in geographic concentration of customers, supplies and labor pools; and

●	seasonal fluctuations in demand and our revenue

Actual results could differ from the estimates and assumptions that we use to prepare our financial statements.

To prepare financial statements in conformity with GAAP, management is required to make estimates and assumptions as of the date of the financial statements that affect the reported values of assets and liabilities, revenues and expenses, and disclosures of contingent assets and liabilities. Areas requiring significant estimates by our management include:

●	contract costs and profits and application of percentage-of-completion accounting and revenue recognition of contract change order claims;

●	provisions for uncollectible receivables and customer claims and recoveries of costs from subcontractors, suppliers and others;

●	valuation of assets acquired and liabilities assumed in connection with business combinations;

●	accruals for estimated liabilities, including litigation and insurance reserves; and

●	goodwill and intangible asset impairment assessment.

At the time the estimates and assumptions are made, we believe they are accurate based on the information available. However, our actual results could differ from, and could require adjustments to, those estimates.

We exercise judgment in determining our provision for taxes in the Canada, United States and Puerto Rico that are subject to tax authority audit review that could result in additional tax liability and potential penalties that would negatively affect our net income.

The amounts we record in intercompany transactions for services, licenses, funding and other items affects our potential tax liabilities. Our tax filings are subject to review or audit by the U.S. Internal Revenue Service and state, local and foreign taxing authorities. We exercise judgment in determining our worldwide provision for income and other taxes and, in the ordinary course of our business, there may be transactions and calculations where the ultimate tax determination is uncertain. Examinations of our tax returns could result in significant proposed adjustments and assessment of additional taxes that could adversely affect our tax provision and net income in the period or periods for which that determination is made.

Risks Related to our Common Stock

Our common stock price has fluctuated in recent years, and the trading price of our common stock is likely to continue reflect changes, which could result in losses to investors and litigation.

In addition to changes to market prices based on our results of operations and the factors discussed elsewhere in this “Risk Factors” section, the market price of and trading volume for our common stock may change for a variety of other reasons, not necessarily related to our actual operating performance. The capital markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. In addition, the average daily trading volume of the securities of small companies can be very low, which may contribute to future volatility. Factors that could cause the market price of our common stock to fluctuate significantly include:

●	the results of operating and financial performance and prospects of other companies in our industry;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	announcements of innovations, increased service capabilities, new or terminated customers or new, amended or terminated contracts by our competitors;

●	the public’s reaction to our press releases, media coverage and other public announcements, and filings with the SEC;

●	market conditions for providers of services to telecommunications, utilities and cloud services customers;

●	lack of securities analyst coverage or speculation in the press or investment community about us or opportunities in the markets in which we compete;

●	changes in government policies in the United States and, as our international business increases, in other foreign countries;

●	changes in earnings estimates or recommendations by securities or research analysts who track our common stock or failure of our actual results of operations to meet those expectations;

●	dilution caused by the conversion into common stock of convertible debt securities or by the exercise of outstanding warrants;

●	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	any lawsuit involving us, our services or our products;

●	arrival and departure of key personnel;

●	sales of common stock by us, our investors or members of our management team; and

●	changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural or man-made disasters.

Any of these factors, as well as broader market and industry factors, may result in large and sudden changes in the trading volume of our common stock and could seriously harm the market price of our common stock, regardless of our operating performance. This may prevent stockholders from being able to sell their shares at or above the price they paid for shares of our common stock, if at all. In addition, following periods of volatility in the market price of a company’s securities, stockholders often institute securities class action litigation against that company. Our involvement in any class action suit or other legal proceeding, including the existing lawsuits filed against us and described elsewhere in this report, could divert our senior management’s attention and could adversely affect our business, financial condition, results of operations and prospects.

We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock.

We have never paid cash dividends and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain any earnings to finance our operations and growth. As a result, any short-term return on your investment will depend on the market price of our common stock, and only appreciation of the price of our common stock, which may never occur, will provide a return to stockholders. The decision whether to pay dividends will be made by our board of directors in light of conditions then existing, including, but not limited to, factors such as our financial condition, results of operations, capital requirements, business conditions, and covenants under any applicable contractual arrangements. Investors seeking cash dividends should not invest in our common stock.

If equity research analysts do not publish research or reports about our business, or if they issue unfavorable commentary or downgrade our common stock, the market price of our common stock will likely decline.

The trading market for our common stock will rely in part on the research and reports that equity research analysts, over whom we have no control, publish about us and our business. We may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of our company, the market price for our common stock could decline. In the event we obtain securities or industry analyst coverage, the market price of our common stock could decline if one or more equity analysts downgrade our common stock or if those analysts issue unfavorable commentary, even if it is inaccurate, or cease publishing reports about us or our business.

THE CONTINUATION

Background to the Continuation proposal

The Board of Directors of our company has determined that it is advisable for our company to continue from British Columbia, Canada to Nevada (the “Continuation”). Management has determined that a Continuation will be the most effective means of achieving the desired change of domicile. The British Columbia Business Corporations Act (the “BCBCA”) allows a corporation that is incorporated under British Columbia law to convert into a foreign entity pursuant to a continuation approved by the stockholders of the British Columbia corporation.

Under the proposed Continuation, if the stockholders approve the Continuation, then the Plan of Conversion, Articles of Conversion and related documents will be filed with the British Columbia Corporate Registrar. The Plan of Conversion and the Articles of Conversion will also be filed with the Nevada Secretary of State. Upon the filing and subsequent receipt of a stamped copy of the Articles of Conversion from the Nevada Secretary of State, our company will be continued as a Nevada corporation and will be governed by the laws of Nevada. The assets and liabilities of the Nevada corporation immediately after the Continuation will be identical to the assets and liabilities of the British Columbia company immediately prior to the Continuation. The current officers and directors of the British Columbia company will be the officers and directors of the Nevada corporation. The change of domicile will not result in any material change to the business of our company and will not have any effect on the relative equity or voting interests of our stockholders. Each previously outstanding share of our company’s common stock will become one share of the Nevada corporation. The change in domicile will, however, result in changes in the rights and obligations of current Spectrum Global Solutions, Inc. stockholders under applicable corporate laws. For an explanation of these differences see “Comparative Rights of Stockholders” on page 24 of this proxy statement/prospectus. In addition, the Continuation may have material tax consequences to stockholders which may or may not be adverse to any particular stockholders depending on the stockholder’s particular circumstances. For a more detailed explanation of the tax consequences, see “Material United States Federal Tax Consequences” and “Material Canadian Income Tax Consequences” on pages 33 and 30, respectively, of this proxy statement/prospectus.

Pursuant to Section 308 of the BCBCA, our board of directors has adopted the Plan of Conversion, which will be voted upon by the shareholders of our company, the effect of which will be to change the domicile of our company from British Columbia to Nevada. Such resolution shall be submitted to our stockholders at the special meeting. Due notice of the time, place and purpose of the meeting shall be mailed to each holder of stock, whether voting or non-voting, at the address of the stockholder as it appears on the records of the corporation, in accordance with Section 171 of the BCBCA. At the meeting, the Plan of Conversion shall be considered and a vote taken for its adoption or rejection. If at least two-thirds, or 66.66%, of the shares present in person or represented by proxy at the meeting and entitled to vote thereat vote for the adoption of the Plan of Conversion, we will then file articles of conversion with the British Columbia Corporate Registrar and the Secretary of State of Nevada. The current officers and directors of the British Columbia company will be the officers and directors of the Nevada company. Upon the filing of the Articles of Conversion and the Plan of Conversion with the British Columbia Corporate Registrar and the Nevada Secretary of State in accordance with Section 308 of the BCBCA and NRS 92A.205 and payment of all fees prescribed thereto, together with the compliance with all other requirements, the Continuation shall become effective, the Continuation shall become effective in accordance with Section 308 of the BCBCA and NRS 92A.240. Upon receipt of the stamped Articles of Conversion and payment of all applicable fees, the Nevada Secretary of State shall issue a stamped and filed copy of the Articles of Conversion and the British Columbia Corporate Registrar shall issue a Certificate of Discontinuance, and the Continuance shall be effective on the date shown in the Articles of Conversion.

Reasons for the change in domicile

We believe that the Continuation to Nevada will more accurately reflect our operations, which have largely been based in the United States. We have less of a business connection to Canada than to the United States. By comparison, the OTCQB Market where our shares of common stock are quoted for trading is located in the United States. As we are an SEC issuer, as well as being a reporting issuer in the Province of British Columbia, we currently have to prepare our financial statements to meet the accounting standards of both countries. This dual-reporting of financial statements represents a significant added expense for our company. If we meet certain securities regulatory requirements, specifically National Instrument 71-102, it is our intention to become a “foreign reporting issuer” and satisfy the Canadian continuous disclosure requirements by preparing our financial statements solely in accordance with U.S. standards. The Continuation of our company into the State of Nevada will aid us in meeting the regulatory requirements of N.I. 71-102.

Additionally, the Continuation will eliminate cross-border financing issues and concerns of United States institutional lenders, thereby providing our company greater access to needed financing to meet our growing business requirements.

Charter Documents following the Continuance

Upon completion of the Continuance, our charter documents will be comprised of the Articles of Conversion and the Bylaws, in the forms attached hereto as Appendix C and D, respectively.

Authorized Capital in Connection with Continuance

The Articles of Conversion of Spectrum Nevada, attached hereto as Appendix C, will provide that the authorized capital of Spectrum Nevada will be 750,000,000 shares of common stock, par value $0.00001 per share and 20,000,000 shares of preferred stock, par value $0.00001 per share.

Our articles of incorporation presently provide that our authorized capital is 750,000,000 shares of common stock, par value $0.00001 per share and 20,000,000 shares of preferred stock, par value $0.00001 per share.

Financial Statement Reporting

We are currently required to file an Annual Report on Form 10-K (a “Form 10-K Annual Report”) each year with the SEC. Our consolidated financial statements included on our Form 10-K Annual Report are prepared in accordance with United States Generally Accepted Accounting Principles (“US GAAP”).

Upon completion of the Continuation, we will be required to continue preparing our consolidated financial statements in accordance with US GAAP in the United States. We expect to continue filing our audited annual financial statements with the SEC on Annual Reports on Form 10-K and our unaudited interim financial statements with the SEC on Quarterly Reports on Form 10-Q.

Additionally, if we meet certain securities regulatory requirements, specifically National Instrument 71-102, it is our intention to become a “foreign reporting issuer” and satisfy the Canadian continuous disclosure requirements by preparing our financial statements solely in accordance with U.S. standards. The Continuation of our company into the State of Nevada will aid us in meeting the regulatory requirements of N.I. 71-102.

Effective time of the Continuation

The Continuation will become effective upon:

1.	adoption of the Plan of Conversion and approval of the Continuation Special Resolutions by the stockholders of our company at the special meeting or any adjournment thereof;

2.	the delivery of articles of conversion, the plan of conversion and related documents to the British Columbia Corporate Registrar in accordance with Section 308 of the BCBCA;

3.	the delivery of articles of conversion and the plan of conversion to the Nevada Secretary of State in accordance with NRS 92A.205; and

4.	the issuance of the stamped Articles of Conversion by the Secretary of State of Nevada.

We anticipate that the articles of conversion and plan of conversion will be filed promptly after the special meeting of our stockholders.

Conditions to the consummation of the Continuation

Our board of directors has adopted and approved the Continuation. Therefore, the only condition required for our company to adopt the Continuation and become continued into Nevada is that the stockholders must duly approve the Continuation pursuant to the proposed Continuation Special Resolutions. The only material consent, approval or authorization of or filing with any governmental entity required to consummate the Continuation are the approval of the stockholders of our company in accordance with the BCBCA, the filing of the articles of conversion, plan of conversion and related documents with the British Columbia Corporate Registrar and the Secretary of State of Nevada.

Exchange of share certificates

No exchange of certificates that, prior to the Continuation, represented shares of our common stock is required with respect to the Continuation and the transactions contemplated by it. Promptly after the effective time of the Continuation, we shall mail to each record holder of certificates that immediately prior to the effective time of the Continuation represented shares of our common stock, a letter of transmittal and instructions for use in surrendering those certificates. Upon the surrender of each certificate formerly representing our common stock, together with a properly completed letter of transmittal, we shall issue in exchange a share certificate of our company, the Nevada company, and the stock certificate representing shares in the British Columbia company shall be cancelled. Until so surrendered and exchanged, each certificate of our common stock shall represent solely the right to receive shares in the new company.

Warrants and stock options

As of the effective time of the Continuation, all warrants and options to purchase shares of our common stock granted or issued prior to the effective time of the Continuation will remain warrants and options to purchase shares in our company as continued in Nevada.

Shares Being Registered

At the date of this proxy statement/prospectus, there were 411,147,290 shares of our common stock issued and outstanding. This proxy statement/prospectus relates to the 411,147,290 common shares of our company that, upon approval of the special resolution at the meeting and the completion of the necessary procedures under the BCBCA and the NRS, will be registered as common shares of our continued company.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE CONTINUATION DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS AND RECOMMENDS THAT STOCKHOLDERS APPROVE THE PLAN OF CONVERSION AND THE CONTINUATION.

In reaching its decision, the Board of Directors reviewed the fairness to our company and our stockholders of the proposed Continuation and considered, without assigning relative weights to, the following factors:

●	the majority of our shareholders are resident outside of Canada;

●	the belief that there will be minimal Canadian tax consequences of the proposed Continuation;

●	the belief that we will only be required to prepare our consolidated financial statements in accordance with US GAAP in the United States;

●	the belief that the proposed Continuation will gain our company access to a larger capital market; and

●	the fact that the stockholders have an opportunity to vote on the proposed Continuation.

Without relying on any single factor listed above more than any other factor, but rather based upon their consideration of all such factors taken as a whole, our board of directors have concluded that the Continuation proposal is fair to our company and our stockholders. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED CONTINUATION SPECIAL RESOLUTIONS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS.

VOTING AND PROXY INFORMATION

Special meeting

A special meeting of our stockholders will be held at Holiday Inn Express & Suites Orlando-Apopka, 238 South Line Drive, Apopka, Florida, on February 5, 2018 at 10:00 a.m. (local time) (or at any adjournments or postponements thereof) to consider and vote on a proposal to effect the proposed Continuation, which will have the effect of transferring the jurisdiction of incorporation of our company from the Province of British Columbia to the State of Nevada, and to vote on any other matters that may properly come before such meeting.

You are entitled to vote only if you were a holder of record of shares of our common stock as of the record date of December 29, 2017. Your shares can be voted at the meeting only if you are present in person or represented by a valid proxy. Each holder on the record date is entitled to one vote for each share of common stock held on all matters to be voted upon at the meeting. On the record date, there were 411,147,290 shares of common stock issued and outstanding.

Two persons who are, or who represent by proxy shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the special meeting constitute a quorum. The vote of any stockholder who is represented at the special meeting by proxy will be cast as specified in the proxy. If no vote is specified in a duly executed and delivered proxy, such vote will be cast for the proposal. Any stockholder of record who is present at the special meeting in person will be entitled to vote at the meeting regardless of whether the stockholder has previously granted a proxy for the special meeting.

THE BOARD OF DIRECTORS OF OUR COMPANY HAS APPROVED THE CONTINUANCE AND RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF ITS APPROVAL.

Proxy solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement/prospectus, the proxy and any additional information furnished to our company’s shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, depositories, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to the beneficial owners of our common stock. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services. We do not presently intend to employ any other party to assist in the solicitation process.

Record date

Only those stockholders of record at the close of business on December 29, 2017, as shown in our records, will be entitled to vote or to grant proxies to vote at the special meeting.

Vote required for approval

Approval of our proposed Continuation Special Resolutions requires the affirmative vote of at least two-thirds, or 66.6%, of the shares present in person or represented by proxy at the meeting and entitled to vote thereat. Abstentions and broker “non-votes” will have the effect of votes against the Continuation. As of December 29, 2017, there were 411,147,290 shares of common stock issued and outstanding. The directors and executive officers of our company directly own, in the aggregate, 230,562,500 shares (approximately 56.1%) of the total number of shares of our common stock outstanding at the record date. These persons have indicated that they will vote all of their shares for the approval of the Continuation Special Resolutions.

Proxy Instruction

Each of our stockholders as of December 29, 2017, will receive a proxy card. A stockholder may grant a proxy to vote for or against, or to abstain from voting on, the Continuation Special Resolutions by marking his/her proxy card appropriately and executing it in the space provided.

Holders of our common stock whose names appear on the stock records of our company should return their proxy card to our transfer agent, Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, at any time up to and including the last business day that precedes the day of the special meeting or, if the special meeting is adjourned, the last business day that precedes any reconvening thereof, or to the chairman of the special meeting on the day of the special meeting or any reconvening thereof, or in any other manner provided by law, in the envelope provided with the proxy card. Stockholders who hold their common stock in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee on voting their shares.

If a shareholder of our company fails to submit a proxy or vote at the meeting, the shareholder’s votes will not be counted as present for the purposes of determining a quorum and will have the same effect as a vote against the matters to be voted upon at the meeting. If a shareholder of our company submits a properly signed proxy card and affirmatively elects to abstain from voting, the proxy will be counted as present for the purpose of determining a quorum but will not be voted at the meeting. Consequently, an abstention will have the same effect as a vote against the proposals to be voted upon at the meeting. If a shareholder’s shares are held by a broker, custodian bank or other nominee, the shareholder must contact such persons to vote the shares on the shareholder’s behalf. Such persons cannot vote a shareholder’s shares without receiving instructions from the shareholder.

TO BE EFFECTIVE, A PROXY CARD MUST BE RECEIVED PRIOR TO THE SPECIAL MEETING. ANY PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION INDICATED ON THE PROXY CARD. A PROPERLY EXECUTED AND RETURNED PROXY CARD IN WHICH NO SPECIFICATION IS MADE WILL BE VOTED FOR THE CONTINUATION SPECIAL RESOLUTIONS.

There will be no other matters presented at the special meeting.

If any other matters are properly presented at the meeting for consideration, the persons named in the proxy card and

Proxy revocation

Any stockholder giving a proxy has the power to revoke the proxy at any time before the proxy is voted. In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by the stockholder or by his attorney authorized in writing, or, if the stockholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited at the offices of our transfer agent, Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or with the chairman of the special meeting on the day of the special meeting. Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

DISSENTERS’ RIGHTS

Pursuant to Section 309 of the BCBCA, registered shareholders have the right to dissent to the Continuation and receive the fair market value of their respective shares from our company. Shareholders who wish to exercise their right of dissent should seek their own legal advice as failure to comply strictly with the provisions of Sections 237–247 of the BCBCA may prejudice their right of dissent. In order to dissent, a written objection to the special resolution must be received by our company at our registered office at least 48 hours, not including Saturday, Sunday or holidays, prior to the special meeting. A vote against the Continuation Resolution, an abstention or the execution of the proxy to vote against the Continuation Resolution does not constitute such written objection.

The above summary is not a comprehensive statement of the procedures to be followed by dissenting shareholders who seek payment of the fair value for their Common shares. Sections 237–247 of the BCBCA requires adherence to the procedures established therein and failure to do so may result in the loss of all rights thereunder. The full text of Sections 237–247 of the BCBCA is set out in Appendix E to this proxy statement/prospectus. If management determines that an unacceptable number of shareholders have dissented from the Continuation, the Continuation will not be proceeded with.

DISSENT RIGHTS ARE SUBJECT TO A NUMBER OF TECHNICAL LEGAL REQUIREMENTS. SHAREHOLDERS WHO DO NOT COMPLY STRICTLY WITH THOSE LEGAL REQUIREMENTS COULD LOSE THEIR RIGHTS. SHAREHOLDERS WHO WISH TO EXERCISE THEIR DISSENT RIGHTS SHOULD SEEK QUALIFIED INDEPENDENT LEGAL ADVICE.

COMPARATIVE RIGHTS OF STOCKHOLDERS

After the Continuation, the stockholders of the former British Columbia corporation will become the holders of shares in the capital of a Nevada company organized under the Nevada Revised Statutes (“NRS”). Differences between the Nevada Revised Statutes and the BCBCA, will result in various changes in the rights of stockholders of our company. The following is a summary description of the more significant differences. This summary description is qualified by reference to the NRS and the BCBCA.

Subject Matter	Nevada	British Columbia
Inspection of Books and Records	Under Nevada law, any person who has been a stockholder of record of a corporation for at least six months immediately preceding his demand, or any person holding, or thereunto authorized in writing by the holders of, at least five percent of all of its outstanding shares, upon at least five days’ written demand is entitled to inspect in person or by agent or attorney, during usual business hours, a corporations records and make copies therefrom.	Where a corporation has previously distributed its shares to the public, shareholders and creditors of a corporation may, on payment of a reasonable fee, require a corporation to furnish a list setting out the names and addresses of the stockholders of a corporation and the number of shares held by each stockholder. In order to obtain such a list, an affidavit must also be provided confirming that the list will only be used in connection with an effort to influence voting of the stockholders, an offer to acquire securities of the corporation or any other matter relating to the affairs of the corporation.
Qualification of Directors	A director must be a natural person who is at least 18 years of age. A company must have at least one director. Unless otherwise provided in the articles of incorporation of the company, directors need not be stockholders.	A director must be a natural person who is at least 18 years of age. Directors must not have the status of bankrupt, and must not have been found to be of unsound mind by a court in Canada or elsewhere. All BCBCA corporations must have at least one director, and “distributing corporations” must have at least three directors, at least two of which must not be officers or employees of the corporation or its affiliates. At least one-quarter (1/4) of the company’s directors must be resident in Canada. There are no other actions which must be taken by us in order to remain in compliance with the BCBCA.
Amendments to the Articles	In order to amend the articles of incorporation of a company, the board of directors must adopt a resolution setting forth the proposed amendment and call a meeting of the stockholders to vote on the amendment or direct that the proposed amendment be considered at the next annual meeting of the stockholders entitled to vote on the amendment. If it appears upon the canvassing of the votes that stockholders holding shares entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes, or as may be required by the provisions of the articles of incorporation, have voted in favor of the amendment. The certificate setting forth the amendment and the vote by which the amendment was adopted must be signed by an officer of the company and filed with the secretary of state. If any proposed amendment would adversely alter or change any preference or any other right given to any class of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class adversely affected by the amendment.	In order to amend its articles, the shareholders of an BCBCA corporation must pass a special resolution approving the amendment. A special resolution must be approved by two thirds of the votes cast on the resolution. The holders of a class or series of shares are entitled to vote separately as a class on any proposed amendment which would increase or decrease any maximum number of authorized shares of that class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to those of such class or series; effect an exchange, reclassification or cancellation of all or part of the shares of that class; add, change or remove the rights, privileges, restrictions or conditions attached to the shares of that class; increased the rights or privileges of any class of shares having rights or privileges equal or superior to the shares of that class; create a new class of shares equal or superior to the shares of that class; make any class of shares having rights or privileges inferior to the shares of that class equal or superior to the shares of that class; effect an exchange or create a right of exchange of all or part of the shares of another class into the shares of that class; or constrain the issue, transfer or ownership of the shares of that class, or change or remove any such constraint. The right of holders of a class of shares which would be affected in such a manner to vote separately as a class will apply whether or not that class of shares is otherwise entitled to vote. If authorized by the shareholders in the special resolution amending the articles, the directors may revoke the resolution before it is acted on without further approval of the shareholders. If the directors do not revoke the resolution, the articles of amendment must be filed with the Corporate Registrar under the BCBCA, and the Corporate Registrar will then issue a certificate of amendment.

Subject Matter	Nevada	British Columbia
Election and Removal of Directors	Directors are elected at the annual meeting of the stockholders by a plurality of the votes cast at the election and any director, or the entire Board, may be removed with or without cause, but only by the vote of not less than two thirds of the issued and outstanding stock entitled to vote at a meeting called for that purpose. The directors may fill vacancies on the board unless the bylaws provide otherwise.	Shareholders of a corporation shall, by ordinary resolution at each annual meeting at which an election of directors is required, elect directors to hold office. The shareholders of a corporation may be ordinary resolution at a special and annual meeting remove any director or directors from office and may fill such vacancy at the meeting in which the director was removed. If not so filled, a quorum of directors may fill a vacancy among the directors.
Inspection of Stockholders List	Under Nevada law, any stockholder of record of a corporation who has held his shares for more than six months and stockholders holding at least 5% of all of its outstanding shares, is entitled to inspect, during normal business hours, the company’s stock ledger and make extracts therefrom. It also provides that a Nevada company may condition such inspection right upon delivery of a written affidavit stating that inspection is not desired for any purpose not related to the stockholder’s interest in the company.	Under the BCBCA, where a corporation has previously distributed its shares to the public, shareholders and creditors of a corporation may, on payment of a reasonable fee require a corporation to furnish a list setting out the names and addresses of the stockholders of a corporation and the number of shares held by each stockholder. In order to obtain such a list, an affidavit must also be provided confirming that the list will only be used in connection with an effort to influence voting of the stockholders, an offer to acquire securities of the corporation or any other matter relating to the affairs of the corporation.
Transactions with Officers and Directors	Under Nevada law, contracts or transactions in which a director or officer is financially interested are not automatically void or voidable if (i) the fact of the common directorship, office or financial interest is known to the board of directors or committee, and the board or committee authorizes, approves or ratifies the contract or transactions in good faith by a vote sufficient for the purpose, without counting the vote or votes of the common or interested director or directors, or (ii) the contract or transaction, in good faith, is ratified or approved by the holders of a majority of the voting power, (iii) the fact of common directorship, office or financial interest known to the director or officer at the time of the transactions is brought before the board of directors for actions, or (iv) the contract or transaction is fair to the corporation at the time it is authorized or approved. Common or interested directors may be counted to determine presence of a quorum and if the votes of the common or interested directors are not counted at the meeting, then a majority of directors may authorize, approve or ratify a contract or transaction.	Under the BCBCA, a material contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and another entity in which a director or officer of the corporation is a director or officer or has a material interest in, is not invalid if the director or officer has disclosed the nature and extent of his interest and the contract or transaction was approved by the directors. Even if such disclosure is not made, a director or officer, acting honestly and in good faith, will not be accountable to the corporation for any profit realized in such a transaction, and the contract or transaction will not be invalid only by reason of such interest, if the contract or transaction is approved by a special resolution at a meeting of shareholders, disclosure of the interest sufficient to indicate its nature was made before shareholder approval, and the contract or transaction is reasonable and fair to the corporation at the time it was approved.

Subject Matter	Nevada	British Columbia
Limitation on Liability of Directors; Indemnification of Officers and Directors	Nevada law provides for discretionary indemnification made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made either: (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the actions, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the actions, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the actions, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the actions, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions do not affect any right to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Nevada law does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court or for the advancement of expenses, may not be made to or on behalf of any director or officer if his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. In addition, indemnification continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.	The BCBCA provides that a corporation may indemnify a director or officer or a former director or officer of the corporation against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of a proceeding to which such person was a party by reason of being or having been a director or officer, if the person: (i) acted honestly and in good faith with a view to the best interests of the corporation; and (ii) in the case of a criminal or administrative proceeding enforced by a monetary penalty, the individual had reasonable grounds for believing that the individuals conduct was lawful.
Voting Rights with respect to extraordinary corporate transactions	Approval of mergers and consolidations and sales, leases or exchanges of all or substantially all of the property or assets of a corporation, whether or not in the ordinary course of business, requires the affirmative vote or consent of the holders of a majority of the outstanding shares entitled to vote, except that, unless required by the articles of incorporation, no vote of stockholders of the corporation surviving a merger is necessary if: (i) the merger does not amend the articles of incorporation of the corporation; (ii) each outstanding share immediately prior to the merger is to be an identical share after the merger, and (iii) either no common stock of the corporation and no securities or obligations convertible into common stock are to be issued in the merger, or the common stock to be issued in the merger, plus that initially issuable on conversion of other securities issued in the merger does not exceed 20% of the common stock of the corporation outstanding immediately before the merger.	Approvals of amalgamations (except amalgamations between a corporation and wholly owned subsidiaries), consolidations, and sales, leases or exchanges of substantially all the property of a corporation, other than in the ordinary course of business of the corporation requires approval by the stockholders by a two-thirds majority vote at a duly called meeting.

Subject Matter	Nevada	British Columbia
Stockholders’ consent without a meeting	Unless otherwise provided in the articles of incorporation or the bylaws, any actions required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after taking the actions, a written consent is signed by the stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consent is required. In no instance where actions are authorized by written consent, need a meeting of the stockholders be called or notice given.	Any action required or permitted to be taken at a meeting of the stockholders may be taken by a written resolution signed by all the stockholders entitled to vote on such resolution.
Stockholder Voting Requirements	Unless the articles of incorporation or bylaws provide for different proportions, a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transactions of business. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors must be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the class or series that is present or represented by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business. An act by the stockholders of each class or series is approved if a majority of the voting power of a quorum of the class or series votes for the actions.	Unless the bylaws otherwise provide, a quorum of stockholders is present for a meeting if the holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy. Except where the BCBCA requires approval by a special resolution, being approval by a two-thirds majority of the shares present in person or represented by proxy and entitled to vote on the resolution, a simple majority or the shares present in person or represented by proxy and entitled to vote on a resolution is required to approve any resolution properly brought before the stockholders. Where the articles of a corporation provide for cumulative voting, stockholders voting at an election of directors have the right to a number of votes equal to the votes attached to the shares held by such stockholder multiplied by the number of directors to be elected and stockholders may cast all such votes in favor of one candidate for director or may distribute the votes among the candidates in any manner. The holders of a class or series of shares are entitled to vote separately on proposals to amend the articles of a corporation where such amendment affects the rights of such class or series in a manner different than other shares of the corporation. A vote to approve any such amendment is passed if approved by a two-thirds majority of the voting power of the class or series represented in person or by proxy at a meeting called to approve such amendment.
Dividends	A corporation is prohibited from making a distribution to its stockholders if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than its total liabilities (plus any amounts necessary to satisfy any preferential rights).	A corporation is prohibited from declaring or paying a dividend if there are reasonable grounds for believing that the corporation, is or would after the payment be, unable to pay its liabilities as they become due or the realizable value of the corporation’s assets would be less than the total of its liabilities and stated capital of all classes.

Subject Matter	Nevada	British Columbia
Anti-Takeover Provisions	Nevada’s “Acquisition of Controlling Interest Statute” applies to Nevada corporations that have at least 200 shareholders, with at least 100 shareholders of record being Nevada residents, and that do business directly or indirectly in Nevada. Where applicable, the statute prohibits an acquiror from voting shares of a target company’s stock after exceeding certain threshold ownership percentages, until the acquiror provides certain information to the company and a majority of the disinterested shareholders vote to restore the voting rights of the acquiror’s shares at a meeting called at the request and expense of the acquiror. If the voting rights of such shares are restored, shareholders voting against such restoration may demand payment for the “fair value” of their shares (which is generally equal to the highest price paid in the transaction subjecting the stockholder to the statute). The Nevada statute also restricts a “business combination” with “interested shareholders”, unless certain conditions are met, with respect to corporations which have at least 200 shareholders of record. A “combination” includes (a) any merger with an “interested stockholder,” or any other corporation which is or after the merger would be, an affiliate or associate of the interested stockholder, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets, to an “interested stockholder,” having (i) an aggregate market value equal to 5% or more of the aggregate market value of the corporation’s assets; (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or (iii) representing 10% or more of the earning power or net income of the corporation, (c) any issuance or transfer of shares of the corporation or its subsidiaries, to the “interested stockholder,” having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, (d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by the “interested stockholder,” (e) certain transactions which would result in increasing the proportionate percentage of shares of the corporation owned by the “interested stockholder,” or (f) the receipt of benefits, except proportionately as a stockholder, of any loans, advances or other financial benefits by an “interested stockholder.” An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior three years, did beneficially own) 10% or more of the corporation’s voting stock. A corporation to which this statute applies may not engage in a “combination” within three years after the interested stockholder acquired its shares, unless the combination or the interested stockholder’s acquisition of shares was approved by the board of directors before the interested stockholder acquired the shares. If this approval was not obtained, then after the three year period expires, the combination may be consummated if all applicable statutory requirements are met and either (a) (i) the board of directors of the corporation approves, prior to such person becoming an “interested stockholder”, the combination or the purchase of shares by the “interested stockholder” or (ii) the combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the “interested stockholder” at a meeting called no earlier than three years after the date the “interested stockholder” became such or (b) (i) the aggregate amount of cash and the market value of consideration other than cash to be received by holders of common shares and holders of any other class or series of shares meets certain minimum requirements set forth in the statutes and (ii) prior to the consummation of the “combination”, except in limited circumstances, the “interested stockholder” will not have become the beneficial owner of additional voting shares of the corporation.	There is no provision under the BCBCA similar to the Nevada Acquisition of Controlling Interest Statute.

Subject Matter	Nevada	British Columbia
Appraisal Rights; Dissenters’ Rights	Under Nevada law, unless otherwise provided in the articles of incorporation or the bylaws of the issuing corporation in effect on the tenth day following an acquisition of a controlling interest by an acquiring person, if control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, whose shares are not voted in favor of authorizing voting rights for the control shares may dissent in and obtain payment of the fair value of his shares. Also, Nevada law does not provide for dissenters’ rights in the case of a sale of assets.	Under the BCBCA, the holders of shares of any class of a corporation have the right to dissent when a company amends its articles to change any provisions restricting or constraining the issue, transfer or ownership of shares of that class. Stockholders also have dissenters’ rights when a company proposes to amend its articles to add, change or remove any restrictions on the business or businesses that the corporation may carry on, amalgamate (other than a vertical short-form amalgamation with a wholly-owned subsidiary), continue to another jurisdiction or sell, lease or exchange all or substantially all of its property. A shareholder who properly exercises his or her rights of dissent is entitled to be paid the fair market value of his or her shares in respect of which he or she dissents.

MATERIAL CANADIAN INCOME TAX CONSEQUENCES

General

In the opinion of Clark Wilson LLP, Canadian tax counsel to our company, the following section is a summary of the material Canadian federal income tax consequences of the Continuance to our company, to Canadian-resident shareholders of our company, and to United States-resident shareholders of our company. The following summary is based on the facts set out in this proxy statement/prospectus, and on additional information provided to counsel by management of our company.

Although portions of the summary of tax consequences to United States-resident shareholders may apply to shareholders residing in other jurisdictions, this summary does not specifically address tax consequences to such shareholders and accordingly such shareholders are urged to contact their own tax advisors to determine the tax consequences to them. This summary does not include the consequences of any provincial, municipal, or other local tax laws or regulations, any tax laws of any jurisdictions outside of Canada, or any other tax laws other than the federal income tax laws of Canada.

The summary of Canadian tax consequences in the following section, as well as the abbreviated summary of Canadian tax consequences set forth in the “SUMMARY” section of this proxy statement/prospectus, are based on the current wording of the Income Tax Act of Canada, the regulations made under that act, the Canada-United States Income Tax Convention, 1980, as amended, and counsel’s understanding of administrative materials published by the CRA. This summary takes into account all proposed amendments to the Income Tax Act that have been announced by the Minister of Finance before the date of mailing of this proxy statement/prospectus. However, there is no assurance that such proposed amendments will be enacted in their current form, or at all. Apart from such proposed amendments, these summaries do not take into account or anticipate any changes in law, whether by legislative, governmental, or judicial action. No advance income tax ruling has been sought or obtained from the CRA to confirm the tax consequences of any of the transactions described in this proxy statement/prospectus.

The summary of consequences to shareholders of our company applies only to shareholders who, for the purposes of the Income Tax Act, hold their shares of our company’s common stock as capital property, deal at arm’s length with our company, and are not affiliated with our company. The summary does not apply to a shareholder in relation to whom our company is or will be a foreign affiliate within the meaning of the Income Tax Act, or who holds more than 10 per cent of our company’s common stock.

THE TAX SUMMARIES IN THIS PROXY STATEMENT/PROSPECTUS PROVIDE GENERAL INFORMATION ONLY. THEY ARE NOT MEANT TO PROVIDE ANY OF THE SHAREHOLDERS OF OUR COMPANY WITH LEGAL OR TAX ADVICE, AND SHOULD NOT BE INTERPRETED IN THAT MANNER. THEY DO NOT COVER ALL OF THE TAX CONSEQUENCES THAT MIGHT BE RELEVANT TO ALL OF THE SHAREHOLDERS OF OUR COMPANY, AND WILL NOT APPLY IN THE SAME WAY TO ALL THE SHAREHOLDERS OF OUR COMPANY. SHAREHOLDERS OF OUR COMPANY ARE STRONGLY ADVISED TO CONSULT WITH THEIR OWN TAX AND LEGAL ADVISORS REGARDING THE UNITED STATES AND CANADIAN INCOME TAX CONSEQUENCES OF THE CONTINUANCE IN THEIR PARTICULAR CIRCUMSTANCES.

Our Company

On the Continuance, our company will be deemed under the provisions of the Canada-United States Income Tax Convention to be resident in the United States, and to no longer be resident in Canada. Under the Income Tax Act, the change in our company’s residence from Canada to the United States will cause our company’s tax year to end immediately before the Continuance, and a new tax year to begin at the time of the Continuance. Furthermore, our company will be deemed to have disposed of all of its property immediately before the Continuance for proceeds of disposition equal to the fair market value of the property at that time. This deemed disposition may cause our company to incur Canadian tax liability on the basis of the resulting deemed capital gains and income.

Furthermore, our company will be subject to a separate corporate emigration tax imposed by the Income Tax Act on corporations departing from Canada. The emigration tax will be imposed on the amount by which the fair market value of all of our company’s property immediately before the Continuance exceeds the aggregate of its liabilities at that time and the amount of paid-up capital at that time on all of the issued and outstanding shares of our company’s common stock. Tax will be imposed at a rate of 5% on our company’s net assets determined under the foregoing formula, unless one of the main reasons for our company changing its residence to the United States was to reduce the amount of this corporate emigration tax or the amount of Canadian withholding tax paid by our company, in which case the rate will be 25%.

Our company’s management has reviewed our company’s assets, liabilities, paid-up capital, and tax loss carryforwards and expects that no Canadian federal taxes will be payable by our company as a result of the Continuance. This conclusion is based in part on determinations of factual matters including the fair market value of our company’s property, and counsel expresses no opinion on such matters of factual determination. Furthermore, facts underlying our company’s assumptions and conclusions may also change prior to the effective time of the Continuance. Our company has not applied to the CRA for a ruling as to the amount of federal taxes payable by our company as a result of the Continuance and does not intend to apply for such a ruling given the factual nature of the determinations involved. There can be no assurance that the CRA will accept the valuations or the positions that our company has adopted in calculating the amount of Canadian tax that will be payable upon the Continuance. Accordingly, there is no assurance that the CRA will conclude after the effective time of the Continuance that no Canadian federal taxes are due as a result of the Continuance or that the amount of Canadian federal taxes found to be due will not be significant.

Due to our company’s change in residence upon the Continuance, our company will no longer be subject to taxation in Canada on our worldwide income. However, if after the Continuance our company carries on a business through a permanent establishment located in Canada, as that expression is defined in the Canada-United States Income Tax Convention, it will be subject to Canadian tax on business profits attributable to the permanent establishment.

For the purposes of calculating any Canadian tax liability of our company after the Continuance, our company will be unable to deduct historic losses incurred prior to the Continuance. The Continuance will therefore eliminate our company’s past Canadian tax losses as a source of future deductions.

Shareholders Resident in Canada

The following portion of the summary of Canadian federal tax consequences applies to shareholders of our company who are resident in Canada for the purposes of the Income Tax Act.

Shareholders of our company who continue to hold shares of our company’s common stock after the Continuance will not be considered to have disposed of those shares by reason only of the Continuance. Accordingly, the Continuance will not cause these shareholders to realize a capital gain or loss on their shares of our company’s common stock, and will have no effect on the adjusted cost base of their shares of our company’s common stock. Following the Continuance, any dividends received by an individual shareholder on the shares of our company’s common stock will not be eligible for the gross-up and dividend tax credit treatment generally applicable to dividends on shares of taxable Canadian corporations. Any dividends received by a corporate shareholder on the shares of our company’s common stock will be included in calculating that shareholder’s income and will generally not be deductible. To the extent that United States withholding taxes are imposed on dividends paid by our company to Canadian-resident shareholders, Canadian resident shareholders will generally be entitled to claim a foreign tax credit against their Canadian income tax.

Upon the Continuance, shares of our company’s common stock will not be a qualified investment for certain deferred income plans under the Income Tax Act, namely trusts governed by deferred profit sharing plans, registered retirement savings plans, registered retirement income funds, registered education savings plans and tax-free savings plans.

The tax consequences to such a deferred income plan of holding shares of our company’s common stock as non-qualified investments are complex, and any persons holding shares of our company’s common stock in such a plan are urged to consult with their own tax advisors regarding the potential consequences.

Canadian residents are required under the Income Tax Act to report their foreign property holdings if the aggregate cost amount of their foreign holdings exceeds CDN$100,000. Following the Continuance, the shares of our company’s common stock will constitute foreign property for the purposes of this rule and their cost amount will count towards the calculation of the CDN$100,000 reporting threshold.

Although the matter is not free from doubt, it is reasonable to conclude based on administrative positions published by the CRA that the amount paid to a shareholder who dissents to the Continuance should be treated as proceeds of disposition of that shareholder’s shares of our company’s common stock. Accordingly, the dissenting shareholder would recognize a capital gain or loss to the extent that the amount received as proceeds for the disposition of that shareholder’s shares exceeds or is less than the shareholder’s adjusted cost base of the shares.

Shareholders Resident in the United States

The following portion of the summary of Canadian federal income tax consequences applies to shareholders of our company who are resident in the United States and not in Canada for the purposes of the Income Tax Act, and who do not use or hold their shares of our company’s common stock in the course of carrying on a business in Canada.

Shareholders of our company who continue to hold shares of our company’s common stock after the Continuance will not be considered for Canadian tax purposes to have disposed of their shares of our company’s common stock by reason only of the Continuance. Accordingly, the Continuance will not cause these shareholders to realize a capital gain or loss on their shares of our company’s common stock, and will have no effect on the adjusted cost base of their shares of our company’s common stock.

After the Continuance, United States-resident shareholders of our company will not be subject to Canadian withholding tax on dividends received from our company.

After the Continuance, the shares of our company’s common stock will not be taxable Canadian property to United-States resident shareholders, and therefore will not cause such shareholders to be subject to taxation in Canada on any subsequent disposition of the shares, provided that at no time is more than 50% of the fair market value of the shares derived directly or indirectly from one or any combination of real property situated in Canada, Canadian resource properties, and timber resource properties.

Although the matter is not free from doubt, it is reasonable to conclude based on administrative positions published by the CRA that the amount paid to a shareholder who dissents to the Continuance should be treated as proceeds of disposition of that shareholder’s shares of our company’s common stock. Based on this conclusion, no Canadian tax need ordinarily be withheld or remitted on a payment made to a dissenting shareholder resident in the United States.

MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES

As described below, the consummation of the Continuance is contingent upon receipt by our company of a legal opinion from our company’s U.S. legal counsel. The following is a summary of the anticipated material U.S. federal income tax consequences to U.S. holders, as described below, arising from and relating to the Continuance of our company.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a U.S. holder as a result of the Continuance. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. holder that may affect the U.S. federal income tax consequences of the Continuance to such U.S. holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. holder. U.S. holders should consult their own financial advisor, legal counsel, or accountant regarding the U.S. federal, state, local, and foreign tax consequences of the Continuance.

Scope of this Disclosure

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended, which we will refer to as the Code, Treasury Regulations, published Internal Revenue Service (“IRS”) rulings, published administrative positions of the IRS, and U.S. court decisions that are applicable as of the date of this proxy statement/prospectus. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis.

U.S. Holders

For purposes of this summary, a U.S. holder is a beneficial owner of shares of our company that, for U.S. federal income tax purposes, is (a) a citizen or resident of the U.S., (b) a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the U.S. or any state thereof, including the District of Columbia, (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of its source, or (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust. Notwithstanding the foregoing, the term U.S. holder in this summary does not include IDC.

Non-U.S. Holders

A non-U.S. holder is a beneficial owner of shares of our company other than a U.S. holder. Subject to the discussion below under “Information Reporting; Backup Withholding Tax,” a non-U.S. holder generally should not be subject to U.S. federal income tax on gain, if any, recognized pursuant to the Continuance, unless (a) such gain is effectively connected with a U.S. trade or business of the non-U.S. holder (or, if the Convention Between the United States of America and Canada with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended, applies, such gain is attributable to a U.S. permanent establishment of the non-U.S. holder) or, (b) in the case of gain recognized by an individual non-U.S. holder, such individual is present in the U.S. for 183 days or more in the taxable year of the Continuance and certain other conditions are satisfied.

Non-U.S. holders should consult their own financial advisor, legal counsel, or accountant regarding the U.S. federal, state, local, and foreign tax consequences (including the potential application and operation of any tax treaties) of the Continuance.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

Except as otherwise specifically stated, this summary does not address the U.S. federal income tax consequences of the Continuance to U.S. holders that are subject to special provisions under the Code, including the following U.S. holders: (a) U.S. holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) U.S. holders that are financial institutions, insurance companies, real estate investment trusts, or regulated investment companies or that are broker-dealers or dealers in securities; (c) U.S. holders that have a “functional currency” other than the U.S. dollar; (d) U.S. holders subject to the alternative minimum tax provisions of the Code; (e) U.S. holders that own shares of our company as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. holders that acquired shares of our company through the exercise of employee stock options or otherwise as compensation for services; (g) partners of partnerships that hold shares of our company or owners of other entities classified as partnerships or “pass-through” entities for U.S. federal income tax purposes that hold shares of our company; (h) U.S. holders that own or have previously owned, directly or indirectly (applying the ownership attribution rules of Section 958 of the Code), 10% or more of the total combined voting power of all classes of the shares of our company entitled to vote; and (i) U.S. holders that hold shares of our company other than as a capital asset within the meaning of Section 1221 of the Code. U.S. holders that are subject to special provisions under the Code, including U.S. holders described immediately above, should consult their own financial advisor, legal counsel or accountant regarding the U.S. federal, U.S. state and local, and foreign tax consequences of the Continuance.

Tax Consequences in Other Jurisdictions Not Addressed

This summary does not address the U.S. state or local tax consequences, or the tax consequences in jurisdictions other than the U.S., of the Continuance to U.S. holders. Each U.S. holder should consult its own financial advisor, legal counsel, or accountant regarding the U.S. federal, state, local, and foreign tax consequences of the Continuance.

Transactions Not Addressed

This summary does not address the U.S. federal income tax consequences to U.S. holders of transactions entered into prior to, concurrently with, or subsequent to the Continuance (regardless of whether any such transaction is undertaken in connection with the Continuance), including, but not limited to, the following transactions: (a) any exercise of any stock option, warrant, or other right or obligation to acquire shares of our company; (b) any conversion of any note, debenture, or other debt instrument of our company into shares of our company; or (c) any conversion of one class of shares of our company into a different class of shares of our company.

U.S. Federal Income Tax Consequences of the Continuance

The Continuance as a Tax-Deferred Reorganization

Qualification of the Continuance as a Tax-Deferred Reorganization

It is a condition to the obligation of our company to complete the Continuance that our company receive a legal opinion from our U.S. legal counsel to the effect that the Continuance should qualify as a tax-deferred reorganization under Section 368(a) of the Code, which we will refer to as a reorganization. Such legal opinion will be based on certain factual assumptions regarding, and the truth and accuracy of certain factual representations made by, our company and will be subject to certain limitations. If one or more of such assumptions or representations proves to be untrue or inaccurate, the positions taken in such legal opinion and this summary may not apply, and the actual U.S. federal income tax consequences of the Continuance to U.S. holders may be materially different than the U.S. federal income tax consequences discussed in this summary.

It is anticipated that the Continuance may qualify as a reorganization under either or both of Section 368(a)(1)(F) of the Code (which we will refer to as a Type F reorganization) or Section 368(a)(1)(D) of the Code (which we will refer to as a Type D reorganization). The Continuance will fail to qualify as a Type F reorganization if holders of 1% or more of the shares of our company exercise the right to dissent from the Continuance. The Continuance may fail to qualify as a Type D reorganization if the continued company in Nevada fails to acquire “substantially all” of the assets of our company in the Continuance. For ruling purposes, the IRS defines “substantially all” as 70% of the gross assets and 90% of the net assets of our company. In determining if the continued company in Nevada acquires the requisite amount of assets of our company, payments of cash by us to any holders of shares of our company that exercise the right to dissent from the Continuance will not be considered as assets acquired by the continued Company in Nevada. Accordingly, if holders of a significant number of the shares of our company exercise the right to dissent from the Continuance, the Continuance may fail to qualify as a Type D reorganization.

The requirements that must be satisfied in order for the Continuance to qualify as either a Type F reorganization or a Type D reorganization are complex, and each U.S. holder should consult its own financial advisor, legal counsel, or accountant regarding these requirements.

Assuming that the Continuance qualifies as a reorganization, the following U.S. federal income tax consequences should result to U.S. holders: (a) no gain or loss should be recognized by a U.S. holder that holds shares of our continued company, (b) the aggregate basis of shares of our continued company received by a U.S. holder in the Continuance should be equal to the aggregate basis of our company shares exchanged therefor by such U.S. holder, and (c) the holding period of shares of our continued company received by a U.S. holder in the Continuance should include the holding period of our company shares exchanged therefor by such U.S. holder.

Application of Section 367(b) May Result in the Recognition of a Deemed Dividend or Gain

Section 367(b) of the Internal Revenue Code and the related Treasury Regulations may require the recognition of a deemed dividend or gain on the shares of certain U.S. holders for various inbound reorganizations. The Continuance of our company to Nevada should be considered an inbound reorganization subject to the rules of Section 367(b).

Under Section 367(b) and the related Treasury Regulations, a U.S. holder that owns ten percent (10%) or more of a foreign corporation and any foreign corporation with respect to which a U.S. holder is a ten percent (10%) U.S. shareholder, must include into income as a deemed dividend all earnings and profits of the corporation attributable to their stock in an inbound Continuance or reorganization.

Therefore, if our company had earnings and profits prior to the Continuance, a U.S. holder that owns ten percent (10%) or more of our shares and any foreign corporation with a ten percent (10%) U.S. shareholder would have to recognize income as a deemed dividend on the earnings and profits attributable to their stock. We believe our company does not have any earnings and profits as described in the Internal Revenue Code and therefore the imputation of a deemed dividend should not be applicable for a U.S. holder that owns ten percent (10%) or more of our shares and any foreign corporation with a ten percent (10%) U.S. shareholder.

Under Section 367(b) and the related Treasury Regulations, a U.S. holder that owns less than ten percent (10%) of a foreign corporation that is involved in an inbound reorganization subject to Section 367(b) will be required to recognize gain on their shares, if any, on the transaction. The U.S holder is not entitled to recognize a loss on their shares should their cost basis exceed the value of their shares upon the inbound reorganization. A U.S. holder that owns less than ten percent (10%) may elect to include a deemed dividend amount of all earnings and profits attributable to their shares or report no deemed dividend should the corporation have no earnings and profits, rather than recognize gain on their shares. If a less than ten percent (10%) wishes to make an election to report the all earnings and profits amount or the fact there are no earnings and profits, rather than recognize gain on their shares, they must request a Section 367(b) statement related to the earnings and profits of the company to be attached to the U.S. holder’s U.S. tax return.

Finally, certain U.S. holders that own less than ten percent (10%) of our company stock and whose shares have a value of less than Fifty Thousand Dollars ($50,000) on the date of the Continuance are exempt from all deemed dividend income and gain recognition as a result of Section 367(b).

Dissenting U.S. Holders

A U.S. holder that exercises the right to dissent from the Continuance should recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received by such U.S. holder in exchange for the shares of our company (other than amounts, if any, that are or are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary income) and (ii) the tax basis of such U.S. holder in the shares of our company.

Such gain or loss should be capital gain or loss, which will be long-term capital gain or loss if the shares of our company are held for more than one year. Preferential tax rates apply to long-term capital gains of a U.S. holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. holder that is a corporation. Deductions for capital losses and net capital losses are subject to complex limitations. For a U.S. holder that is an individual, estate, or trust, capital losses may be used to offset capital gains and up to U.S.$3,000 of ordinary income. An unused capital loss of a U.S. holder that is an individual, estate, or trust generally may be carried forward to subsequent taxable years, until such net capital loss is exhausted. For a U.S. holder that is a corporation, capital losses may be used to offset capital gains, and an unused capital loss generally may be carried back three years and carried forward five years from the year in which such net capital loss is recognized.

Information Reporting: Backup Withholding Tax

Taxable payments made pursuant to the Continuance generally will be subject to information reporting and backup withholding tax, at the rate of 28%, if a U.S. holder (a) fails to furnish such U.S. holder’s correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. holder that it is subject to backup withholding tax. However, U.S. holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. holder furnishes required information to the IRS. Each U.S. holder should consult its own financial advisor, legal counsel, or accountant regarding the information reporting and backup withholding tax rules.

No IRS Ruling

No ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the Continuance to U.S. holders. Neither this summary nor the legal opinion provided by U.S. legal counsel are binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary or such legal opinion. In addition, because the authorities on which this summary and such legal opinion are based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary or such legal opinion.

ACCOUNTING TREATMENT

For United States and Canadian accounting purposes, the Continuation of our company from a British Columbia corporation to a Nevada corporation represents a non-substantive exchange to be accounted for in a manner consistent with a transaction between entities under common control. All assets, liabilities, revenues and expenses will be reflected in the accounts of Spectrum Nevada based on existing carrying values at the date of the exchange. The historical comparative figures of the Company will be those of Spectrum Global Solutions, Inc. as a British Columbia company.

APPLICATION OF SECURITIES LAWS

We are currently required to file an Annual Report on Form 10-K (a “Form 10-K Annual Report”) each year with the SEC. Our consolidated financial statements included on our Form 10-K Annual Report are prepared in accordance with US GAAP.

Upon completion of the Continuation, we will be required to continue preparing our consolidated financial statements in accordance with US GAAP in the United States. We expect to continue filing our audited annual financial statements with the SEC on Annual Reports on Form 10-K and our unaudited interim financial statements with the SEC on Quarterly Reports on Form 10-Q.

Additionally, if we meet certain securities regulatory requirements, specifically National Instrument 71-102, it is our intention to become a “foreign reporting issuer” and satisfy the Canadian continuous disclosure requirements by preparing our financial statements solely in accordance with U.S. standards. The Continuation of our company into the State of Nevada will aid us in meeting the regulatory requirements of National Instrument 71-102.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Registration Statement, since May 31, 2017, being the commencement of our last completed financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our corporation;

2.	any proposed nominee for election as a director of our corporation; and

3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters”. To our knowledge, no director has advised that he intends to oppose the increase to our authorized share capital, as more particularly described herein.

DESCRIPTION OF BUSINESS

Business Overview

We are a leading provider of services and solutions in the telecommunications sector and energy sector. The telecommunications sector provides services and solutions throughout the United States, Guam, Canada and the Caribbean. Our energy sector services are related to research and development of alternative energy technologies.

On April 25, 2017, Spectrum Global Solutions, Inc. entered into and closed on an Asset Purchase Agreement (the “APA”) with InterCloud Systems, Inc. (“InterCloud”), a Delaware corporation. Pursuant to the terms the Asset Purchase Agreement, InterCloud agreed to sell, and the Company agreed to purchase (the ” Asset Sale “), 80.1% of the assets associated with InterCloud’s “AW Solutions” business including, but not limited to, fixed assets, real property, intellectual property, and accounts receivables (collectively, the “Assets”). The Business provides professional, multi-service line, telecommunications infrastructure and outsource services to the wireless and wireline industry.

Through our new subsidiary in the telecommunications division, AW Solutions, Inc., AW Solutions Puerto Rico, LLC, Tropical Communications, Inc. collectively known as “AW Solutions” we provide a broad range of professional services and solutions to the top Tier Communication Carriers and Fortune 1000 enterprise customers. The telecommunication division offers carriers, service providers and enterprise customers professional contracting services, to include: infrastructure audits; site acquisition; architectural, structural and civil design and analysis; construction management; construction; installation; warehousing and logistics; maintenance services, that support the build-out and upgrade and operation of some of the most advanced networks, small cell, Wi-Fi, fiber and distributed antenna system (DAS) networks. We believe the expansion and migration of these next-generation networks, our long term relationships supported by multiyear Master Service Agreements (MSA) and multi-year service contracts with major wireless, commercial wireline and wireless operators, DAS operators, tower companies, original equipment manufacturers (OEM’s) and prime contractor/project management organization provides us a significant opportunity as a long term leading and well respected industry leader in this marketplace.

Through our subsidiary in the Energy division, Mantra Energy Alternatives (MEA) we have developed cutting edge “green’ technologies that can be deployed to mitigate and reduce carbon footprint of generators and consumers of fossil fuels, MEA mission and strategy of development and research efforts to acquire and commercially exploit various new energy related technologies through licenses and purchases. The company is in the business of developing and providing energy alternative. These energy technologies and services are to enable the sustainable consumption, production and management of resources on a residential, commercial and industrial scales on a national and international level. The company also provides marketing and graphic design services to help companies optimize their environmental awareness presence through the eyes of government, industry and the general public

We provide the following categories of offerings to our customers:

●	Telecommunication Division: We provide a comprehensive array of professional services and solutions to our clients that are applicable across multiple platforms and technologies to include but not limited to: Wi-Fi , Wi-Max and wide-area networks, fiber networks, DAS networks (iDAS/oDAS), small cell distribution networks, public safety networks and enterprise networks for incumbent local exchange carriers (ILECs), telecommunications original equipment manufacturers (OEMs), cable broadband multiple system operators (MSOs), tower and network aggregators, utility entities and enterprise customers. Our services teams support the deployment of new networks and technologies, as well as expand and maintain existing networks.

●	Energy Division: We provide research and development resources in the continued exploration of energy alternatives and technologies. MEA has successfully acquired and owns a process for the electro-reduction of carbon dioxide (“ERC”) and has secured world licenses for a mixed-reaction fuel cell (“MRFC”) which is in continuous focus toward commercial applications. The company also provides marketing and design services to help companies optimize their environmental awareness from an array of prospective ranging from the general public, industrial and government viewpoint.

Our Operating Units

Through a recent acquisition of AW Solutions, we have expanded our business into the telecommunications industry, creating new a customer base and geographic reach. Our company is comprised of the following:.

●	AW Solutions. - AW Solutions, Inc., a Florida corporation (April 17, 2006), AW Solutions Puerto Rico, LLC, Puerto Rico corporation (March, 14, 2011) and Tropical Communications, Inc., a Florida corporation (May 9, 1984), (Collectively known as, “AW Solutions”). We are professional, multi-service line, telecommunications infrastructure companies that provide outsourced services to the wireless and wireline industry. AW Solution’s services include network systems design, site acquisition services, asset audits, architectural and engineering services, program management, construction management and inspection, construction, installation, maintenance and other technical services. AW Solutions provides in-field design, Computer Aided Design and Drawing services (CADD), fiber and DAS deployments.

●	Mantra Energy Alternatives, Ltd. – Mantra Energy Alternatives, Ltd., is a British Columbia, Canada corporation (known as, “MEA”), which was incorporated in Nevada on January 22, 2007. On December 8, 2008 we made a jurisdiction change from the State of Nevada into the Province of British Columbia, Canada. We focus our business strategy in the energy sector in the ongoing research and development to commercialize alternative energy technologies and services to the residential, commercial and industrial marketplace. Continued focus and desire is to refine the technologies and exploratory efforts into strategic relationships, joint ventures, partnerships with third parties to assist in commercialization. MEA has successfully acquired and owns a process for the electro-reduction of carbon dioxide (“ERC”) and has secured world licenses for a mixed-reaction fuel cell (“MRFC”) which is in continuous focus toward commercial applications.

Our Industry

Advances in technology architectures and the outlook in the telecommunication industry is reflecting remarkable strength in both the top tier carriers and enterprise customers. Strong investments into new technology, broadband utilization and supporting capacity requiring the fundamental need for infrastructure expansion will be a key driver and differentiator for providers ensuring continue growth and competitiveness.

Wireless infrastructure which has been in place since the 1980’s includes towers, buildings, telephone poles and other facilities to place critical antennas and associated electronics to support expanded WiMax, LTE and soon 5G technologies, along with the transition from copper to fiber to support the ever increasing data demands are significant long term factors that drive our business model and continued success. According to iSuppli, 4G Long Term Evolution (LTE) is the largest share of wireless infrastructure capital spending through 2018 with 5G enhanced mobile technologies trials commencing in the United States in 2017 which will drive the migration to the next generation standard which allows for greater capacity required to support new applications. The roll-out of enhanced mobile broadband, small cell architectures, the launch of 5G technology and billions of Internet of Things (IoT) connective devices the need to modernize networks to accommodate connectivity is a significant long term opportunity of companies like ours. The transition from trial based deployments of 5G to a full nationwide implementation expected to start in 2018 and continuing beyond 2023. The continued investment of supporting infrastructure that includes fiber optic investment Deloitte Consulting LLP analysis estimates the in the United States alone requires investment of $130-$150 Billion over the next 5-7 years to adequately support the consumer demand for broadband and wireless densification projects. It is mission-critical for these providers to deliver broadband capacity, reliably, security and cost-effectively in a solution that support this massive data consumption of applications to its customers: reality/virtual reality, video delivery, mobile advertising, self-driving cars, healthcare and much more. The enhanced mobility with devices requires, small cell deployments to handle the increased usage on both the wireline and wireless delivery networks

The outlook indicator and anticipated growth in the telecommunications sector is at a faster rate over the next five (5) years to 2021 than experienced in the previous five (5) year period. Industry revenue is forecasted for the next five (5) years is to grow at an annual rate between 5%-7%. As a result, major carriers and enterprises are increasingly requiring rapidly deployment of broadband solutions and network infrastructure upgrades and augments to support a wide array of communication technologies to cope with the mounting demand for higher mobile traffic capacity and coverage.

INDUSTRY TRENDS AND OPPORTUNITIES

●	5G technology trials and deployments

●	Network densification

●	IOT opportunities

●	FirstNet Public Safety Deployment

●	FCC auctioning more spectrum for wireless deployments

●	Growth of wireless and wireline/fiber infrastructure

●	Commercialization of alternative energy technologies

●	Monetize existing technology patents

●	International growth, developing and emerging markets

●	Increased development of the Wi-Fi and Wi-MAX market

Our Competitive Strengths

On the telecommunication sector we believe our market advantage is the long term relationships, MSA’s, industry leading provider of wireless and wireline solutions and a reputations and track record of our ability to perform with agility, quality on a seamless and flawless manner for our clients is key in our success to date. AW Solutions ability to provide a wide range of services in a turn-key integrated solution is critical to our clients. Our highly experienced and professional team provide such services as: RF, civil, electrical, architectural engineering and design, value engineering, network engineering services, network planning, site acquisition, land use planning, feasibility/environmental studies, lease/contract negotiations, Build-To-Suit (BTS) services, audits functions, program planning, product development, technical services, warehouse and logistics.

We believe our additional strengths described below will enable us to continue to compete effectively and to take advantage of anticipated growth in our in the telecommunications industry segment:

●	Service Provider Relationships: We have established relationships with leading wireless and wireline telecommunications providers, cable broadband MSOs, OEMs and others.

SAMPLE CUSTOMERS

❖	Commercial Operators (Carriers): AT&T, Sprint, Verizon Communications, T-Mobile, Level (3) Communications, COX, Open Mobile, Claro

❖	Aggregators: Crown Castle, Extenet Systems, SBA Wireless, Global Tower Partners (GTP), American Tower, Uniti Fiber, Vertical Bridge, Boingo

❖	Utilities: Entergy, MidAmerica Energy, Southern Company, PacificCorp,

❖	Original Equipment Manufacturers (OEM’s): Alcatel-Lucent USA Inc., Ericsson, Nokia, Samsung, Tait Radio

❖	Project Management Organization (PMO): MasTec Network Solutions, Nexius, Bechtel, Goodman Networks

●	Long-Term Master Service Agreements (MSA) and Contracts: We have over 100 MSA’s and agreements with service providers, OEMs and other clients. Our relationships with our customers and existing master service agreements position us to continue to capture existing and emerging opportunities, both domestically and internationally. We believe the barriers are extremely high for new entrants to obtain master service agreements with service providers and OEMs unless there are established relationships, proven ability to execute, national coverage and licensing, spotless safety records and broad and deep insurance coverage.

●	Global Professional Engineering Talents: Our extensive geographical reach and licensing that covers all US states and territories, majority of Canadian Provinces and select areas in the Caribbean coupled with our vast engineering experience and expertise supported by talented staff enables our customers to take advantage of our end-to-end solutions and one-stop full turn-key solution.

●	Proven Ability to Recruit, Manage and Retain High-Quality Personnel. Our ability to recruit, manage and retain skilled labor is a critical advantage in an industry where a shortage of highly skilled and experience personal is limited. This is often a key factor in our customers selecting AW Solutions over our competitors. We believe that our highly skilled professionals with professional licenses consisting of Professional Engineer (PE), Electrical Engineer (EE) and our General Contracting licenses (GC) in the United States, Canada and Caribbean gives us a competitive edge over our competitors as we continue to expand and meet our national and international clients needs across their entire service footprints.

●	Strong Senior Management Team with Proven Ability to Execute. Our highly-experienced management team has deep industry knowledge and brings an average of over 150 years of combined experience across a broad range of disciplines. We believe our senior management team is a key driver of our success and is well-positioned to execute our strategy.

KEY ASPECTS

●	Strong management team in place

●	Opportunity exists for sustained growth

●	Operational - U.S., Canada, U.S.-Virgin Islands and Puerto Rico

●	Turnkey deployment solutions

●	Experience in all wireless and wireline technologies

●	Provides services direct to carriers, tower and DAS/Small Cell aggregators, OEM’s, enterprise, Utility Entities and consulting companies

●	Diverse customer base featuring top tier carriers

●	Focused on high growth markets

●	Excellent industry reputation

Our Growth Strategy

Under the leadership of our senior management team, we intend to continue to build our operational groups invest in our sales/account management resources and continue to market our capabilities to support our rapid growth focusing on optimizing our operating margins. While organic growth will be a continued main focus in our telecommunications division to drive our business forward, acquisitions will play a strategic role in augmenting existing product and service lines, expanding geographic reach, diversifying customers and cross-selling opportunities. We are pursuing several strategies, including:

●	Expand Engineering and Telecom Offerings. We are building a company that can manage the existing network infrastructures of the largest domestic and international service providers, utilities, aggregators, Original Equipment Manufacturers (OEM’s) and Project Management Organizations (PMO”s) while delivering a broad range of professional services to meet accelerated demand for these services. We believe the ability to provide such solutions and services is a critical differentiator as we already have relationships for these professional services in place today. Each of our three operating units within AW Solutions intends to continue to expand into additional service offerings.

●	Grow Revenues and Market Share through Selective Acquisitions. We plan to continue to acquire private companies that enhance our earnings and offer complementary services plus expand our geographic reach and client base. We believe such acquisitions will help us to accelerate our revenue growth, leverage our existing strengths, and capture and retain more work “in-house” from our clients, thereby contributing to our profitability. We also believe that increased scale will enable us to bid and take on larger project and contracts. We believe there are potential acquisition candidates in the somewhat fragmented professional services market and infrastructure arena which would be likely candidates for consolidation opportunities.

●	Aggressively Expand Our Organic Growth Initiatives. Our customers include leading wireless and wireline telecommunications providers, cable broadband MSOs, OEMs, Utility Entities and enterprise customers. As we have expanded the breadth of our service offerings through both organic growth and selective acquisitions, we believe we have opportunities to expand revenues with our existing clients.

●	Expand Our Relationships with New Service Providers. We plan to capture and expand new relationships with cable broadband providers, competitive local exchange carriers (CLECs), Fortune 1000 enterprise clients, institutional clients, competitive access providers (CAPs), etc. We believe that the business model for the expansion of these relationships, leveraging our core strengths, experience and broad array of service solutions, will support our business model for organic growth.

●	Increase Operating Margins by Leveraging Operating Efficiencies. We believe that by centralizing administrative functions, consolidating insurance coverage and eliminating redundancies across our newly-acquired businesses, we will be positioned to offer more integrated end-to-end solutions and increase operating margins.

●	Cross Selling and Marketing. We believe that through our acquisitions we will be able to effectively cross sell between business units and enhanced services offerings and gain even greater traction through coordinated and branded marketing indicatives.

Our Services

1.	Telecommunications

We are a leading provider of professional services and infrastructure solutions to both the telecommunications industry, utility entities and enterprises sectors. Our engineering, design, construction, installation, maintenance service offerings supported by our professional teams to support the build-out, maintenance, upgrade and operation of some of the most advanced fiber optic, Ethernet, copper, wireless, wireline, utility and enterprise networks. Our breadth of comprehensive services enables our customers to selectively augment existing services or to outsource entire projects or operational functions. We divide our service offering into Infrastructure and Professional Services.

We offer a full array of operations, construction, project and program management professional required to facilitate the full turn-key completion of networks from the design and planning phase, engineer evaluation and sign off, regulatory, installation, commissioning and maintain various types of Wi-Fi and wide-area networks, DAS networks, and small cell distribution networks for incumbent local exchange carriers (ILECs), telecommunications original equipment manufacturers (OEMs), cable broadband multiple system operators (MSOs) and enterprise customers. Our services and teams support the deployment of new networks and technologies, as well as expand and maintain existing networks. We also design, install and maintain hardware solutions for the leading OEMs that support voice, data and optical networks. Our consulting and professional solutions to the service-provider and enterprise market in support of all facets of telecommunications and next-generation networks, including project management, network implementation, network installation, network upgrades, rebuilds, maintenance and consulting services. Our global certified professional services organization offers consulting, design, engineering, integration, implementation and ongoing support of all solutions offered by our company. We believe our ability to respond rapidly is a differentiating factor for national and international-based customers needing a broad range of our services and solutions.

2.	Energy Services and Solutions

We have engaged in the research and development of alternative energy technologies and services primarily in electro-reduction of carbon dioxide (“ERC”) and mixed-reactant fuel cells (“MRFC”) through our subsidiary, Mantra Energy Alternatives Ltd. (“MEA”). We have paused development in moving these technologies toward commercial applications until further funding is received. These technologies are described as follows.

a)	Electro Reduction of Carbon Dioxide (“ERC”) is a certain chemical process for the electro-reduction of carbon dioxide which has been proven functional through small-scale prototype trials and limited scale-up trials. ERC offers a possible solution to reduce the impact of CO2 emissions on Earth’s environment by converting CO2 into chemicals with a broad range of commercial applications, including a fuel for a next generation of fuel cells. Powered by electricity, the ERC process combines captured carbon dioxide with water to produce materials, such as formic acid, formate salts, oxalic acid and methanol, that are conventionally obtained from the thermo-chemical processing of fossil fuels.

b)	Mixed-Reactant Fuel Cell (MRFC) The MRFC is a novel fuel cell architecture that utilizes a mixture of the fuel and oxidant, and as a result, does not need a membrane. The MRFC has a simple reactant distribution mechanism, and contains no bipolar plates; as a result, the system is projected to be cheaper, lighter, and more robust than conventional fuel cells. The MRFC thus offers the potential to provide distributed or grid-connected clean, affordable heat and power. Being very versatile due to its simplicity, the MRFC can address several markets, including emergency backup power, stationary combined heat and power, industrial vehicles such as forklifts, and transportation. Our license to develop this technology was cancelled during the year. We do not know if we will be successful in restoring this license, and until we do, we do not intend to further develop this technology in the future.

c)	Energy Storage - Formate salts and formic acid, which can be produced from CO2 via ERC, are excellent energy carriers and effective fuels for the MRFC. Thus, the integration of ERC and MRFC represents an energy storage solution whereby intermittent renewable electricity can be stored as formate/formic acid when it is available, and liberated when it is needed. The availability of energy storage is widely recognized as the next most critical factor for increased renewables penetration.

We do not have any sales for energy services and solutions at this time and our activities have been primarily research and development. In the past, we have either contracted out our development work to various laboratories or carried out research and development on these technologies in our own laboratory in Vancouver, BC. These activities have included: experimentation to improve the process performance; process and economic modeling to optimize the costs of a commercial system; design and simulation of pilot systems for technology demonstration and validation; business development activities such as the establishment of strategic and technology development partners; and the design and fabrication of laboratory prototypes, among others.

Customers

Our customers include many Fortune 1000 enterprises, wireless and wireline service providers, cable broadband MSOs and telecommunications OEMs. Our current service provider and OEM customers include leading telecommunications companies, such as Ericsson, Inc., Verizon Communications, Sprint Nextel Corporation and AT&T.

Our top four customers, Crown Castle, High Performance Services LLC, Miami Dade County, USAC, accounted for approximately 72% of our total revenues from continuing telecommunications operations in the year ended May 31, 2017.

A substantial portion of our revenue is derived from work performed under multi-year master service agreements and multi-year service contracts. We have entered into master service agreements, or MSAs, with numerous service providers and OEMs, and generally have multiple agreements with each of our customers. MSAs are generally the contracting vehicle with work awarded primarily through a competitive bidding process based on the depth of our service offerings, experience, price, geographic coverage and capacity. MSAs generally contain customer-specified service requirements, such as discrete pricing for individual tasks, but do not require our customers to purchase a minimum amount of services. To the extent that such contracts specify exclusivity, there are often a number of exceptions, including the ability of the customer to issue work orders valued above a specified dollar amount to other service providers, perform work with the customer’s own employees and use other service providers. Most of our MSAs may be cancelled by our customers upon minimum notice (typically 60 days), regardless of whether we are or are not in default. In addition, many of these contracts permit cancellation of particular purchase orders or statements of work without any prior notice, but do allow for payment for services performed up to the point of hold or cancellation.

Suppliers and Vendors

We have supply agreements with major technology vendors and material supply houses. However, for a majority of the professional services we perform, our customers supply the necessary major equipment and materials. We expect to continue to further develop our relationships with our technology vendors and to broaden our scope of work with each of our partners. In many cases, our relationships with our partners have extended for over a decade, which we attribute to our commitment to excellence. It is our objective to selectively expand our partnerships moving forward in order to expand our service offerings.

Competitors

We provide professional and infrastructure services to carriers, service providers, utilities and enterprise clients on a national and international basis. Our primary business market is somewhat consolidated and the business is characterized by several large companies, as for the service providers to the telecommunication sector is somewhat fragmented with a significant number of small, privately-held, local competitors.

Our current and potential larger competitors include MasTec, Dycom Industries, Inc., Goodman Networks, Inc., Ericsson, and Black and Veatch. A significant portion of our services revenue is currently derived from MSAs and price is often an important factor in awarding such agreements. Accordingly, our competitors may underbid us if they elect to price their services aggressively to procure such business. It must be recognized that while these companies are competitors, under the right circumstance they are also our clients or potential clients. Our competitors may also develop the expertise, experience and resources to provide services that are equal or superior in both price to our services, and we may not be able to maintain or enhance our competitive position based on threshold for margin and profitability thresholds established as benchmarks within our Telecommunications division. The principal competitive factors for our professional services include; agility to respond, geographic presence, breadth of service offerings, technical skills “in-house” professional licenses, price, quality of service, safety record, proven performance and industry reputation. We believe we compete favorably with our competitors on the basis of all of these factors.

Safety and Risk Management

We require our employees to participate in internal training and service programs from time to time relevant to their employment and to complete any training programs required by law. The telecommunications division has not had any OSHA recordable incidents, lost work days or fatalities since inception which includes: 2006, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016 and year-to-date 2017. Our policy is to review accidents and claims from our operations, examine trends and implement changes in procedures to address safety issues. We have no Claims in our business related to: workers’ compensation claims, general liability and damage claims, or claims related to vehicle accidents, including personal injury and property damage. We insure against the risk of loss arising from our operations up to certain deductible limits in all of the states in which we operate. In addition, we retain risk of loss, up to certain limits, under our employee group health plan. We evaluate our insurance requirements on an ongoing basis to help ensure we maintain adequate levels of coverage internally and externally for our clients.

Our internal policy is to carefully monitor claims and actively participate with our insurers in determining claims estimates and adjustments. The estimated costs of claims are accrued as liabilities, and include estimates for claims incurred but not reported. If we experience future insurance claims in excess of our umbrella coverage limit, our business could be materially and adversely affected.

Employees

As of May 31, 2017, we had 66 full-time employees and 6 part-time employees, of whom 5 were in administration and corporate management, 2 were accounting personnel, 1 were sales personnel and 58 are engaged in professional engineering, operations, project managerial and technical roles.

We maintain a core of professional, technical and managerial personnel and add employees as deemed appropriate to address operational and scale requirement related to growth. Additionally we will “flex” our work force through the use of temporary or agency staff and through subcontractors.

Environmental Matters

A portion of the work related to the telecommunication division which is work associated with above ground and underground networks of our customers. As a result, we are potentially subject to material liabilities related to encountering underground objects that may cause the release of hazardous materials or substances. We are subject to federal, state and local environmental laws and regulations, including those regarding the removal and remediation of hazardous substances and waste. These laws and regulations can impose significant fines and criminal sanctions for violations. Costs associated with the discharge of hazardous substances may include clean-up costs and related damages or liabilities. These costs could be significant and could adversely affect our results of operations and cash flows.

Regulation

Our operations are subject to various federal, state, local and international laws and regulations, including licensing, permitting and inspection requirements applicable to electricians and engineers; building codes; permitting and inspection requirements applicable to construction projects; regulations relating to worker safety and environmental protection; telecommunication regulations affecting our fiber optic licensing business; labor and employment laws; and laws governing advertising.

DESCRIPTION OF PROPERTIES

Our principal executive offices are located in Longwood, Florida in segregated offices. We are occupying our offices under a 60-month lease that expires in June, 2018 and provides for monthly lease payments of $13,507.

Set forth below are the locations of the other properties leased by us, the businesses that use the properties, and the size of each such property. All of such properties are used by our company or by one of our subsidiaries principally as office facilities to house their administrative, marketing, and engineering and professional services personnel. We believe our facilities and equipment to be in good condition and reasonably suited and adequate for our current needs.

Location	Owned or Leased	User	Size (Sq Ft)
Longwood, FL	Leased (1)	AW Solutions	7,750
Puerto Rico	Leased (2)	AW Solutions	1,575
Boca Raton, FL	Leased (3)	AW Solutions	1,282
Miami, FL	Leased (4)	Tropical Communications, Inc.	3,400

(1)	This multi-building facility is leased pursuant to a lease which the latest expires in June 30, 2018 and provides for monthly rental payments of $13,507.

(2)	This facility is leased under a two-year lease that expires on January 1, 2019 and provides for monthly payments of $1,500.

(3)	This facility is leased pursuant to a five-year lease that expires in August 2019 and provides for monthly base rental payments of $3,491.

(4)	This facility is leased on a month to month basis that expires on December 31, 2017 and provides for monthly base rental payments of $3,792.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

Currently, the only material litigation pending against our company that we are aware of is as follows:

On May 23, 2012, a former employee of the Company delivered a Notice of Application seeking judgment against the Company for approximately $55,000. The hearing of that Application took place on July 31, 2012, at which time the former employee obtained judgment in the approximate amount of $55,000. The Company did not defend the amount of the judgment and the amount is included in accounts payable, but claims a complete set-off on the basis that the former employee retains 1,000,000 shares of common stock of the Company as security for payment of the outstanding consulting fees owed to him. On August 31, 2012, the Company commenced a separate action against the former employee seeking a return of the 1,000,000 shares of common stock and a stay of execution of the judgment. That application is pending and has not yet been heard or determined by the court. The payment of the judgment claim of approximately $55,000 is dependent upon whether the former employee will first return the 1,000,000 shares of common stock noted above. The probable outcome of the Company’s claim for the return of the shares cannot yet be determined as the Company has not received a response from the former employee in over a year.

On November 15, 2013, the Company entered into a second settlement agreement with the $150,000 debenture holder described in Note 10(a) of the financial statements. Pursuant to the second amendment, on November 15, 2013, the Company agreed to make monthly payments of $10,000 on the outstanding principal and interest. Payments were made until December 2014, but have not been made after. The plaintiff was seeking relief of amounts owed along with 10% interest per annum, from the date of judgments. All amounts are recorded in these financial statements. On December 4, 2015, the holder of the convertible debenture entered into an agreement to sell and assign the remaining outstanding principal to a third party. The Company approved and is bound by the assignment and sale agreement.

On September 3, 2015, a former prospective employee of the Company delivered a Notice of Claim seeking judgment against the Company for approximately $11,400. During the year ended May 31, 2017 the prospective employee received a judgement which is recorded in these financial statements.

Other

From time to time, we may become a party to litigation and subject to claims incident to the ordinary course of our business. Although the results of such litigation and claims in the ordinary course of business cannot be predicted with certainty, we believe that the final outcome of such matters will not have a material adverse effect on our business, results of operations or financial condition. Regardless of outcome, litigation can have an adverse impact on us because of defense costs, diversion of management resources and other factors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations includes a number of forward-looking statements that reflect Management’s current views with respect to future events and financial performance. You can identify these statements by forward-looking words such as “may” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. Those statements include statements regarding the intent, belief or current expectations of us and members of its management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this report and in our other reports filed with the Securities and Exchange Commission. Important factors known to us could cause actual results to differ materially from those in forward-looking statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in the future operating results over time. We believe that its assumptions are based upon reasonable data derived from and known about our business and operations and the business and operations of the Company. No assurances are made that actual results of operations or the results of our future activities will not differ materially from its assumptions. Factors that could cause differences include, but are not limited to, expected market demand for the Company’s services, fluctuations in pricing for materials, and competition.

Business Overview

Telecommunications

Telecommunications providers and enterprise customers continue to seek and outsource solutions in order to reduce their investment in capital equipment, provide flexibility in workforce sizing and expand product offerings without large increases in incremental hiring. As a result, we believe there is significant opportunity to expand both our United States and international telecommunications solutions services and staffing services capabilities. As we continue to expand our presence in the marketplace, we will target those customers going through new network deployments and wireless service upgrades.

We expect to continue to increase our gross margins by leveraging our single-source end-to-end network to efficiently provide a full spectrum of end-to- end next-generation network solutions and staffing services to our customers. We believe our solutions and services offerings can alleviate some of the inefficiencies typically present in our industry, which result, in part, from the highly-fragmented nature of the telecommunications industry, limited access to skilled labor and the difficulty industry participants have in managing multiple specialty-service providers to address their needs. As a result, we believe we can provide superior service to our customers and eliminate certain redundancies and costs for them. We believe our ability to address a wide range of end-to-end solutions, network infrastructure and project-staffing service needs of our telecommunications industry clients is a key competitive advantage. Our ability to offer diverse technical capabilities (including design, engineering, construction, deployment, and installation and integration services) allows customers to turn to a single source for those specific specialty services, as well as to entrust us with the execution of entire turn-key solutions.

We have become a multi-faceted company with an international presence. We believe this platform will allow us to leverage our corporate and other fixed costs and capture gross margin benefits. Our platform is highly scalable. We typically hire workers to staff projects on a project-by-project basis and our other operating expenses are primarily fixed. Accordingly, we are generally able to deploy personnel to infrastructure projects in the United States and beyond without incremental increases in operating costs, allowing us to achieve greater margins. We believe this business model enables us to staff our business efficiently to meet changes in demand.

Finally, given the worldwide popularity of telecommunications and wireless products and services, we will selectively pursue international expansion, which we believe represents a compelling opportunity for additional long-term growth.

Our planned expansion will place increased demands on our operational, managerial, administrative and other resources. Managing our growth effectively will require us to continue to enhance our operations management systems, financial and management controls and information systems and to hire, train and retain skilled telecommunications personnel. The timing and amount of investments in our expansion could affect the comparability of our results of operations in future periods.

Our planned acquisitions will be timed with additions to our management team of skilled professionals with deep industry knowledge and a strong track record of execution. Our senior management team brings an average of over 30 years of individual experience across a broad range of disciplines. We believe our senior management team is a key driver of our success and is well-positioned to execute our strategy.

We were incorporated 2007, but functioned as a development stage company with limited activities through 2017. In April, 2017 we acquired AW Solutions.

Energy Alternatives

We have developed processes for the electro-reduction of carbon dioxide (“ERC”). During the year, our patents on the ERC technology lapsed. During the year, our exclusive license agreement for a mixed-reactant fuel cell (“MRFC”) expired due to non-payment of license fees by us. These events significantly impair our ability to carry on this line of business. Unless we renew the patents and reach a new agreement to licenses the MRFC technology, it will likely be necessary to discontinue this line of business.

In the past, we have contracted out our development work to various laboratories and carried out research and development on our ERC and MRFC technologies in our own internal laboratory with our own staff in Vancouver, BC. These activities include: experimentation to improve the process performance; process and economic modeling to optimize the costs of a commercial system; design and simulation of pilot systems for technology demonstration and validation; business development activities such as the establishment of strategic and technology development partners; and the design and fabrication of laboratory prototypes, among others.

Factors Affecting Our Performance

Changes in Demand for Data Capacity and Reliability.

The telecommunications industry has undergone and continues to undergo significant changes due to advances in technology, increased competition as telephone and cable companies converge, the growing consumer demand for enhanced and bundled services and increased governmental broadband stimulus funding. As a result of these factors, the networks of our customers increasingly face demands for more capacity and greater reliability. Telecommunications providers continue to outsource a significant portion of their engineering, construction and maintenance requirements in order to reduce their investment in capital equipment, provide flexibility in workforce sizing, expand product offerings without large increases in incremental hiring and focus on those competencies they consider core to their business success. These factors drive customer demand for our services.

The proliferation of smart phones and other wireless data devices has driven demand for mobile broadband. This demand and other advances in technology have prompted wireless carriers to upgrade their networks. Wireless carriers are actively increasing spending on their networks to respond to the explosion in wireless data traffic, upgrade network technologies to improve performance and efficiency and consolidate disparate technology platforms. These customer initiatives present long-term opportunities for us for the wireless services we provide. Further, the demand for mobile broadband has increased bandwidth requirements on the wired networks of our customers. As the demand for mobile broadband grows, the amount of cellular traffic that must be “backhauled” over customers’ fiber and coaxial networks increases and, as a result, carriers are accelerating the deployment of fiber optic cables to cellular sites. These trends are increasing the demand for the types of services we provide.

Our Ability to Recruit, Manage and Retain High-Quality IT and Telecommunications Personnel.

The shortage of skilled labor in the telecommunications industry and the difficulties in recruiting and retaining skilled personnel can frequently limit the ability of specialty contractors to bid for and complete certain contracts. We believe our access to a skilled labor pool gives us a competitive edge over our competitors as we continue to expand.

Our Ability to Integrate Our Acquired Business and Expand Internationally

We have completed one material acquisition April 25, 2017 and plan to consummate additional acquisitions in the near term. Our success will depend, in part, on our ability to successfully integrate these businesses into our telecommunications platform. In addition, we believe international expansion represents a compelling opportunity for additional growth over the long-term because of the worldwide need for telecommunications infrastructure. We plan to expand our global presence either by expanding our current operations or by acquiring subsidiaries with international platforms.

Our Ability to Expand and Diversify Our Customer Base.

Our customers for specialty contracting services consist of leading telephone, wireless, cable television, utility and other companies. Historically, our revenue has been significantly concentrated in a small number of customers. Although we still operate at a net loss, our revenue this years has increased as we have acquired additional subsidiaries and diversified our customer base and revenue streams. The percentage of our revenue attributable to our top 10 customers, as well as our only customer that contributed at least 10% of our revenue in at least one of the years specified in the following table, were as follows:

Impact of Recently-Completed Acquisitions

We have grown significantly and expanded our service offerings and geographic reach through a strategic acquisition on April 25, 2017. We have completed one (1) material acquisition of AW Solutions and initiated the new Telecommunication Division. We expect to regularly review opportunities, and periodically to engage in discussions, regarding possible additional acquisitions. Our ability to sustain our growth and maintain our competitive position may be affected by our ability to identify, acquire and successfully integrate companies.

Expiration and cancelation of patents and licenses for ERC and MRFC technologies

The ERC and MRFC technologies relate to projects involving research and development of alternative energy methods and uses. The expiration of our patents and of our exclusive license agreement will significantly impair our ability to carry on this line of business. Unless we renew the patents and reach a new agreement to licenses the MRFC technology, it will likely be necessary to discontinue this line of business. As a result, we intend to focus on our telecommunications line of business in the future.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based on our historical consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make certain estimates and assumptions that affect the amounts reported therein and accompanying notes. On an ongoing basis, we evaluate these estimates and assumptions, including those related to recognition of revenue for costs, the fair value of reporting units for goodwill impairment analysis, the assessment of impairment of intangibles and other long-lived assets, income taxes, asset lives used in computing depreciation and amortization, allowance for doubtful accounts, stock-based compensation expense, contingent consideration and accruals for contingencies, including legal matters. These estimates and assumptions require the use of judgment as to the likelihood of various future outcomes and as a result, actual results could differ materially from these estimates.

We have identified the accounting policies below as critical to the accounting for our business operations and the understanding of our results of operations because they involve making significant judgments and estimates that are used in the preparation of our historical consolidated financial statements. The impact of these policies affects our reported and expected financial results and are discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We have discussed the development, selection and application of our critical accounting policies with the Audit Committee of our board of directors, and the Audit Committee has reviewed the disclosure relating to our critical accounting policies in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Other significant accounting policies, primarily those with lower levels of uncertainty than those discussed below, are also important to understanding our historical consolidated financial statements. The notes to our consolidated financial statements in this report contain additional information related to our accounting policies, including the critical accounting policies described herein, and should be read in conjunction with this discussion.

Our consolidated financial statements are impacted by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete summary of these policies is included in Note 2 of the notes to our financial statements. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

Basis of Presentation/Principles of Consolidation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States. These consolidated financial statements include the accounts of the Company and its subsidiaries, Carbon Commodity Corporation, Climate ESCO Ltd., Mantra Energy Alternatives Ltd., Mantra China Inc., Mantra China Limited, Mantra Media Corp., Mantra NextGen Power Inc., Mantra Wind Inc., AW Solutions, Inc.(from the date of acquisition, April 25, 2017), Tropical Communications, Inc. (from the date of acquisition, April 25, 2017) and AW Solutions Puerto Rico, LLC.(from the date of acquisition, April 25, 2017). All the subsidiaries are wholly-owned with the exception of Climate ESCO Ltd., which is 64.55% owned, Mantra Energy Alternatives Ltd., which is 88.21% owned and AW Solutions, Inc., Tropical Communications, Inc., and AW Solutions Puerto Rico, LLC which are all 80.1% owned. All inter-company balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, the estimated useful lives and recoverability of long-lived assets, equity component of convertible debt, stock-based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company records unbilled receivables for services performed but not billed. At May 31, 2017, unbilled receivables totaled $430,669, and are included in accounts receivable. Management reviews a customer’s credit history before extending credit. The Company maintains an allowance for doubtful accounts for estimated losses. Estimates of uncollectible amounts are reviewed each period, and changes are recorded in the period in which they become known. Management analyzes the collectability of accounts receivable each period. This review considers the aging of account balances, historical bad debt experience, changes in customer creditworthiness, current economic trends, customer payment activity and other relevant factors. Should any of these factors change, the estimate made by management may also change. The allowance for doubtful accounts was $267,476 at May 31, 2017.

Property and Equipment

Property and equipment are stated at cost. The Company depreciates the cost of property and equipment over their estimated useful lives at the following annual rates:

Automotive	3-5 years straight-line basis
Computer equipment and software	3-7 years straight-line basis
Leasehold improvements	5 years straight-line basis
Office equipment and furniture	5 years straight-line basis
Research equipment	5 years straight-line basis

Goodwill

Goodwill was generated through the acquisition of AW Solutions in fiscal 2017 as the total consideration paid exceeded the fair value of the net assets acquired.

The Company tests its goodwill for impairment at least annually and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others: a significant decline in the Company’s expected future cash flows; a significant adverse change in legal factors or in the business climate; unanticipated competition; and slower growth rates. Any adverse change in these factors could have a significant impact on the recoverability of goodwill and the Company’s consolidated financial results.

The Company tests goodwill by estimating fair value using a Discounted Cash Flow (“DCF”) model. The key assumptions used in the DCF model to determine the highest and best use of estimated future cash flows include revenue growth rates and profit margins based on internal forecasts, terminal value and an estimate of a market participant’s weighted-average cost of capital used to discount future cash flows to their present value. There were no impairment charges during the year ended May 31, 2017.

Intangible Assets

At May 31, 2017, definite-lived intangible assets primarily consist of non-compete agreements, tradenames and customer relationships which are being amortized over their estimated useful lives ranging from 1-10 years. At May 31, 2016, definite-lived intangible assets consisted of patents and were stated at cost. Intangible assets are amortized over their estimated useful lives. During the year ended May 31, 2017, the Company recorded an impairment loss related patents held of $59,060.

The Company periodically evaluates the reasonableness of the useful lives of these assets. Once these assets are fully amortized, they are removed from the accounts. These assets are reviewed for impairment or obsolescence when events or changes in circumstances indicate that the carrying amount may not be recoverable. If impaired, intangible assets are written down to fair value based on discounted cash flows or other valuation techniques. The Company has no intangibles with indefinite lives.

For long-lived assets, impairment losses are only recorded if the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted future cash flows. The Company measures the impairment loss based on the difference between the carrying amount and the estimated fair value. When an impairment exists, the related assets are written down to fair value.

Long-lived Assets

In accordance with ASC 360, “Property, Plant and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Foreign Currency Translation

Transactions in foreign currencies are translated into the currency of measurement at the exchange rates in effect on the transaction date. Monetary balance sheet items expressed in foreign currencies are translated into U.S. dollars at the exchange rates in effect at the balance sheet date. The resulting exchange gains and losses are recognized in income.

The Company’s integrated foreign subsidiaries are financially or operationally dependent on the Company. The Company uses the temporal method to translate the accounts of its integrated operations into U.S. dollars. Monetary assets and liabilities are translated at the exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at average rates for the period, except for amortization, which is translated on the same basis as the related asset. The resulting exchange gains or losses are recognized in income.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company conducts business, and files federal and state income, franchise or net worth, tax returns in Canada, the United States, in various states within the United States and the Commonwealth of Puerto Rico. The Company determines its filing obligations in a jurisdiction in accordance with existing statutory and case law. The Company may be subject to a reassessment of federal and provincial income taxes by Canadian tax authorities for a period of three years from the date of the original notice of assessment in respect of any particular taxation year. For Canadian and U.S. income tax returns, the open taxation years range from 2010 to 2017. In certain circumstances, the U.S. federal statute of limitations can reach beyond the standard three year period. U.S. state statutes of limitations for income tax assessment vary from state to state. Tax authorities of Canada and U.S. have not audited any of the Company’s, or its subsidiaries’, income tax returns for the open taxation years noted above.

Significant management judgment is required in determining the provision for income taxes, and in particular, any valuation allowance recorded against the Company’s deferred tax assets. Deferred tax assets are regularly reviewed for recoverability. The Company currently has significant deferred tax assets resulting from net operating loss carryforwards and deductible temporary differences, which should reduce taxable income in future periods. The realization of these assets is dependent on generating future taxable income.

The Company follows the guidance set forth within ASC Topic 740, Income Taxes (“ASC Topic 740”) which prescribes a two-step process for the financial statement recognition and measurement of income tax positions taken or expected to be taken in an income tax return. The first step evaluates an income tax position in order to determine whether it is more likely than not that the position will be sustained upon examination, based on the technical merits of the position. The second step measures the benefit to be recognized in the financial statements for those income tax positions that meet the more likely than not recognition threshold. ASC Topic 740 also provides guidance on de-recognition, classification, recognition and classification of interest and penalties, accounting in interim periods, disclosure and transition. Penalties and interest, if incurred, would be recorded as a component of current income tax expense.

The Company received a tax notice from the Puerto Rican government requesting payment of taxes related to 2014 in the amount of $166,084 plus penalties and interest of $87,027 for a total obligation due of $253,111. This tax assessment is included in accrued expenses at May 31, 2017.

Revenue Recognition

The Company’s revenues are generated from applications and infrastructure services. The Company recognizes revenue on arrangements in accordance with ASC Topic 605-10, “Revenue Recognition”. The Company recognizes revenue only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

The applications and infrastructure revenues are derived from contracts to provide technical engineering services along with contracting services to commercial and governmental customers. The Company’s service contracts generally require specific tasks or services that the Company must perform under the contract. The Company recognizes revenues associated with these services upon the completion of the related task or service which is at the time the four revenue recognition criteria have been met. Direct costs incurred related to performance of the task or service are deferred and recorded as prepaid expense and are expensed when the related revenue is recognized.

The Company also generates revenue from service contracts with certain customers. These contracts are accounted for under the proportional performance method. Under this method, revenue is recognized in proportion to the value provided to the customer for each project as of each reporting date.

The Company records unbilled receivables for revenues earned, but not yet billed.

During the year ended May 31, 2016, the Company performed research and development services. The Company recognized revenue under research contracts when a contract has been executed, the contract price is fixed and determinable, delivery of services or products has occurred, and collectability of the contract price is considered reasonably assured and can be reasonably estimated. Revenue was based on direct labor hours expended at contract billing rates plus other billable direct costs.

Cost of Revenues

Cost of revenues includes all direct costs of providing services under our contracts, including costs for direct labor provided by employees, services by independent subcontractors, operation of capital equipment (excluding depreciation and amortization), direct materials, insurance claims and other direct costs.

Research and Development Costs

Research and development costs are expensed as incurred.

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The Company uses the Black-Scholes option pricing model to calculate the fair value of stock-based awards. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to the Company’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the consolidated statement of operations over the requisite service period.

Loss Per Share

The Company computes loss per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing the loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As at May 31, 2017, the Company had 647,182,222 (2016 – 56,260,229) dilutive potential shares outstanding.

Comprehensive Loss

ASC 220, “Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at May 31, 2017 and 2016, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the consolidated financial statements.

Concentrations of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivables. The Company maintains its cash balances with high-credit-quality financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. These deposits may be withdrawn upon demand and therefore bear minimal risk.

The Company provides credit to customers on an uncollateralized basis after evaluating client creditworthiness. For the period from April 25, 2017 to May 31, 2017, two customers accounted for 48% and 11%, respectively, of consolidated revenues for the period from April 25, 2017 to May 31, 2017. In addition, amounts due from these customers represented 39% and 8%, respectively, of trade accounts receivable as of May 31, 2017.

The Company’s customers are primarily located within the domestic United States of America and Puerto Rico. Revenues generated within the domestic United States of America accounted for approximately 94% of consolidated revenues for the period from April 25, 2017 to May 31, 2017. Revenues generated from customers in Puerto Rico accounted for approximately 6% of consolidated revenues for the period from April 25, 2017 to May 31, 2017.

Fair Value Measurements

The Company measures and discloses the estimated fair value of financial assets and liabilities using the fair value hierarchy prescribed by US generally accepted accounting principles. The fair value hierarchy has three levels, which are based on reliable available inputs of observable data. The hierarchy requires the use of observable market data when available. The three-level hierarchy is defined as follows:

Level 1 – quoted prices for identical instruments in active markets.

Level 2 – quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model derived valuations in which significant inputs and significant value drivers are observable in active markets; and.

Level 3 – fair value measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Financial instruments consist principally of cash and cash equivalents, accounts receivable, restricted cash, accounts payable, loans payable and convertible debentures. Derivative liabilities are determined based on “Level 3” inputs, which are significant and unobservable and have the lowest priority. There were no transfers into or out of “Level 3” during the years ended May 31, 2017 and 2016. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

Our financial assets and liabilities carried at fair value measured on a recurring basis as of May 31, 2017 and 2016, consisted of the following:

	Total fair value at May 31, 2017 $	Quoted prices in active markets (Level 1) $	Significant other observable inputs (Level 2) $	Significant unobservable inputs (Level 3) $
Description:
Derivative liability (1)	3,760,067	–	–	3,760,067

	Total fair value at May 31, 2016 $	Quoted prices in active markets (Level 1) $	Significant other observable inputs (Level 2) $	Significant unobservable inputs (Level 3) $
Description:
Derivative liability (1)	978,245	–	–	978,245

(1)	The Company has estimated the fair value of these derivatives using the Black-Scholes option pricing model, Monte-Carlo model or a Binomial Model based.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial statement. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. See Note 10 for additional information.

Derivative Liabilities

The Company accounts for derivative instruments in accordance with ASC Topic 815, “Derivatives and Hedging” and all derivative instruments are reflected as either assets or liabilities at fair value in the balance sheet. The Company uses estimates of fair value to value its derivative instruments. Fair value is defined as the price to sell an asset or transfer a liability in an orderly transaction between willing and able market participants. In general, the Company’s policy in estimating fair values is to first look at observable market prices for identical assets and liabilities in active markets, where available. When these are not available, other inputs are used to model fair value such as prices of similar instruments, yield curves, volatilities, prepayment speeds, default rates and credit spreads, relying first on observable data from active markets. Depending on the availability of observable inputs and prices, different valuation models could produce materially different fair value estimates. The values presented may not represent future fair values and may not be realizable. The Company categorizes its fair value estimates in accordance with ASC 820 based on the hierarchical framework associated with the three levels of price transparency utilized in measuring financial instruments at fair value as discussed above. As at May 31, 2017 and 2016, the Company had a $3,760,067 and $978,245 derivative liability, respectively.

Recent Accounting Pronouncements

On May 28, 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which is effective for nonpublic entities for annual reporting periods, as amended, beginning after December 15, 2018. The new revenue recognition standard provides a five-step analysis of transactions to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new standard is effective for the Company on June 1, 2019, and early adoption is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company continues to evaluate the standard and has not yet selected a transition method.

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740) – Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”), which is effective for nonpublic entities for annual reporting periods beginning after December 15, 2016. ASU 2015-17 simplifies the presentation of deferred income taxes by requiring that deferred tax liabilities and assets be classified as non-current in the statement of financial position. The Company has elected to early adopt the requirements of ASU 2015-17 and the results of such adoption are presented within these consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), which is effective for nonpublic entities for annual reporting periods beginning after December 15, 2019. Under ASU 2016-02, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: 1) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and 2) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The Company continues to evaluate the effects of ASU 2016-02 and does not expect that the adoption will have a material effect on its consolidated financial statements and disclosures.

In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (“ASU 2016-08”). The amendments are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations by amending certain existing illustrative examples and adding additional illustrative examples to assist in the application of the guidance. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606: The guidance is effective for the Company beginning June 1, 2019. The Company is currently evaluating the effects of ASU 2016-08 on its consolidated financial statements.

In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing (“ASU 2016-10”). The amendments in ASU 2016-10 clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606: The guidance is effective for the Company beginning June 1, 2019. The Company is currently evaluating the effects of ASU 2016-10 on its consolidated financial statements.

In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients (“ASU 2016-12”). The amendments in ASU 2016-12 provide clarifying guidance in certain narrow areas and add some practical expedients. Specifically, the amendments in this update (1) clarify the objective of the collectability criterion in step 1, and provides additional clarification for when to recognize revenue for a contract that fails step 1, (2) permit an entity, as an accounting policy election, to exclude amounts collected from customers for all sales (and other similar) taxes from the transaction price (3) specify that the measurement date for noncash consideration is contract inception, and clarifies that the variable consideration guidance applies only to variability resulting from reasons other than the form of the consideration, (4) provide a practical expedient that permits an entity to reflect the aggregate effect of all modifications that occur before the beginning of the earliest period presented when identifying the satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price to the satisfied and unsatisfied performance obligations, (5) clarifies that a completed contract for purposes of transition is a contract for which all (or substantially all) of the revenue was recognized under legacy GAAP before the date of initial application. Further, accounting for elements of a contract that do not affect revenue under legacy GAAP are irrelevant to the assessment of whether a contract is complete. In addition, the amendments permit an entity to apply the modified retrospective transition method either to all contracts or only to contracts that are not completed contracts, and (6) clarifies that an entity that retrospectively applies the guidance in Topic 606 to each prior reporting period is not required to disclose the effect of the accounting change for the period of adoption. However, an entity is still required to disclose the effect of the changes on any prior periods retrospectively adjusted. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. The guidance is effective for the Company beginning June 1, 2019. The Company is currently evaluating the effects of ASU 2016-12 on its consolidated financial statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business (“ASU 2017-01”). The Amendments in this Update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting, including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for annual periods beginning after December 15, 2018, including interim periods within those periods. Early adoption of this standard is permitted. The Company is currently evaluating the effects of ASU 2017-01 on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). This standard will simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Current guidance requires that companies compute the implied fair value of goodwill under Step 2 by performing procedures to determine the fair value at the impairment testing date of its assets and liabilities (including unrecognized assets and liabilities) following the procedure that would be required in determining the fair value of assets acquired and liabilities assumed in a business combination. This standard will require companies to perform annual or interim goodwill impairment tests by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. This standard will be effective for annual periods beginning after December 15, 2020, including interim periods within that reporting period, and will be applied prospectively. Early adoption of this standard is permitted on testing dates after January 1, 2017. The Company is evaluating the effects of ASU 2017-04 on its consolidated financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or result of operations.

Results of Operations for the Three Month Periods Ended August 31, 2017 and August 31, 2016

Revenues

Our operating results for the three month periods ended August 31, 2017 and August 31, 2016 are summarized as follows:

	Three Months Ended August 31, 2017	Three Months Ended August 31, 2016	Difference
Revenue	$3,115,921	$-	$3,115,921
Operating expenses	$886,019	$88,994	$(797,025)
Other income (expense)	$(408,315)	$(75,014)	$(333,301)
Net income (loss)	$(687,165)	$(164,008)	$(523,157)

We generated revenue increase for the three months ended August 31, 2017 of $3,115,921 compared to (Nil) revenues during the same period ended August 31, 2016. During this period ended August 31, 2017, all of our revenues and a significant portion of our expenses were generated by our acquired telecommunications division (AW Solutions, Inc.; AW Solutions Puerto Rico, LLC; Tropical Communications, Inc.) on April 25, 2017. Our net loss for the three month period ended August 31, 2017 of $687,165 is attributed to the increased operating expenses of $797,025, plus higher other expenses of $333,301.

Expenses

During the three months ended August 31, 2017, our operating expenses were $886,019 compared to operating expenses of $88,994 for the three month period ended August 31, 2016. The increase on operating expense is a result of the acquisition of the telecommunication division on April 25, 2017 which consisting of AW Solutions, Inc., AW Solutions Puerto Rico LLC, and Tropical Communications, Inc. These expenses include general and administrative costs, all of our corporate costs, as well as costs from our subsidiaries management personnel and administrative overhead. These costs primarily consist of employee compensation and related expenses, including legal, consulting and professional fees, information technology, provisions for recoveries of bad debt and other costs not directly related to performance of our services under customer contracts. We expect these expenses to continue to generally increase as we expand our operations, but expect that such expenses as a percentage of revenue will decrease if we succeed in increasing revenues.

General and administrative costs were $558,128 for the three months ended August 31, 2017 compared to $35,729 for the three months ended August 31, 2016. Salaries and wages were $259,760 for the three months ended August 31, 2017 compared to $45,744 for the three months ended August 31, 2016. Depreciation and amortization costs were $68,131 for the three months ended August 31, 2017 compared to $7,521 for the three months ended August 31, 2016.

Other Income (Expense)

For the three months ended August 31, 2017, we incurred other expenses of $408,315, which was an increase of $333,301 compared to the same period in 2016. The increase was primarily due to higher accretion discounts related to convertible debentures of $293,060.

Net Loss

For the three months ended August 31, 2017, we incurred a net loss of $687,165, compared to a net loss of $164,008 for the same period in 2016.

Liquidity and Capital Resources

As of August 31, 2017, our total current assets were $2,059,693 and our total current liabilities were $10,544,343, resulting in a working capital deficit of $8,484,650 compared to a working capital deficit of $7,865,616 as of May 31, 2017.

We suffered recurring losses from operations. The Continuation of our company is dependent upon our company attaining and maintaining profitable operations and raising additional capital as needed. In this regard, we have historically raised additional capital through equity offerings and loan transactions.

Cash Flow	Three Months Ended August 31, 2017	Three Months Ended August 31, 2016
Net Cash Used In Operating Activities	$(337,095)	$(47,842)
Net Cash Used In Investing Activities	$-	$-
Net Cash Provided by Financing Activities	$150,200	$50,849
Change In Cash	$(186,895)	$3,007

The decrease in cash that we experienced in the period ended August 31, 2017 compared to the decrease during the period ended August 31, 2016 is primarily due to the acquisition of AW Solutions and its subsidiaries and increased funding requirements for ongoing operating activities. During the period ended August 31, 2017, the repayment of loans payable of $100,000 was made on a note payable of $250,200 which created the cash balance as noted above. We expect that our cash position will increase, due to operating profits in the telecommunication division. Over the coming months and year, subject to raising additional funds, we plan to primarily concentrate on our telecommunications business and associated projects.

In order to improve our liquidity, we intend to pursue additional equity financing from private placement sales of our equity securities or shareholders loans. There is no assurance that we will be successful in completing any further private placement financing. If we are unable to achieve the necessary additional financing, then we plan to reduce the amounts we spend on our business activities and administrative expenses in order to be within the amount of capital resources that are available to us.

As of the three months ended August 31, 2017, we had cash of $158,207 compared to $4,126 for the three months ended August 31, 2016. Our cash balance at the beginning of this year was $345,102.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Inflation

The effect of inflation on our revenue and operating results has not been significant.

Results of Operations for the Fiscal Year Ended May 31, 2017 and May 31, 2016

The following summary of our results of operations should be read in conjunction with our audited financial statements for the years ended May 31, 2017 and 2016.

Our operating results for the years ended May 31, 2017 and 2016 are summarized as follows:

	2017	2016
Statement of Operations Data:		(as revised)

Revenues	$1,069,917	$70,298
Gross profit	249,414	70,298
Operating expenses	5,011,243	922,862
Loss from operations	(4,761,829)	(852,564)
Total other expense	(2,109,458)	(1,367,296)
Net loss attributable to common stockholders	(6,871,287)	(2,219,860)
Net loss per share, basic	$(0.06)	$(0.03)
Net loss per share, diluted	$(0.06)	$(0.03)
Basic weighted average shares outstanding	117,085,052	78,327,306
Diluted weighted average shares outstanding

	2017	2016
Balance sheet data:
Cash	$345,102	$1,119
Accounts receivable, net	1,623,200	7,358
Total current assets	2,100,457	13,266
Goodwill and intangible assets, net	2,964,360	62,615
Total assets	5,188,777	171,027

Total current liabilities	9,966,073	2,845,939
Long-term liabilities	-	3,308
Stockholders’ (deficit) equity	(4,777,296)	(2,678,220)

Revenue

Our revenue increased from $70,298 for the year ended May 31, 2016 to $1,069,917 for the year ended May 31, 2017. Our net loss attributable to common stockholders increased from $2,219,860 for the year ended May 31, 2016 to $6,871,287 for the year ended May 31, 2017. As of May 31, 2016, our stockholders’ deficit was $4,777,296. During 2017, all of our revenue and a significant portion of our expense was generated by our acquired company AW Solutions. During the year ended May 31, 2016, the Company generated a nominal amount of revenue from the provision of research and development services.

A significant portion of our services are performed under master service agreements and other arrangements with customers that extend for periods of one or more years. We are currently party to numerous master service agreements, and typically have multiple agreements with each of our customers. Master Service Agreements (MSA’s) generally contain customer-specified service requirements, such as discreet pricing for individual tasks. To the extent that such contracts specify exclusivity, there are often a number of exceptions, including the ability of the customer to issue work orders valued above a specified dollar amount to other service providers, perform work with the customer’s own employees and use other service providers when jointly placing facilities with another utility. In most cases, a customer may terminate an agreement for convenience with written notice. The remainder of our services are provided pursuant to contracts for specific projects. Long-term contracts relate to specific projects with terms in excess of one year from the contract date. Short-term contracts for specific projects are generally of three to four months in duration.

The percentage of revenue from long-term contracts varies between periods depending on the mix of work performed under our contracts. All revenues derived from master service agreements are from customers that are serviced by our applications and infrastructure and professional services segments. The decline in revenues from multi-year master service agreements is due to the addition of our cloud services segment and managed services segment, which do not derive revenues from multi-year master service agreements.

	2017	2016
Revenue from:
Infrastructure & Professional Services	$1,069,917	Nil
Energy Services & Solutions	Nil	$70,298
As a percentage of total revenue:
Infrastructure & Professional Services	100%	-
Energy Services & Solutions	-	100%

Cost of Revenues

Cost of revenues includes all direct costs of providing services under our contracts, including costs for direct labor provided by employees, services by independent subcontractors, operation of capital equipment (excluding depreciation and amortization), direct materials, insurance claims and other direct costs.

For a majority of the contract services we perform, our customers provide all required materials while we provide the necessary personnel, tools and equipment. Materials supplied by our customers, for which the customer retains financial and performance risk, are not included in our revenue or costs of revenues. We expect cost of revenues to continue to increase if we succeed in continuing to grow our revenue.

General and Administrative Costs.

General and administrative costs include all of our corporate costs, as well as costs of our subsidiaries’ management personnel and administrative overhead. These costs primarily consist of employee compensation and related expenses, including legal, consulting and professional fees, information technology and development costs, provision for or recoveries of bad debt expense and other costs that are not directly related to performance of our services under customer contracts. Information technology and development costs included in general and administrative expenses are primarily incurred to support and to enhance our operating efficiency. We expect these expenses to continue to generally increase as we expand our operations, but expect that such expenses as a percentage of revenues will decrease if we succeed in increasing revenues.

General and administrative costs were $106,114 for the year ended May 31, 2017, compared to $559,316 for the year ended May 31, 2016. The decrease in general and administrative expenses was because of cost cutting resulting in less staff and overhead prior to the acquisition of AW Solutions.

Salaries & Wages Expenses.

Salaries and wages were $4,845,260 for the year ended May 31, 2017, compared to $335,638 for the year ended May 31, 2016. The increase during the year ended May 31, 2017, was primarily the result of issuing 124,251,510 shares with a fair value of $3,976,048 to two new directors of the Company in exchange for services provided.

Accounts Receivable

We had accounts receivable at May 31, 2017 and 2016 of $1,623,200 and $7,358, respectively. At May 31, 2016, the Company’s receivables consisted solely of input tax credits receivable. At May 31, 2017, almost all of the Company’s receivables were trade accounts receivables related to AW Solutions.

Capital expenditures

We had capital expenditures of $0 and $16,748 for the years ended May 31, 2017 and 2016, respectively. We expect our capital expenditures for the 12 months ending May 31, 2018 to increase to some degree with in the integration of AW Solutions. These capital expenditures will be primarily utilized for equipment needed related to fiber operations and office equipment. We expect to fund such capital expenditures out of our working capital.

Goodwill and Indefinite Lived Intangible Assets

Goodwill was $1,503,633 was for the year ended May 31, 2017, compared to nil for the year ended May 31, 2016.

Goodwill was generated through the acquisitions we have made during 2017. As the total consideration we paid for our completed acquisitions exceeded the value of the net assets acquired, we recorded goodwill for each of our completed acquisitions (see Note 3) of the Notes to our consolidated financial statements included in this report). At the date of acquisition, we performed a valuation to determine the value of the goodwill and intangible assets, along with the allocation of assets and liabilities acquired. The goodwill is attributable to synergies and economies of scale provided to us by the acquired entity.

We perform our annual impairment test at the reporting unit level, which is consistent with our operating segments. Our two (2) reportable segments are infrastructure and professional services, and energy services. Infrastructure and professional services comprised of AW Solutions the energy services operating segment is comprised of Mantra Energy Alternatives (MEA). These reporting units are aggregated to form two (2) operating segments and two (2) reportable segments for financial reporting and for the evaluation of goodwill for impairment. As our business evolves and the acquired entities continue to be integrated, our operating segments may change. This may require us to reassess how goodwill at our reporting units are evaluated for impairment.

We perform the impairment testing at least annually or at other times if we believe that it is more likely than not that there may be an impairment to the carrying value of our intangible assets with indefinite lives and goodwill. If it is more likely than not that goodwill impairment exists, the second step of the goodwill impairment test should be performed to measure the amount of impairment loss, if any.

We consider the results of an income approach and a market approach in determining the fair value of the reportable units. We evaluated the forecasted revenue using a discounted cash flow model for each of the reporting units. We also noted no unusual cost factors that would impact operations based on the nature of the working capital requirements of the components comprising the reportable units. Current operating results, including any losses, are evaluated by us in the assessment of goodwill and other intangible assets. The estimates and assumptions used in assessing the fair value of the reporting units and the valuation of the underlying assets and liabilities are inherently subject to significant uncertainties. Key assumptions used in the income approach in evaluating goodwill are forecasts for each of the reporting unit revenue growth rates along with forecasted discounted free cash flows for each reporting unit, aggregated into each reporting segment. For the market approach, we used the guideline public company method, under which the fair value of a business is estimated by comparing the subject company to similar companies with publicly-traded ownership interests. From these “guideline” companies, valuation multiples are derived and then applied to the appropriate operating statistics of the subject company to arrive at indications of value.

While we use available information to prepare estimates and to perform impairment evaluations, actual results could differ significantly from these estimates or related projections, resulting in impairment related to recorded goodwill balances. Additionally, adverse conditions in the economy and future volatility in the equity and credit markets could impact the valuation of our reporting units. We can provide no assurances that, if such conditions occur, they will not trigger impairments of goodwill and other intangible assets in future periods.

Events that could cause the risk for impairment to increase are the loss of a major customer or group of customers, the loss of key personnel and changes to current legislation that may impact our industry or its customers’ industries.

Income Taxes

As of May 31, 2017 and 2016, the Company had federal net operating loss carryforwards (“NOL’s”) of $9,955,092 and $4,047,230, respectively that will be available to reduce future taxable income, if any. These NOL’s begin to expire in 2027.

Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, provide for annual limitations on the utilization of net operating loss, capital loss and credit carryforwards if the Company were to undergo an ownership change, as defined in Section 382 of the Code. In general, an ownership change occurs whenever the percentage of the shares of a corporation owned, directly or indirectly, by 5-percent shareholders, as defined in Section 382 of the Code, increases by more than 50 percentage points over the lowest percentage of the shares of such corporation owned, directly or indirectly, by such 5-percent shareholders at any time over the preceding three years. In the event such ownership change occurs, the annual limitation may result in the expiration of net operating losses capital losses and credits prior to full utilization.

The Company has not completed a study to assess whether ownership change has occurred as a result of the Company’s acquisition of AWS and related issuance of shares (See Note 3). However, as a result of the issuance of common shares in 2017, the Company believes an ownership change under Sec. 382 may have occurred. As a result of this ownership change certain of the Company’s net operating loss, capital loss and credit carryforwards will expire prior to full utilization.

The Company performs an analysis each year to determine whether the expected future income will more likely than not be sufficient to realize the deferred tax assets. The Company’s recent operating results and projections of future income weighed heavily in the Company’s overall assessment. Prior to 2017, there were no provisions (or benefits) for income taxes because the Company had sustained cumulative losses since the commencement of operations.

The Company’s continuing practice is to recognize interest and/or penalties related to income tax matters as a component of income tax expense. As of May 31, 2017 and 2016, there was no accrued interest and penalties related to uncertain tax positions.

The Company is subject to U.S. federal income taxes and to income taxes in various states in the United States. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. Due to the Company’s net operating loss carryforwards all years remain open to examination by the major domestic taxing jurisdictions to which the Company is subject. In addition, all of the net operating loss and credit carryforwards that may be used in future years are still subject to adjustment.

Liquidity and Financial Condition

As of May 31, 2017, our total current assets were $2,100,457 and our total current liabilities were $9,966,073, resulting in a working capital deficit of $7,865,616 compared to working capital deficit of $2,832,673 as at May 31, 2016.

We have suffered recurring losses from operations. The continuation of our company is dependent upon our company attaining and maintaining profitable operations and raising additional capital as needed. In this regard we have historically raised additional capital through equity offerings and loan transactions.

Cash Flows

	Year Ended	Year Ended
	May 31,	May 31,
	2017	2016
Net Cash Used in Operating Activities	$(403,732)	$(463,370)
Net Cash Provided by (Used) In Investing Activities	$116,612	$(16,748)
Net Cash Provided by Financing Activities	$631,103	$473,791
Cash (decrease) increase during the year	$343,983	$(6,327)

The increase in cash that we experienced during fiscal 2017 as compared to the decrease of cash during fiscal 2016 was primarily due to acquisition of AW Solutions and increased funding activities during the year, which, added cash to our balance sheet. We obtained $631,103 during the year in funding. This was offset in part by cash used in operating activities $403,732. We expect that our cash position will increase next year, due to operating profits in our telecommunications division. We have not been able to reach the break-even point since our inception and have had to rely on outside capital resources. We anticipate making significant revenues for the next year. Over the next 12 months, subject to raising additional funds, we plan to primarily concentrate on our telecommunications business and associated projects.

In order to improve our liquidity, we intend to pursue additional equity financing from private placement sales of our equity securities or shareholders’ loans. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will be successful in completing any further private placement financings. If we are unable to achieve the necessary additional financing, then we plan to reduce the amounts that we spend on our business activities and administrative expenses in order to be within the amount of capital resources that are available to us.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenue and operating results has not been significant.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Price Range of Common Stock

Our common stock is currently available for quotation on the OTCQB market under the symbol “SGSIF.” Previously, our common stock was available for quotation on the Over-the-Counter Bulletin Board under the symbol “MVTG.”

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	Fiscal Year 2016
	High	Low
First Quarter	$0.27	$0.08
Second Quarter	$0.10	$0.02
Third Quarter	$0.05	$0.01
Fourth Quarter	$0.03	$0.01

	Fiscal Year 2017
	High	Low
First Quarter	$.021	.0061
Second Quarter	.03	.0043
Third Quarter	.008	.0028
Fourth Quarter	.033	.0025

On September 22, 2017, the closing sale price of our common stock, as reported by OTC Markets, was $0.0055 per share. On September 25, 2017, there were 434 holders of record of our common stock and 274,998,800 common shares outstanding. Because many of our shares of common stock are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements of our business. Any future determination to pay cash dividends will be at the discretion of the Board and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as the Board deems relevant.

Dividends

To date, we have not paid any dividends on our common shares and we do not expect to declare or pay any dividends on our common shares in the foreseeable future. Payment of any dividends will depend upon future earnings, if any, our financial condition, and other factors as deemed relevant by our board of directors.

Equity Compensation Plans

On November 24, 2009, we registered a 2009 Stock Compensation Plan and a 2009 Stock Option Plan which permits our company to grant up to an aggregate of 3,500,000 options to acquire shares of common stock, to directors, officers, employees and consultants of our company.

Our board of directors may amend or terminate the Plans at any time, but no action will affect any outstanding awards in any manner materially adverse to participant without the consent of the participants. Plan amendments will be submitted to the stockholders for their approval as required by applicable law or any listing agency. Our plans provide additional means to attract, motivate, retain and reward employees or other eligible persons by allow them the ability to purchase additional shares of common stock.

Recent Sales of Unregistered Securities

Stock transactions during the year ended May 31, 2017:

On July 1, 2016, the Company issued 2,368,322 shares of common stock upon the conversion of $15,000 of principal of the convertible note described in Note 10(f).

On August 15, 2016, the Company issued 2,826,456 shares of common stock upon the conversion of $10,000 of principal of the convertible note described in Note 10(f).

On August 29, 2016, the Company issued 2,000,000 units at $0.015 per unit for proceeds of $30,000. Each unit consisted of one share of common stock and one share purchase warrant. Each share purchase warrant is exercisable at $0.03 per share of common stock for a period of two years or thirty calendar days after the Company’s common stock trades at least one time per day on the FINRA Over-the-Counter Bulletin Board at a price at or above $0.03 per share for five consecutive trading days. As at May 31, 2016, the Company had received proceeds of $25,000 at $0.015 per unit for subscriptions for 1,666,666 units which was included in common stock subscribed.

On September 19, 2016, the Company issued 4,920,400 shares of common stock upon the conversion of the two convertible notes of $58,000 and $94,000 described in Note 10(c) and $44,816 of accrued interest.

On September 26, 2016, the Company issued 2,780,868 shares of common stock upon the conversion of $10,000 of principal of the convertible note described in Note 10(f).

October 3, 2016, the Company issued 4,413,181 shares of common stock upon the conversion of the note payable of $14,406 (CAD - $18,895) described in Note 8(d) and $735 (CAD - $964) of accrued interest. The Company recorded the common shares at their fair value of $39,277 which resulted in a loss on settlement of debt of $19,418.

On December 5, 2016, the Company issued 5,393,560 shares of common stock upon the conversion of $15,075 of principal of the convertible note described in Note 10(f).

On December 9, 2016, the Company issued 1,000,000 shares pursuant to the settlement agreement described in Note 16(h).

On January 13, 2017, the Company issued 5,070,994 shares of common stock upon the conversion of $10,000 of principal of the convertible note described in Note 10(f).

On December 1, 2016, the Company entered into a debt settlement agreement to settle $7,500 of amounts owed for services in exchange for 2,000,000 common shares. The Company has not yet issued the shares. The Company will record the debt settlement upon the issuance of shares.

On March 2, 2017, the Company issued 5,954,208 shares of common stock upon the conversion of $10,837 of principal and unpaid interest of the convertible note described in Note 10(f).

On March 7, 2017, the Company issued 5,954,208 shares of common stock upon the conversion of $10,063 of principal and unpaid interest of the convertible note described in Note 10(f).

On March 13, 2017, the Company amended a debt settlement agreement, dated November 15, 2016, to settle a $15,000 loan described in Note 8(c) in exchange for 6,000,000 common shares. The shares were issued effective March 8, 2017.

On March 15, 2017, the Company issued 6,548,937 shares of common stock upon the conversion of $11,068 of principal and unpaid interest of the convertible note described in Note 10(f).

On April 1, 2017, the Company issued an aggregate 295,800 shares of common stock upon the conversion of $11,832 of principal and unpaid interest of two convertible notes described in Note 10(d).

On April 7, 2017, the Company issued 2,170,314 shares of common stock upon the conversion of $3,527 of principal and unpaid interest of the convertible note described in Note 10(f).

On April 10, 2017, the Company issued 4,491,018 shares of common stock upon the conversion of $15,000 in accounts payable debt, further to an agreement dated January 17, 2017.

On May 18, 2017, the Company issued 62,125,755 shares of common stock with a fair value of $1,988,024 to a new director of the Company in exchange for services for the Company.

On May 19, 2017, the Company issued 62,125,755 shares of common stock with a fair value of 1,988,024 to a new director of the Company in exchange for services for the Company.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

●	We did not purchase any of our registered securities during the period covered by this Annual Report.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our bylaws state that the authorized number of directors shall be not less than one and not more than fifteen and shall be set by resolution of the board of directors. Our board of directors consists of two (2) members, all of whom are not considered “independent directors,” as defined in applicable rules of the SEC and NASDAQ. Officers are appointed and serve at the discretion of our board of directors. There are no family relationships among any of our directors or executive officers.

Our current directors and officers are as follows:

Name	Position	Age	Date First Elected or Appointed
Roger M. Ponder	Chairman of the Board, Chief Executive Officer	64	June 6, 2017
Keith Hayter	President & Board of Director	52	June 6, 2017

Our directors serve until our next annual shareholder meeting or until his successor is elected who accepts the position. Officers hold their positions at the pleasure of the board of directors. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

The following is information about the experience and attributes of the members of our board of directors and senior executive officers as of the date of this report. The experience and attributes of our directors discussed below provide the reasons that these individuals were selected for board membership, as well as why they continue to serve in such positions.

Roger M. Ponder, CEO and Chairman of the Board

Mr. Ponder, age 64, has served as a director of the Company since April 2017. Mr. Ponder serves as a member of the board of directors of InterCloud Systems, Inc., and served as its Chief Operating Officer from November 2012 to March 2015. Mr. Ponder has been the President and Chief Executive Officer of Summit Capital Advisors LLC and Summit Broadband LLC, a provider of consulting services to private equity and institutional banking entities in the telecommunications, cable and media/internet sectors, since August 2009. From January 2005 to August 2009, he was the President - Midwest/Kansas City Division of Time Warner Cable. Mr. Ponder was a member of the United Way Board of Trustees - Kansas City from January 2006 to January 2011. Mr. Ponder received his B.S. from Rollins College in Business Administration and Economics. Mr. Ponder brings extensive business development, strategic planning and operational experience to the Company.

The Company entered into an employment agreement (the “Ponder Agreement”) with Mr. Ponder, effective as of June 6, 2017. The form of the Ponder Agreement was approved by the Board. A copy of the Ponder Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The following is a brief summary of the material terms of the Ponder Agreement.

The Ponder Agreement has a three-year term and will automatically renew for successive one-year terms unless the Company or Mr. Ponder elects to terminate the agreement by giving 60 days’ notice prior to the end of the current term. Mr. Ponder will receive a base annual salary of $220,000, which may be increased (but not decreased) by the Board (or a committee thereof) in its sole discretion.

In addition, Mr. Ponder is entitled to receive annual incentive (bonus) compensation as the Board shall determine. His target bonus is equal to 60% of Mr. Ponder’s base salary for that fiscal year. Mr. Ponder was also granted a stock option to purchase shares of the Company’s Common Stock as determined by the Board under the Company’s Performance Incentive Plan, to participate in various employee benefit plans and to be reimbursed for out-of-pocket expenses. Mr. Ponder received a sign on bonus of 62,125,755 Common Shares.

Keith Hayter, President, Corporate Secretary and Director.

On June 6, 2017, the Board appointed Keith W. Hayter to serve as President of the Company, effective immediately. Mr. Hayter, age 52, has served as a director of the Company since April 2017. Mr. Hayter has served as the Chief Executive Officer and President of AW Solutions Inc. and AW Solutions Puerto Rico LLC since 2006. Mr. Hayter attended Platt College, the City and Guilds Institute and the City and East London College. Mr. Hayter brings extensive multi-national experience in the start-up, development and management in the telecommunication and construction industry.

The Company entered into an employment agreement (the “Hayter Agreement”) with Mr. Hayter, effective as of June 6, 2017. The form of the Hayter Agreement was approved by the Board. A copy of the Hayter Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The following is a brief summary of the material terms of the Hayter Agreement.

The Hayter Agreement has a three-year term and will automatically renew for successive one-year terms unless the Company or Mr. Hayter elects to terminate the agreement by giving 60 days’ notice prior to the end of the current term. Mr. Hayter will receive a base annual salary of $210,000, which may be increased (but not decreased) by the Board (or a committee thereof) in its sole discretion.

In addition, Mr. Hayter is entitled to receive annual incentive (bonus) compensation as the Board shall determine. His target bonus is equal to 60% of Mr. Hayter’s base salary for that fiscal year. Mr. Hayter was also granted a stock option to purchase shares of the Company’s Common Shares as determined by the Board under the Company’s Performance Incentive Plan, to participate in various employee benefit plans and to be reimbursed for out-of-pocket expenses. Mr. Hayter received a sign on bonus of 62,125,755 Common Shares.

Kristof Resignation

On June 6, 2017, Larry Kristof, our former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Manager officer of Spectrum Global Solutions, Inc. (the “Company”), resigned from all of his positions with the Company. Mr. Kristof remains as the President of the Company’s Mantra Energy Alternatives subsidiary.

Dodd Resignation

On April 20, 2017, Patrick Dodd, resigned from Spectrum Global Solutions, Inc. from any and all director, officer, manager and/or any other positions he may hold at Spectrum Global Solutions, Inc., including Director and VP of Business Development.

Boughen Resignation

On April 20, 2017, Jonathan Michael Boughen, resigned from Spectrum Global Solutions, Inc. from any and all director, officer, manager and/or any other positions he may hold at Spectrum Global Solutions, Inc.

Family Relationships

None.

Board Independence and Committees

We are not required to have any independent members of the Board of Directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We adopted a Code of Ethics applicable to all of our directors, officers, employees and consultants, which is a “code of ethics” as defined by applicable rules of the SEC. Our Code of Ethics was attached as an exhibit to our Registration Statement filed on Form S-1filed with the SEC on February 26, 2008. If we make any amendments to our Code of Ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of our Code of Ethics to our chief executive officer, chief financial officer, or certain other finance executives, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in a Current Report on Form 8-K filed with the SEC.

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. We will provide a copy of our Code of Business Conduct and Ethics, without charge, to any person desiring a copy, by written request to our company at 300 Crown Oak Centre Drive, Longwood, Florida, 32750.

Section 16(a) Beneficial Ownership Compliance Reporting

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our shares of common stock and other equity securities, on Forms 3, 4 and 5, respectively. Executive officers, directors and greater than 10% shareholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based on a review of the copies of such reports and the written representations of such reporting persons, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were complied with during 2017, with the exception of a Statement of Changes of Beneficial Ownership of Securities on Form 3 for our Chairman of the Board and Chief Executive Officer, Roger M. Ponder, filed on May 30, 2017; a Statement of Changes of Beneficial Ownership of Securities on Form 3 for our President and Director, Keith Hayter, filed on May 30, 2017.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Chief Executive Officer, the two highest paid executive officers and up to two other highest paid individuals whose total annual salary and bonus exceeded $100,000 for fiscal years 2017 and 2016.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Larry Kristof	2017	112,927			Nil				112,927
Former President,
Chief Executive Officer,
Chief Financial Officer, Secretary
and Treasurer	2016	129,799	-	-	Nil	-	-	-	129,795

Option/SAR Grants in Fiscal Year Ended May 31, 2017

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Larry Kristof	n/a	Nil	Nil	Nil

Patrick Dodd	n/a	Nil	Nil	Nil

Outstanding Equity Awards at Fiscal Year-End Table

There were no equity awards outstanding as of May 31, 2017.

Name	Number of Securities underlying Unexercised Options (#) Exercisable	Number of Securities underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date
n/a	None	None	None	None

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted- average exercise price of outstanding options (b)	Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,500,000	$0.16	1,000,808
Equity compensation plans not approved by security holders	-	-	-
Total	1,500,000	$0.16	1,000,808

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

Roger M. Ponder employee agreement

On June 6, 2017, the Board of Directors (the “Board”) of the Company appointed Roger M. Ponder to serve as Chief Executive Officer of the Company, effective immediately. Mr. Ponder, age 64, has served as a director of the Company since April 2017. Mr. Ponder has served as a member of the board of directors of InterCloud Systems, Inc., and served as its Chief Operating Officer from November 2012 to March 2015. Mr. Ponder has been the President and Chief Executive Officer of Summit Capital Advisors LLC and Summit Broadband LLC, a provider of consulting services to private equity and institutional banking entities in the telecommunications, cable and media/internet sectors, since August 2009. From January 2005 to August 2009, he was the President - Midwest/Kansas City Division of Time Warner Cable. Mr. Ponder was a member of the United Way Board of Trustees - Kansas City from January 2006 to January 2011. Mr. Ponder received his B.S. from Rollins College in Business Administration and Economics. Mr. Ponder brings extensive business development, strategic planning and operational experience to the Company.

The Company entered into an employment agreement (the “Ponder Agreement”) with Mr. Ponder, effective as of June 6, 2017. The form of the Ponder Agreement was approved by the Board. A copy of the Ponder Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The following is a brief summary of the material terms of the Ponder Agreement.

The Ponder Agreement has a three-year term and will automatically renew for successive one-year terms unless the Company or Mr. Ponder elects to terminate the agreement by giving 60 days’ notice prior to the end of the current term. Mr. Ponder will receive a base annual salary of $220,000, which may be increased (but not decreased) by the Board (or a committee thereof) in its sole discretion.

In addition, Mr. Ponder is entitled to receive annual incentive (bonus) compensation as the Board shall determine. His target bonus is equal to 60% of Mr. Ponder’s base salary for that fiscal year. Mr. Ponder was also granted a stock option to purchase shares of the Company’s Common Stock as determined by the Board under the Company’s Performance Incentive Plan, to participate in various employee benefit plans and to be reimbursed for out-of-pocket expenses. Mr. Ponder received a sign on bonus of 62,125,755 Common Shares.

In the event that Mr. Ponder’s employment is terminated without “Cause” or he terminates his employment for “Good Reason” not in connection with a “Change in Control” (as such terms are defined in the Ponder Agreement), the Company shall pay to Mr. Ponder an amount equal to the sum of (x) twenty-four (24) months of his base salary at the monthly rate in effect on the date of termination, plus (y) two (2) times his target bonus for the fiscal year in which the termination occurs, an amount equal to any unpaid bonus from the previous year, and all equity-based awards shall vest. In addition, the Company shall pay Mr. Ponder an amount equal to the cost of continuation of group health coverage under COBRA for 12 months.

The Ponder Agreement contains a non-compete provision during the term of Mr. Ponder’s employment and for a period of one year thereafter. Mr. Ponder would also be prohibited from soliciting customers or clients of the Company with whom he dealt during his employment and from soliciting employees of the Company for the one-year period.

There are no family relationships between Mr. Ponder and any director or executive officer of the Company, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Keith W. Hayter employment agreement

On June 6, 2017, the Board appointed Keith W. Hayter to serve as President of the Company, effective immediately. Mr. Hayter, age 52, has served as a director of the Company since April 2017. Mr. Hayter has served as the Chief Executive Officer and President of AW Solutions Inc. and AW Solutions Puerto Rico LLC since 2006. Mr. Hayter attended Platt College, the City and Guilds Institute and the City and East London College. Mr. Hayter brings extensive multi-national experience in the start-up, development and management in the telecommunication and construction industry.

The Company entered into an employment agreement (the “Hayter Agreement”) with Mr. Hayter, effective as of June 6, 2017. The form of the Hayter Agreement was approved by the Board. A copy of the Hayter Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The following is a brief summary of the material terms of the Hayter Agreement.

The Hayter Agreement has a three-year term and will automatically renew for successive one-year terms unless the Company or Mr. Hayter elects to terminate the agreement by giving 60 days’ notice prior to the end of the current term. Mr. Hayter will receive a base annual salary of $210,000, which may be increased (but not decreased) by the Board (or a committee thereof) in its sole discretion.

In addition, Mr. Hayter is entitled to receive annual incentive (bonus) compensation as the Board shall determine. His target bonus is equal to 60% of Mr. Hayter’s base salary for that fiscal year. Mr. Hayter was also granted a stock option to purchase shares of the Company’s Common Shares as determined by the Board under the Company’s Performance Incentive Plan, to participate in various employee benefit plans and to be reimbursed for out-of-pocket expenses. Mr. Hayter received a sign on bonus of 62,125,755 Common Shares.

In the event that Mr. Hayter’s employment is terminated without “Cause” or he terminates his employment for “Good Reason” not in connection with a “Change in Control” (as such terms are defined in the Hayter Agreement), the Company shall pay to Mr. Hayter an amount equal to the sum of (x) twenty-four (24) months of his base salary at the monthly rate in effect on the date of termination, plus (y) two (2) times his target bonus for the fiscal year in which the termination occurs, an amount equal to any unpaid bonus from the previous year, and all equity-based awards shall vest. In addition, the Company shall pay Mr. Hayter an amount equal to the cost of continuation of group health coverage under COBRA for 12 months.

The Hayter Agreement contains a non-compete provision during the term of Mr. Hayter’s employment and for a period of one year thereafter. Mr. Hayter would also be prohibited from soliciting customers or clients of the Company with whom he dealt during his employment and from soliciting employees of the Company for the one-year period.

There are no family relationships between Mr. Hayter and any director or executive officer of the Company, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Director Compensation

The following table sets forth summary information concerning the total compensation paid to our non-employee directors in fiscal 2017 for services to our company.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)		Total ($)
n/a	$	Nil	$	Nil	$	Nil
n/a	$	Nil	$	Nil	$	Nil
Total:	$	Nil	$	Nil	$	Nil

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of November 27, 2017:

●	by each person who is known by us to beneficially own more than 5% of our common stock;

●	by each of our officers and directors; and

●	by all of our officers and directors as a group.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power.

NAME OF OWNER	TITLE OF CLASS	NUMBER OF SHARES OWNED (1)		PERCENTAGE OF COMMON STOCK (2)
Larry Kristof	Common Stock	13,250,000	(3)	4.8%
Keith W. Hayter	Common Stock	62,125,755		22.6%
Roger M. Ponder	Common Stock	62,125,755		22.6%
Jonathan M. Boughen	Common Stock	162,500		*
Patrick Dodd	Common Stock	150,000		*
Officers and Directors as a Group (5 persons)	Common Stock	137,814,010	(2)	50.1%

*	Denotes less than 1%

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of November 27, 2017 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)	Percentage based upon 274,998,800 shares of common stock issued and outstanding as of November 27, 2017.

(3)	Includes 13,250,000 shares of common stock owned by 0770987 BC Ltd. Larry Kristof, as the President of 0770987 BC Ltd. has investment and voting control over the shares held by this entity.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, we have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons wherein the amount involved in the transaction or a series of similar transactions exceeded the lesser of $120,000 or 1% of the average of our total assets for the last two fiscal years:

2016 Fiscal Year

a.	During the year ended May 31, 2016, the Company incurred management fees of $129,799 (2015 - $162,449) to the President of the Company.

b.	During the year ended May 31, 2016, the Company incurred management fees of $46,616 (2015 - $54,760) to the spouse of the President of the Company.

c.	During the year ended May 31, 2016, the Company incurred research and development fees of $28,920 (2015 - $76,065) to a director of the Company.

d.	The Company recorded $21,609 of management fees for the vesting of options previously granted to officers and directors.

e.	As at May 31, 2016, the Company owes a total of $136,722 (2015 - $93,418) to the President of the Company and his spouse, and a company controlled by the President of the Company which is non-interest bearing, unsecured, and due on demand.

f.	As at May 31, 2016, the Company owes $17,837 (2015 - $18,775) to an officer and a director of the Company, which is non-interest bearing, unsecured, and due on demand.

2017 Fiscal Year

a.	During the year ended May 31, 2017, the Company incurred management fees of $112,927 (2016 - $129,799) to the former President of the Company.

b.	During the year ended May 31, 2017, the Company incurred management fees of $68,038 (2016 - $46,616) to the spouse of the former President of the Company.

c.	During the year ended May 31, 2017, the Company incurred research and development fees of $Nil (2016 - $28,920) to a former director of the Company.

d.	During the year ended May 31, 2017, the Company recorded $Nil (2016 - $21,609) of management fees for the vesting of options previously granted to former officers and directors.

e.	On May 18, 2017, the Company issued 62,125,755 shares of common stock with a fair value of $1,988,024 to a new director of the Company in exchange for services for the Company.

f.	On May 19, 2017, the Company issued 62,125,755 shares of common stock with a fair value of $1,988,024 to a new director of the Company in exchange for services for the Company.

g.	As at May 31, 2017 the Company owes a total of $241,327 (2016 - $136,722) to the former President of the Company and his spouse, and a company controlled by the former President of the Company which is non-interest bearing, unsecured, and due on demand.

h.	As at May 31, 2017, the Company owes $17,305 (2016 - $17,837) to a former officer and a former director of the Company, which is non-interest bearing, unsecured, and due on demand.

i.	As at May 31, 2017, the Company owes $49,376 to Intercloud, which is non-interest bearing, unsecured, and due on demand.

j.	As at May 31, 2017, pursuant to the acquisition described in Note 3, the Company owes a contingent liability of $1,409,411 to Intercloud.

k.	The Company subleased a portion of one of its offices located in Florida to Intercloud. Rental income charged to the Intercloud was $2,513 from April 25, thru May 31, 2017.

l.	During the year ended May31, 2017, the Company was part of the Intercloud’s group health insurance plan. Intercloud billed the Company monthly for their portion of health insurance premiums. Total amounts billed during the year ended May 31, 2017 was $42,978.

m.	Intercloud also allocated certain general insurance expenses to the Company. Total insurance expense allocated by the Intercloud to the Company amounted to $8,911 during the year ended May 31, 2017 which is included in selling, general and administrative on the statements of operations.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 750,000,000 shares of common stock, par value $0.00001 per share and 20,000,000 shares of preferred stock, par value $0.00001 per share. Upon completion of the Continuance, our authorized capital stock will consist of 750,000,000 shares of common stock, par value $0.00001 per share and 20,000,000 shares of preferred stock, par value $0.00001 per share.

Common Stock

As of November 27, 2017, there were 274,998,800 shares of our common stock issued and outstanding that were held by 434 holders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons who are, or who represent by proxy, holders who, in the aggregate, hold at least 5% of our capital stock issued, outstanding and entitled to vote, are necessary to constitute a quorum at any meeting of our stockholders. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.

Preferred Stock

As of November 27, 2017, there were no shares of preferred stock issued and outstanding. Our board of directors is authorized to issue preferred stock and to fix the consideration and preferences of the preferred stock.

EXPERTS

No expert or counsel named in this proxy statement/prospectus as having prepared or certified any part of this proxy statement/prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration of our common stock was employed on a contingency basis or had, or is to receive, in connection with the registration, a substantial interest, directly or indirectly, in our company or any of our subsidiaries. Nor was any such person connected with our company or any of our subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The financial statements of our company as of May 31, 2017 and 2016 included in this proxy statement/prospectus have been audited by Sadler, Gibb & Associates, LLC, an independent registered public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the issuance of common stock offered hereby will be passed upon for our company by Pryor Cashman LLP, of New York, New York. Material income tax consequences of the Continuance will be passed upon for our company in Canada by Clark Wilson LLP.

AVAILABLE INFORMATION

We intend to file annual, quarterly and special reports and other information with the SEC. You may read and copy any document filed by us, including this proxy statement/prospectus and its exhibits and schedules, at the SEC’s public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information about its public reference room. These SEC filings are also available to the public at the SEC’s website at “www.sec.gov”.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the two fiscal years and interim periods.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

SPECTRUM GLOBAL SOLUTIONS, INC.

(f/k/a MANTRA VENTURE GROUP LTD.)

Unaudited Consolidated Financial Statements

Consolidated Financial Statements

F-1

SPECTRUM GLOBAL SOLUTIONS, INC. (f/k/a MANTRA VENTURE GROUP LTD.)

Consolidated balance sheets

(Expressed in U.S. dollars)

	August 31,	May 31,
	2017	2017
	$	$
	(unaudited)
ASSETS
Current assets
Cash	158,207	345,102
Accounts receivable, net	1,889,416	1,623,200
Prepaid expenses and deposits	12,070	132,155
Total current assets	2,059,693	2,100,457
Property and equipment, net	67,089	96,030
Goodwill	1,503,633	1,503,633
Customer lists, net	868,192	892,127
Tradenames, net	553,345	568,600
Other assets	27,930	27,930
Total assets	5,079,882	5,188,777

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	2,148,441	2,113,355
Due to related parties	360,524	308,008
Loans payable (net of discount of $107,290 and $nil, respectively)	316,212	235,441
Convertible debentures (net of discount of $1,060,534 and $1,350,067, respectively)	2,429,324	2,139,791
Derivative liability	3,880,431	3,760,067
Contingent liability	1,409,411	1,409,411
Total current liabilities	10,544,343	9,966,073

Stockholders’ deficit
Spectrum Global Solutions, Inc. (f/k/a Mantra Venture Group Ltd.) stockholders’ deficit Preferred stock Authorized: 20,000,000 shares, par value $0.00001 Issued and outstanding: Nil shares	–	–
Common stock Authorized: 275,000,000 shares, par value $0.00001 Issued and outstanding: 274,998,800 (2016 – 274,998,800) shares	2,754	2,754
Additional paid-in capital	15,724,447	15,724,447
Common stock subscribed	74,742	74,742
Accumulated deficit	(21,243,184)	(20,518,967)
Total Spectrum Global Solutions, Inc. (f/k/a Mantra Venture Group Ltd.) stockholders’ deficit	(5,441,241)	(4,717,024)
Non-controlling interest	(23,220)	(60,272)
Total stockholders’ deficit	(5,464,461)	(4,777,296)
Total liabilities and stockholders’ deficit	5,079,882	5,188,777

(The accompanying notes are an integral part of these unaudited consolidated financial statements)

F-2

SPECTRUM GLOBAL SOLUTIONS, INC. (f/k/a MANTRA VENTURE GROUP LTD.)

Consolidated statements of operations

(Expressed in U.S. dollars)

(Unaudited)

	Three Months Ended August 31,	Three Months Ended August 31,
	2017 $	2016 $

Revenue	3,115,921	–

Cost of goods sold	2,508,752	–
Gross profit	607,169	–

Operating expenses
Depreciation and amortization	68,131	7,521
General and administrative	558,128	35,729
Salaries & wages	259,760	45,744

Total operating expenses	886,019	88,994

Loss from operations	(278,850)	(88,994)

Other income (expense)
Accretion of discounts on convertible debentures	(460,243)	(167,183)
Gain on change in fair value of derivatives	129,835	128,674
Interest expense	(77,907)	(36,505)
Total other income expense	(408,315)	(75,014)

Net loss for the period	(687,165)	(164,008)

Less: net loss attributable to the non-controlling interest	(37,052)	6,137

Net loss attributable to Spectrum Global Solutions, Inc. (f/k/a Mantra Venture Group Ltd.)	(724,217)	(157,871)

Net loss per share attributable to Spectrum Global Solutions, Inc. (f/k/a Mantra Venture Group Ltd.) common shareholders, basic and diluted	(0.00)	(0.00)

Weighted average number of shares outstanding used in the calculation of net loss attributable to Spectrum Global Solutions, Inc. (f/k/a Mantra Venture Group Ltd.) per common share	274,998,800	90,982,677

(The accompanying notes are an integral part of these unaudited consolidated financial statements)

F-3

SPECTRUM GLOBAL SOLUTIONS, INC. (f/k/a MANTRA VENTURE GROUP LTD.)

Consolidated statements of cash flows

(Expressed in U.S. dollars)

(Unaudited)

	Three Months Ended August 31, 2017 $	Three Months Ended August 31, 2016 $
Operating activities

Net loss	(687,165)	(164,008)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on change in fair value of derivative liability	(212,601)	(149,189)
Accretion of discounts on convertible debentures	460,243	167,183
Depreciation and amortization	68,131	7,521
Foreign exchange loss (gain)	10,060	438
Initial derivative expenses	82,766	20,515
Interest related to cash redemption premium on convertible notes	–	9,875
Changes in operating assets and liabilities:
Amounts receivable	(266,215)	7,353
Prepaid expenses and deposits	120,085	10,468
Accounts payable and accrued liabilities	35,085	18,307
Due to related parties	52,516	23,695
Net cash used in operating activities	(337,095)	(47,842)
Financing activities
Repayment of capital lease obligations	–	(2,651)
Repayment of loan payable	(100,000)	–
Proceeds from notes payable	250,200	9,000
Proceeds from issuance of convertible debentures	–	39,500
Checks issued in excess of funds on deposit	–	5,000
Net cash provided by financing activities	150,200	50,849
Change in cash	(186,895)	3,007
Cash, beginning of period	345,102	1,119
Cash, end of period	158,207	4,126
Non-cash investing and financing activities:
Common stock issued to relieve common stock subscribed	–	25,000
Common stock issued for conversion of notes payable	–	69,409
Original issue discounts	27,800	39,500
Original debt discount against derivative liability	250,200	–

Supplemental disclosures:
Interest paid	621	364
Income taxes paid	–	–

(The accompanying notes are an integral part of these unaudited consolidated financial statements)

F-4

SPECTRUM GLOBAL SOLUTIONS, INC. (f/k/a MANTRA VENTURE GROUP LTD.)

Notes to the unaudited consolidated financial statements

August 31, 2017

(Expressed in U.S. dollars)

1.	Organization and Going Concern

Spectrum Global Solutions, Inc. (f/k/a Mantra Venture Group Ltd.) (the “Company”) was incorporated in the State of Nevada on January 22, 2007 to acquire and commercially exploit various new energy related technologies through licenses and purchases. On December 8, 2008, the Company continued its corporate jurisdiction out of the State of Nevada and into the province of British Columbia, Canada. On April 25, 2017, the Company entered into and closed on an Asset Purchase Agreement (the “Asset Purchase Agreement”) with InterCloud Systems, Inc. (“InterCloud”). Pursuant to the terms of the Asset Purchase Agreement, the Company purchased 80.1% of the assets associated with InterCloud’s “AW Solutions” business. After the acquisition of AW Solutions, the Company provides professional, multi-service line, telecommunications infrastructure and outsource services to the wireless and wireline industry.

The accompanying unaudited consolidated interim financial statements of the Company should be read in conjunction with the consolidated financial statements and accompanying notes filed with the U.S. Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2017. In the opinion of management, the accompanying financial statements reflect all adjustments of a recurring nature considered necessary to present fairly the Company’s financial position and the results of its operations and its cash flows for the periods shown.

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported. Actual results could differ materially from those estimates. The results of operations and cash flows for the periods shown are not necessarily indicative of the results to be expected for the full year.

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has yet to acquire commercially exploitable energy related technology, and is unlikely to generate earnings in the immediate or foreseeable future. The recently acquired AW Solutions business has also incurred losses and experienced cash outflows from operations during its most recent fiscal years. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of management to raise additional equity capital through private and public offerings of its common stock, and the attainment of profitable operations. As of August 31, 2017, the Company has an accumulated loss of $21,243,184, and a working capital deficit of $8,484,650. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management requires additional funds over the next twelve months to fully implement its business plan. Management is currently seeking additional financing through the sale of equity and from borrowings from private lenders to cover its operating expenditures. There can be no certainty that these sources will provide the additional funds required for the next twelve months.

2.	Significant Accounting Policies

a.	Basis of Presentation/Principles of Consolidation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States. These consolidated financial statements include the accounts of the Company and its subsidiaries, Carbon Commodity Corporation, Climate ESCO Ltd., Mantra Energy Alternatives Ltd., Mantra China Inc., Mantra China Limited, Mantra Media Corp., Mantra NextGen Power Inc., Mantra Wind Inc., AW Solutions, Inc.(from the date of acquisition, April 25, 2017), Tropical Communications, Inc. (from the date of acquisition, April 25, 2017) and AW Solutions Puerto Rico, LLC.(from the date of acquisition, April 25, 2017). All the subsidiaries are wholly-owned with the exception of Climate ESCO Ltd., which is 64.55% owned, Mantra Energy Alternatives Ltd., which is 88.21% owned and AW Solutions, Inc., Tropical Communications, Inc., and AW Solutions Puerto Rico, LLC which are all 80.1% owned. All inter-company balances and transactions have been eliminated.

F-5

b.	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, the estimated useful lives and recoverability of long-lived assets, equity component of convertible debt, stock-based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c.	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

d.	Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company records unbilled receivables for services performed but not billed. At August 31, 2017, unbilled receivables totaled $180,650, and are included in accounts receivable. Management reviews a customer’s credit history before extending credit. The Company maintains an allowance for doubtful accounts for estimated losses. Estimates of uncollectible amounts are reviewed each period, and changes are recorded in the period in which they become known. Management analyzes the collectability of accounts receivable each period. This review considers the aging of account balances, historical bad debt experience, changes in customer creditworthiness, current economic trends, customer payment activity and other relevant factors. Should any of these factors change, the estimate made by management may also change. The allowance for doubtful accounts was $ 82,678 at August 31, 2017.

e.	Property and Equipment

Property and equipment are stated at cost. The Company depreciates the cost of property and equipment over their estimated useful lives at the following annual rates:

Automotive	3-5 years straight-line basis
Computer equipment and software	3-7 years straight-line basis
Leasehold improvements	5 years straight-line basis
Office equipment and furniture	5 years straight-line basis
Research equipment	5 years straight-line basis

f.	Goodwill

Goodwill was generated through the acquisition of AW Solutions in fiscal 2017 as the total consideration paid exceeded the fair value of the net assets acquired.

F-6

The Company tests its goodwill for impairment at least annually and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others: a significant decline in the Company’s expected future cash flows; a significant adverse change in legal factors or in the business climate; unanticipated competition; and slower growth rates. Any adverse change in these factors could have a significant impact on the recoverability of goodwill and the Company’s consolidated financial results.

The Company tests goodwill by estimating fair value using a Discounted Cash Flow (“DCF”) model. The key assumptions used in the DCF model to determine the highest and best use of estimated future cash flows include revenue growth rates and profit margins based on internal forecasts, terminal value and an estimate of a market participant’s weighted-average cost of capital used to discount future cash flows to their present value. There were no impairment charges during the three months ended August 31, 2017.

g.	Intangible Assets

At August 31, 2017 and May 31, 2017, definite-lived intangible assets primarily consist of non-compete agreements, tradenames and customer relationships which are being amortized over their estimated useful lives ranging from 1-10 years.

The Company periodically evaluates the reasonableness of the useful lives of these assets. Once these assets are fully amortized, they are removed from the accounts. These assets are reviewed for impairment or obsolescence when events or changes in circumstances indicate that the carrying amount may not be recoverable. If impaired, intangible assets are written down to fair value based on discounted cash flows or other valuation techniques. The Company has no intangibles with indefinite lives.

For long-lived assets, impairment losses are only recorded if the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted future cash flows. The Company measures the impairment loss based on the difference between the carrying amount and the estimated fair value. When an impairment exists, the related assets are written down to fair value.

h.	Long-lived Assets

In accordance with ASC 360, “Property, Plant and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

i.	Foreign Currency Translation

Transactions in foreign currencies are translated into the currency of measurement at the exchange rates in effect on the transaction date. Monetary balance sheet items expressed in foreign currencies are translated into U.S. dollars at the exchange rates in effect at the balance sheet date. The resulting exchange gains and losses are recognized in income.

The Company’s integrated foreign subsidiaries are financially or operationally dependent on the Company. The Company uses the temporal method to translate the accounts of its integrated operations into U.S. dollars. Monetary assets and liabilities are translated at the exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at average rates for the period, except for amortization, which is translated on the same basis as the related asset. The resulting exchange gains or losses are recognized in income.

F-7

j.	Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company conducts business, and files federal and state income, franchise or net worth, tax returns in Canada, the United States, in various states within the United States and the Commonwealth of Puerto Rico. The Company determines its filing obligations in a jurisdiction in accordance with existing statutory and case law. The Company may be subject to a reassessment of federal and provincial income taxes by Canadian tax authorities for a period of three years from the date of the original notice of assessment in respect of any particular taxation year. For Canadian and U.S. income tax returns, the open taxation years range from 2010 to 2017. In certain circumstances, the U.S. federal statute of limitations can reach beyond the standard three year period. U.S. state statutes of limitations for income tax assessment vary from state to state. Tax authorities of Canada and U.S. have not audited any of the Company’s, or its subsidiaries’, income tax returns for the open taxation years noted above.

Significant management judgment is required in determining the provision for income taxes, and in particular, any valuation allowance recorded against the Company’s deferred tax assets. Deferred tax assets are regularly reviewed for recoverability. The Company currently has significant deferred tax assets resulting from net operating loss carryforwards and deductible temporary differences, which should reduce taxable income in future periods. The realization of these assets is dependent on generating future taxable income.

The Company follows the guidance set forth within ASC Topic 740, Income Taxes (“ASC Topic 740”) which prescribes a two-step process for the financial statement recognition and measurement of income tax positions taken or expected to be taken in an income tax return. The first step evaluates an income tax position in order to determine whether it is more likely than not that the position will be sustained upon examination, based on the technical merits of the position. The second step measures the benefit to be recognized in the financial statements for those income tax positions that meet the more likely than not recognition threshold. ASC Topic 740 also provides guidance on de-recognition, classification, recognition and classification of interest and penalties, accounting in interim periods, disclosure and transition. Penalties and interest, if incurred, would be recorded as a component of current income tax expense.

The Company received a tax notice from the Puerto Rican government requesting payment of taxes related to 2014 in the amount of $166,084 plus penalties and interest of $87,027 for a total obligation due of $253,111. This tax assessment is included in accrued expenses at August 31, 2017.

k.	Revenue Recognition

The Company’s revenues are generated from infrastructure and professional services. The Company recognizes revenue on arrangements in accordance with ASC Topic 605-10, “Revenue Recognition”. The Company recognizes revenue only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

The infrastructure and professional services revenues are derived from contracts to provide technical engineering services along with contracting services to commercial and governmental customers. The Company’s service contracts generally require specific tasks or services that the Company must perform under the contract. The Company recognizes revenues associated with these services upon the completion of the related task or service which is at the time the four revenue recognition criteria have been met. Direct costs incurred related to performance of the task or service are deferred and recorded as prepaid expense and are expensed when the related revenue is recognized.

F-8

The Company also generates revenue from service contracts with certain customers. These contracts are accounted for under the proportional performance method. Under this method, revenue is recognized in proportion to the value provided to the customer for each project as of each reporting date.

The Company records unbilled receivables for revenues earned, but not yet billed.

l.	Cost of Revenues

Cost of revenues includes all direct costs of providing services under our contracts, including costs for direct labor provided by employees, services by independent subcontractors, operation of capital equipment (excluding depreciation and amortization), direct materials, insurance claims and other direct costs.

m.	Research and Development Costs

Research and development costs are expensed as incurred.

n.	Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The Company uses the Black-Scholes option pricing model to calculate the fair value of stock-based awards. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to the Company’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the consolidated statement of operations over the requisite service period.

o.	Loss Per Share

The Company computes loss per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing the loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of August 31, 2017, the Company had 944,501,087 (2016 – 243,619,532) dilutive potential shares outstanding.

p.	Comprehensive Loss

ASC 220, “Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As of August 31, 2017 and 2016, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the consolidated financial statements.

q.	Recent Accounting Pronouncements

On May 28, 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which is effective for nonpublic entities for annual reporting periods, as amended, beginning after December 15, 2018. The new revenue recognition standard provides a five-step analysis of transactions to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new standard is effective for the Company on June 1, 2019, and early adoption is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company continues to evaluate the standard and has not yet selected a transition method.

F-9

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740) – Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”), which is effective for nonpublic entities for annual reporting periods beginning after December 15, 2016. ASU 2015-17 simplifies the presentation of deferred income taxes by requiring that deferred tax liabilities and assets be classified as non-current in the statement of financial position. The Company has elected to early adopt the requirements of ASU 2015-17 and the results of such adoption are presented within these consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), which is effective for nonpublic entities for annual reporting periods beginning after December 15, 2019. Under ASU 2016-02, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: 1) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and 2) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The Company continues to evaluate the effects of ASU 2016-02 and does not expect that the adoption will have a material effect on its consolidated financial statements and disclosures.

In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (“ASU 2016-08”). The amendments are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations by amending certain existing illustrative examples and adding additional illustrative examples to assist in the application of the guidance. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606: The guidance is effective for the Company beginning June 1, 2019. The Company is currently evaluating the effects of ASU 2016-08 on its consolidated financial statements.

In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing (“ASU 2016-10”). The amendments in ASU 2016-10 clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606: The guidance is effective for the Company beginning June 1, 2019. The Company is currently evaluating the effects of ASU 2016-10 on its consolidated financial statements.

In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients (“ASU 2016-12”). The amendments in ASU 2016-12 provide clarifying guidance in certain narrow areas and add some practical expedients. Specifically, the amendments in this update (1) clarify the objective of the collectability criterion in step 1, and provides additional clarification for when to recognize revenue for a contract that fails step 1, (2) permit an entity, as an accounting policy election, to exclude amounts collected from customers for all sales (and other similar) taxes from the transaction price (3) specify that the measurement date for noncash consideration is contract inception, and clarifies that the variable consideration guidance applies only to variability resulting from reasons other than the form of the consideration, (4) provide a practical expedient that permits an entity to reflect the aggregate effect of all modifications that occur before the beginning of the earliest period presented when identifying the satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price to the satisfied and unsatisfied performance obligations, (5) clarifies that a completed contract for purposes of transition is a contract for which all (or substantially all) of the revenue was recognized under legacy GAAP before the date of initial application. Further, accounting for elements of a contract that do not affect revenue under legacy GAAP are irrelevant to the assessment of whether a contract is complete. In addition, the amendments permit an entity to apply the modified retrospective transition method either to all contracts or only to contracts that are not completed contracts, and (6) clarifies that an entity that retrospectively applies the guidance in Topic 606 to each prior reporting period is not required to disclose the effect of the accounting change for the period of adoption. However, an entity is still required to disclose the effect of the changes on any prior periods retrospectively adjusted. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. The guidance is effective for the Company beginning June 1, 2019. The Company is currently evaluating the effects of ASU 2016-12 on its consolidated financial statements.

F-10

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business (“ASU 2017-01”). The Amendments in this Update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting, including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for annual periods beginning after December 15, 2018, including interim periods within those periods. Early adoption of this standard is permitted. The Company is currently evaluating the effects of ASU 2017-01 on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). This standard will simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Current guidance requires that companies compute the implied fair value of goodwill under Step 2 by performing procedures to determine the fair value at the impairment testing date of its assets and liabilities (including unrecognized assets and liabilities) following the procedure that would be required in determining the fair value of assets acquired and liabilities assumed in a business combination. This standard will require companies to perform annual or interim goodwill impairment tests by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. This standard will be effective for annual periods beginning after December 15, 2020, including interim periods within that reporting period, and will be applied prospectively. Early adoption of this standard is permitted on testing dates after January 1, 2017. The Company is evaluating the effects of ASU 2017-04 on its consolidated financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or result of operations.

r.	Concentrations of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivables. The Company maintains its cash balances with high-credit-quality financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. These deposits may be withdrawn upon demand and therefore bear minimal risk.

The Company provides credit to customers on an uncollateralized basis after evaluating client creditworthiness. For the three months ended August 31, 2017, two customers accounted for 43% and 20%, respectively, of consolidated revenues for the period. In addition, amounts due from these customers represented 17% and 34%, respectively, of trade accounts receivable as of August 31, 2017.

The Company’s customers are primarily located within the United States of America and Puerto Rico. Revenues generated within the United States of America accounted for approximately 73% of consolidated revenues for the three month period ended August 31, 2017. Revenues generated from customers in Puerto Rico accounted for approximately 26% of consolidated revenues for the three month period ended August 31, 2017.

F-11

s.	Fair Value Measurements

The Company measures and discloses the estimated fair value of financial assets and liabilities using the fair value hierarchy prescribed by US generally accepted accounting principles. The fair value hierarchy has three levels, which are based on reliable available inputs of observable data. The hierarchy requires the use of observable market data when available. The three-level hierarchy is defined as follows:

Level 1 – quoted prices for identical instruments in active markets.

Level 2 – quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model derived valuations in which significant inputs and significant value drivers are observable in active markets; and.

Level 3 – fair value measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Financial instruments consist principally of cash and cash equivalents, accounts receivable, restricted cash, accounts payable, loans payable and convertible debentures. Derivative liabilities are determined based on “Level 3” inputs, which are significant and unobservable and have the lowest priority. There were no transfers into or out of “Level 3” during the three months ended August 31, 2017 and 2016. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

Our financial assets and liabilities carried at fair value measured on a recurring basis as of August 31, 2017 and May 31, 2017, consisted of the following:

	Total fair value at August 31, 2017 $	Quoted prices in active markets (Level 1) $	Significant other observable inputs (Level 2) $	Significant unobservable inputs (Level 3) $

Description:
Derivative liability (1)	3,880,431	–	–	3,880,431

	Total fair value at May 31, 2017 $	Quoted prices in active markets (Level 1) $	Significant other observable inputs (Level 2) $	Significant unobservable inputs (Level 3) $

Description:
Derivative liability (1)	3,760,067	–	–	3,760,067

(1)	The Company has estimated the fair value of these derivatives using the Monte-Carlo model and/or a Binomial Model based.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial statement. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. See Note 8 for additional information.

F-12

t.	Derivative Liabilities

The Company accounts for derivative instruments in accordance with ASC Topic 815, “Derivatives and Hedging” and all derivative instruments are reflected as either assets or liabilities at fair value in the balance sheet. The Company uses estimates of fair value to value its derivative instruments. Fair value is defined as the price to sell an asset or transfer a liability in an orderly transaction between willing and able market participants. In general, the Company’s policy in estimating fair values is to first look at observable market prices for identical assets and liabilities in active markets, where available. When these are not available, other inputs are used to model fair value such as prices of similar instruments, yield curves, volatilities, prepayment speeds, default rates and credit spreads, relying first on observable data from active markets. Depending on the availability of observable inputs and prices, different valuation models could produce materially different fair value estimates. The values presented may not represent future fair values and may not be realizable. The Company categorizes its fair value estimates in accordance with ASC 820 based on the hierarchical framework associated with the three levels of price transparency utilized in measuring financial instruments at fair value as discussed above. As of August 31, 2017 and May 31, 2017, the Company had a $3,880,431 and $3,760,431 derivative liability, respectively.

u.	Reclassifications

Certain prior period amounts have been reclassified to conform to current presentation.

3.	Property and Equipment

	August 31, 2017 $	May 31, 2017 $

Computers and office equipment	308,649	308,649
Equipment	378,505	378,505
Research equipment	143,129	143,129
Software	177,073	177,073
Vehicles	94,356	94,356
Vehicles under capital lease	–	–

Total	1,101,712	1,101,712

Less: impairment	(44,419)	(44,419)
Less: accumulated depreciation	(990,204)	(961,263)

Equipment, Net	67,089	96,030

During the three months ended August 31, 2017, the Company recorded $28,941 (2016 - $6,336) of amortization expense.

4.	Intangible Assets

	Cost $	Accumulated amortization $	Impairment $	August 31, 2017 Net carrying value $	May 31, 2017 Net carrying value $

Customer relationship and lists	901,548	33,356	–	868,192	892,127
Trade names	574,605	21,260	–	553,345	568,600
	1,476,153	54,616	–	1,421,537	1,460,727

During the three months ended August 31, 2017, the Company recorded $39,190 (2016 - $1,185) of amortization expense.

F-13

Estimated Future Amortization Expense:

$
For year ending May 31, 2018	117,215
For year ending May 31, 2019	156,405
For year ending May 31, 2020	156,405
For year ending May 31, 2021	156,405
For year ending May 31, 2022	156,405
For year ending May 31, 2023	156,405
For year ending May 31, 2024	156,405
For year ending May 31, 2025	156,405
For year ending May 31, 2026	155,487

5.	Related Party Transactions

a)	On June 6, 2017, Larry Kristof, our former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Manager Officer of the Company, resigned from all of his positions with the Company. Mr. Kristof will remain as the President of the Company’s Mantra Energy Alternatives subsidiary.

b)	On June 6, 2017, the Board of Directors (the “Board”) of the Company appointed Roger M. Ponder to serve as Chief Executive Officer of the Company. The Company entered into an employment agreement with Mr. Ponder, effective as of June 6, 2017. The Ponder Agreement has a three-year term and will automatically renew for successive one-year terms unless the Company or Mr. Ponder elects to terminate the agreement by giving 60 days’ notice prior to the end of the current term. Mr. Ponder will receive a base annual salary of $220,000. His target bonus is equal to 60% of Mr. Ponder’s base salary for that fiscal year. Mr. Ponder was also granted a stock option to purchase shares of the Company’s Common Stock as determined by the Board under the Company’s Performance Incentive Plan. Mr. Ponder received a sign on bonus of 62,125,755 Common Shares issued in May 2017.

c)	On June 6, 2017, the Board appointed Keith W. Hayter to serve as President of the Company. Mr. Hayter has served as the Chief Executive Officer and President of AW Solutions Inc. and AW Solutions Puerto Rico LLC since 2006. The Company entered into an employment agreement with a three-year term where Mr. Hayter will receive a base annual salary of $210,000, in addition, his target bonus is equal to 60%. Mr. Hayter received a sign on bonus of 62,125,755 Common Shares issued in May 2017.

d)	During the three months ended August 31, 2017, the Company incurred management fees of $8,011 to the former President of the Company.

e)	During the three months ended August 31, 2017, the Company incurred management fees of $0 to the spouse of the former President of the Company.

f)	As of August 31, 2017, the Company owes a total of $301,437 to the former President of the Company and his spouse, and a company controlled by the former President of the Company which is non-interest bearing, unsecured, and due on demand.

g)	As of August 31, 2017, the Company owes $17,305 to a former officer and a former director of the Company, which is non-interest bearing, unsecured, and due on demand.

h)	As of August 31, 2017, the Company owes $41,782 to InterCloud, which is non-interest bearing, unsecured, and due on demand.

i)	As of August 31, 2017, pursuant to the acquisition AW Solutions, the Company owes a contingent liability of $1,409,411 to InterCloud.

j)	The Company subleased a portion of one of its offices located in Florida to InterCloud. Rental income charged to InterCloud was $7,594 for the three months ended August 31, 2017.

F-14

6.	Loans Payable

(a)	As of August 31, 2017, the amount of $50,501 (Cdn$63,300) is owed to a non-related party which is non-interest bearing, unsecured, and due on demand.

(b)	As of August 31, 2017, the amount of $17,500 is owed to a non-related party which is non-interest bearing, unsecured, and due on demand.

(c)	As of August 31, 2017, the amounts of $7,500 and $29,519 (Cdn$37,000) are owed to a non-related party which are non-interest bearing, unsecured, and due on demand.

(d)	As of August 31, 2017, the amount of $4,490 is owed to a non-related party which is non-interest bearing, unsecured, and due on demand.

(e)	During the year ended August 31, 2017, the amounts of $14,413 (Cdn$18,066) was advanced by a non-related party. The amount owing is non-interest bearing, unsecured, and due on demand.

(f)	In March 2012, the Company received $50,000 for the subscription of 10,000,000 shares of the Company’s common stock. During the year ended May 31, 2013, the Company and the subscriber agreed that the shares would not be issued and that the subscription would be returned. The subscription has been reclassified as a non-interest bearing demand loan until the funds are refunded to the subscriber.

(g)	On August 4, 2015, the Company borrowed $50,000 pursuant to a promissory note. The note was due on September 4, 2015. The note bears interest at 120% per annum prior September 4, 2015, and at 180% per annum after September 4, 2015. The holder of the note was also granted the rights to buy 100,000 shares of the Company’s common stock at a price of $0.15 per share until August 4, 2017. During the year ended May 31, 2016, the Company repaid the $50,000 note and $1,200 of accrued interest remains owing.

The rights issued with the note qualified for derivative accounting under ASC 815-15 “Derivatives and Hedging”. The initial fair value of the warrants of $9,755 resulted in a discount to the note payable of $9,755. During the year ended May 31, 2016, the Company recorded accretion of $9,755.

(h)	As of August 31, 2017 and May 31, 2017, the amounts of $25,000 and $27,789 (Cdn$37,550) and $0, respectively, are owed to non-related parties which are non-interest bearing, unsecured, and due on demand.

(i)	On April 12, 2017, received $12,000 pursuant to a promissory note. The note issued is unsecured, due on demand and bears interest at a rate of 10% per annum.

(j)	On June 27, 2017, received $250,200 net of a $27,800 Original Issue Discount pursuant to a $278,000 promissory note. The note issued is unsecured, due on demand and bears interest at a rate of 12% per annum. The Company also issued a warrant with a term of three years to purchase up to 50,000,000 shares of common stock of the Company at an exercise price of $0.005 per share. The fair value of the warrants of $332,966 resulted in a discount to the note payable of $250,200 and the recognition of a loss on derivatives of $82,766. During the three months ended August 31, 2017, the Company repaid $100,000 of the loan and recorded accretion of $170,710, increasing the carrying value of the note to $70,710.

7.	Convertible Debentures

(a)	In October 2008, the Company issued three convertible debentures for total proceeds of $250,000 which bear interest at 10% per annum, are unsecured, and due one year from date of issuance. The unpaid amount of principal and accrued interest can be converted at any time at the holder’s option into 625,000 shares of the Company’s common stock at a price of $0.40 per share. The Company also issued 250,000 detachable, non-transferable share purchase warrants. Each share purchase warrant entitles the holder to purchase one additional share of the Company’s common stock for a period of two years from the date of issuance at an exercise price of $0.50 per share.

F-15

In accordance with ASC 470-20, “Debt with Conversion and Other Options”, the Company determined that the convertible debentures contained no embedded beneficial conversion feature as the convertible debentures were issued with a conversion price higher than the fair market value of the Company’s common shares at the time of issuance.

In accordance with ASC 470-20, the Company allocated the proceeds of issuance between the convertible debt and the detachable share purchase warrants based on their relative fair values. Accordingly, the Company recognized the fair value of the share purchase warrants of $45,930 as additional paid-in capital and an equivalent discount against the convertible debentures. The Company had recorded accretion expense of $45,930, increasing the carrying value of the convertible debentures to $250,000.

On January 19, 2012, the Company entered into a settlement agreement with one of the debenture holders to settle a $50,000 convertible debenture and $122,535 in accounts payable and accrued interest with the debt holder. Pursuant to the agreement, the debt holder agreed to reduce the debt to Cdn$100,000 on the condition that the Company pays the amount of Cdn$2,500 per month for 40 months, beginning March 1, 2012 and continuing on the first day of each month thereafter.

On July 18, 2012, the Company entered into a settlement agreement with the $150,000 debenture holder. Pursuant to the settlement agreement, the lender agreed to extend the due date until April 11, 2013 and the Company agreed to pay $43,890 of accrued interest within five days of the agreement (paid), pay the accruing interest on a monthly basis (paid), and pay a $10,000 premium in addition to the $150,000 principal outstanding on April 11, 2013. On April 29, 2013, the Company entered into an amended settlement agreement whereby the lender agreed to extend the due date to September 15, 2013 and the Company agreed to pay $6,836 of interest for the period from April 1 to September 15, 2013 upon execution of the agreement (paid) and granted the lender 100,000 stock options exercisable at $0.12 per share for a period of two years.

On November 15, 2013, the Company entered into a second settlement agreement amendment. Pursuant to the second amendment, on November 15, 2013, the Company agreed to pay interest of $4,438 (paid) and commencing February 1, 2014, the Company would make monthly payments of $10,000 on the outstanding principal and interest. On December 4, 2015, the holder of the convertible debenture entered into an agreement to sell and assign the remaining outstanding principal to a third party. The Company approved and is bound by the assignment and sale agreement.

The Company evaluated the modifications and determined that the creditor did not grant a concession. In addition, as the present value of the amended future cash flows had a difference of less than 10% of the cash flows of the original debt, it was determined that the original and new debt instruments are not substantially different. As a result, the modification was not treated as an extinguishment of the debt and no gain or loss was recognized because the fair value of the old debt and new debt remained the same. The Company recorded the fair value of $12,901 for the stock options as additional paid-in capital and a discount. During the year ended May 31, 2014, the Company repaid $40,000 of the debenture. As of May 31, 2014 the Company had accreted $12,901 of the discount bring the carrying value of the convertible debenture to $114,661. During the year ended May 31, 2015, the Company repaid $54,808 decreasing the carrying value to $59,853. During the year ended May 31, 2017, the Company recorded an additional fee of $21,266 increasing the carrying value to $81,119. At August 31, 2017, the other remaining debenture of $81,119 remained outstanding and past due.

At August 31, 2017, the other remaining debenture of $50,000 remained outstanding and past due.

(b)	On August 19, 2013, the Company issued a convertible debenture for total proceeds of $10,000, which bears interest at 10% per annum, is unsecured, and due two years from date of issuance. The unpaid amount of principal and accrued interest can be converted at the holder’s option into shares of the Company’s common stock at $0.04 per share at any time after the first anniversary of the notes. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $10,000 as additional paid-in capital and reduced the carrying value of the convertible debenture to $nil. The carrying value will be accreted over the term of the convertible debenture up to its face value of $10,000. As of August 31, 2017, the carrying value of the convertible promissory note was $10,000 and the note remained outstanding and in default.

F-16

(c)	On December 27, 2013, the Company issued a convertible debenture for total proceeds of $5,000, which bear interest at 10% per annum, is unsecured, and due two years from date of issuance. The unpaid amount of principal and accrued interest can be converted at the holder’s option into shares of the Company’s common stock at $0.04 per share at any time after the first anniversary of the notes. The Company recognized the intrinsic value of the embedded beneficial conversion features of $5,000 as additional paid-in capital and reduced the carrying value of the convertible debenture to $nil. The carrying value was be accreted over the term of the convertible debenture up to its face value of $5,000. As of August 31, 2017, the carrying value of the convertible promissory note was $5,000 and the note remained outstanding and in default.

(d)	On February 4, 2014, the Company issued a convertible debenture for total proceeds of $15,000, which bears interest at 10% per annum, is unsecured, and due two years from date of issuance. The unpaid amount of principal and accrued interest can be converted at the holder’s option into shares of the Company’s common stock at $0.04 per share at any time after the first anniversary of the notes. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $15,000 as additional paid-in capital and reduced the carrying value of the convertible debenture to $nil. The carrying value will be accreted over the term of the convertible debenture up to its face value of $15,000. As of August 31, 2017, the carrying value of the convertible promissory note was $15,000 and the note remained outstanding and in default.

(e)	On June 1, 2015, the Company issued a convertible note in the principal amount of $100,000 due on demand on or after December 1, 2015. The note has a cash redemption premium of 130% of the principal amount in the first 90 days following the execution date, of 135% for days 90-120 following the execution date, and 140% after the 120th day. After 140 days cash redemption is only available upon approval by the holder. The note bears interest at 12% per annum and is convertible into common shares of the Company at the lower of a 42% discount to the lowest trading price during the previous 20 trading days to the date of conversion; or a 42% discount to the lowest trading price during the previous 20 trading days before the date the note was executed. In no event shall the conversion price be lower than $0.00001. On December 4, 2015, the holder of the convertible debenture entered into an agreement to sell and assign the remaining outstanding principal to a third party. The Company approved and is bound by the assignment and sale agreement.

On October 5, 2016, the holder of the convertible debentures entered into an agreement to sell and assign the remaining outstanding principal to a third party. The Company approved and is bound by the assignment and sale agreement. At May 31, 2017, $45,000 of the note had been assigned to the third party.

The embedded conversion option qualifies for derivative accounting and bifurcation under ASC 815-15 “Derivatives and Hedging”. The initial fair value of the conversion feature of $310,266 resulted in a discount to the note payable of $100,000 and the recognition of a loss on derivatives of $210,266. During the year ended May 31, 2016, the Company issued 6,303,475 shares of common stock upon the conversion of $45,000 of principal. During the year ended May 31, 2016, the Company recorded accretion of $100,000 and recorded the cash redemption premium of $26,250 increasing the carrying value of the note to $81,250.

During the year months ended May 31, 2017, the Company issued 18,440,200 shares of common stock upon the conversion of $90,000 of principal. During the year ended May 31, 2017, the Company recorded a default fee of $51,820 increasing the carrying value of the note to $43,070. At August 31, 2017, $43,070 of the note remained outstanding and past due.

(f)	On September 8, 2015, the Company issued a convertible note in the principal amount of $326,087. During the year ended May 31, 2016, the Company received the initial tranches of $280,000 net of a $26,087 original issue discount. The note bears interest at 10% per annum and is convertible into common shares of the Company at a 65% discount to the lowest trading price during the previous 20 trading days to the date of conversion; or a 65% discount to the lowest trading price during the previous 20 trading days before the date the note was executed.

F-17

The embedded conversion option qualifies for derivative accounting and bifurcation under ASC 815-15 “Derivatives and Hedging”. The initial fair value of the conversion feature of $479,626 resulted in a discount to the note payable of $280,000 and the recognition of a loss on derivatives of $204,626. During the year ended May 31, 2016, the Company recorded accretion of $120,175 and recorded a default fee of $76,522 increasing the carrying value of the note to $190,696.

During the year ended May 31, 2017, the Company recorded accretion of $185,913 increasing the carrying value of the note to $382,608. At August 31, 2017, $382,608 of the note remained outstanding.

(g)	On December 4, 2015, the Company issued a convertible note in the principal amount of $105,000 as an inducement to the holder of the convertible notes described in Note 7(g), to enter into an agreement to sell and assign the remaining outstanding principal to a third party. The note included a $10,000 original issue discount. The note bears interest at 10% per annum and is convertible into common shares of the Company at a 52% discount to the lowest trading price during the previous 30 trading days to the date of conversion; or a 52% discount to the lowest trading price during the previous 30 trading days before the date the note was executed. On October 5, 2016, the holder of the convertible debentures entered into an agreement to sell and assign the remaining outstanding principal to a third party. The Company approved and is bound by the assignment and sale agreement.

The embedded conversion option qualifies for derivative accounting and bifurcation under ASC 815-15 “Derivatives and Hedging”. The initial fair value of the conversion feature of $216,108 resulted in a discount to the note payable of $95,000 and the recognition of a loss on derivatives of $111,108. During the year ended May 31, 2016, the Company recorded accretion of $82,560 and recorded a default of fee of $26,250 increasing the carrying value of the note to $48,690.

During the year ended May 31, 2017, the recorded accretion of $82,560 increasing the carrying value of the note to $131,250. At August 31, 2017, $131,250 of the note remained outstanding.

(h)	On March 10, 2016, the Company issued a convertible note in the principal amount of up to $166,666. During the year ended May 31, 2016, the Company received initial tranches of $65,000 net of a $16,666 original issue discount. The note bears interest at 10% per annum and is convertible into common shares of the Company at a 65% discount to the lowest trading price during the previous 20 trading days to the date of conversion; or a 65% discount to the lowest trading price during the previous 20 trading days before the date the note was executed.

The embedded conversion option qualifies for derivative accounting and bifurcation under ASC 815-15 “Derivatives and Hedging”. The initial fair value of the conversion feature of $218,785 resulted in a discount to the note payable of $81,666 and the recognition of a loss on derivatives of $158,785. During the year ended May 31, 2016, the Company recorded accretion of $20,015, and recorded a default fee of $20,417 increasing the carrying value of the note to $40,432.

On April 7, 2017, the Company entered into an amendment to the convertible note which allowed for the additional funding under the note of $40,000 with an original discount of $4,444. During the year ended May 31, 2017, the Company received additional tranches of $123,339. The initial fair value of the conversion feature of $245,571 resulted in a discount to the note payable of $127,783 and the recognition of a loss on derivatives of $117,788. During the year ended May 31, 2017, the Company recorded accretion of $133,721, and recorded a default fee of $31,946 increasing the carrying value of the note to $206,098. During the three month period ended August 31, 2017, the Company recorded accretion of $31,367 increasing the carrying value of the note to $237,465.

(i)	On October 11, 2016, the Company issued a convertible note in the principal amount of up to $249,999. The Company received initial tranches of $42,500 net of a $24,999 original issue discount and $2,500 of financing fees. The note bears interest at 10% per annum and is convertible into common shares of the Company at a 65% discount to the lowest trading price during the previous 20 trading days to the date of conversion; or a 65% discount to the lowest trading price during the previous 20 trading days before the date the note was executed.

F-18

The embedded conversion option qualifies for derivative accounting and bifurcation under ASC 815-15 “Derivatives and Hedging”. The initial fair value of the conversion feature of $121,902 resulted in a discount to the note payable of $45,000 and the recognition of a loss on derivatives of $76,902. During the year ended May 31, 2017, the Company recorded accretion of $26,943 and a default fee of $24,999, increasing the carrying value of the note to $26,953. During the three month period ended August 31, 2017, the Company recorded accretion of $25,466 increasing the carrying value of the note to $52,419.

(j)	On April 27, 2017, the Company issued a convertible promissory note in the aggregate principal amount of $2,000,000. The interest on the outstanding principal due under the Unsecured Note accrues at a rate of 8% per annum. All principal and accrued interest under the Unsecured Note is due one year following the issue date of the Unsecured Note, and is convertible into shares of common stock at a conversion price equal to 75% of the lowest volume-weighted average price during the 15 trading days immediately preceding the date of conversion.

The embedded conversion option qualifies for derivative accounting and bifurcation under ASC 815-15 “Derivatives and Hedging”. The initial fair value of the conversion feature of $1,174,000 resulted in a discount to the note payable of $943,299. During the year ended May 31, 2017, the Company recorded accretion of $77,465 increasing the carrying value of the note to $1,134,166. During the three month period ended August 31, 2017, the Company recorded accretion of $189,804 increasing the carrying value of the note to $1,323,970.

(k)	On April 28, 2017, the Company entered into and closed on a Securities Purchase Agreement (“Purchase Agreement”) with an institutional investor (the “Lender”), pursuant to which the Company issued to the Lender a senior secured convertible promissory note in the aggregate principal amount of $440,000 (the “Secured Note”) for an aggregate purchase price of $400,000, and a warrant with a term of three years to purchase up to 27,500,000 shares of common stock of the Company at an exercise price of $0.0255 per share. The interest on the outstanding principal due under the Secured Note accrues at a rate of 8% per annum. All principal and accrued interest under the Secured Note is due on April 27, 2018 and is convertible into shares of the Company’s Common Stock at a conversion price equal to 75% of the lowest volume-weighted average price during the 15 trading days immediately preceding the conversion, subject to adjustment upon the occurrence of certain events.

The embedded conversion option qualifies for derivative accounting and bifurcation under ASC 815-15 “Derivatives and Hedging”. The initial fair value of the conversion feature of $1,744,661 and the fair value of the warrants of $425,918 resulted in a discount to the note payable of $400,000 and the recognition of a loss on derivatives of $1,770,579. During the year ended May 31, 2017, the Company recorded accretion of $54,526, increasing the carrying value of the note to $54,526. During the three month period ended August 31, 2017, the Company recorded accretion of $42,896 increasing the carrying value of the note to $97,423.

8.	Derivative Liabilities

The embedded conversion option of the convertible debenture described in Note 7(f) contains a conversion feature that qualifies for embedded derivative classification. The fair value of the liability will be re-measured at the end of every reporting period and the change in fair value will be reported in the statement of operations as a gain or loss on derivative financial instruments.

Upon the issuance of the convertible note payable described in Note 7(f), the Company concluded that it only has sufficient shares to satisfy the conversion of some but not all of the outstanding convertible notes, warrants and options. The Company elected to reclassify contracts from equity with the earliest inception date first. As a result, none of the Company’s previously outstanding convertible instruments qualified for derivative reclassification, however, any convertible securities issued after the election, including the convertible note described in Notes 7(f) to 7(m). The Company reassesses the classification of the instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification.

During the year ended May 31, 2017, the Company reclassified 350,000 options exercisable at $0.03 until March 16, 2017 with a fair value of $2,350, 2,000,000 warrants exercisable at $0.03 until August 29, 2018 with a fair value of $13,745, 533,333 warrants exercisable at $0.80 with a fair value of $Nil, 4,075,000 warrants exercisable at $0.37 with a fair value of $16,978 and a $59,853 note convertible at $0.40 with a fair value of $41 that qualified for treatment as derivative liabilities.

F-19

The table below sets forth a summary of changes in the fair value of the Company’s Level 3 financial liabilities.

	August 31, 2017	May 31, 2017

Balance at the beginning of year	$3,760,067	$978,245
Original discount limited to proceeds of notes	250,200	1,746,783
Fair value of derivative liabilities in excess of notes proceeds received	82,766	1,965,269
Reclassification of instruments previously classified as equity	-	32,934
Conversion of derivative liability	-	(195,595)
Change in fair value of embedded conversion option	(212,601)	(767,569)
Balance at the end of the year	$3,880,431	$3,760,067

The Company uses Level 3 inputs for its valuation methodology for the embedded conversion option liabilities as their fair values were determined by using Monte-Carlo model or a Binomial Model based on various assumptions.

Significant changes in any of these inputs in isolation would result in a significant change in the fair value measurement. As required, these are classified based on the lowest level of input that is significant to the fair value measurement. The following table shows the assumptions used in the calculations:

	Expected Volatility	Risk-free Interest Rate	Expected Dividend Yield	Expected Life (in years)

At issuance	134-213%	0.07-0.74%	0%	0.50-2.00
At May 31, 2017	215-346%	0.84-1.44%	0%	0.96-2.91
At August 31, 2017	184-298%	0.95-1.44%	0%	0.112-2.91

9.	Common Stock

(a)	As of August 31, 2017 and May 31, 2016, the Company’s subsidiary, Mantra Energy Alternatives Ltd., had received subscriptions for 67,000 shares of common stock at Cdn$1.00 per share for proceeds of $66,277 (Cdn$67,000), which is included in common stock subscribed, net of the non-controlling interest portion of $7,231.

(b)	As of August 31, 2017 and May 31, 2016, the Company’s subsidiary, Climate ESCO Ltd., had received subscriptions for 210,000 shares of common stock at $0.10 per share for proceeds of $21,000, which is included in common stock subscribed, net of the non-controlling interest portion of $7,384.

10.	Share Purchase Warrants

The following table summarizes the continuity of share purchase warrants:

	Number of warrants	Weighted average exercise price $

Balance, May 31, 2016	7,025,000	0.34
Issued	27,833,333	0.03
Expired	(650,000)	0.04
Balance, May 31, 2017	34,208,333	0.08
Issued	50,000,000	0.005
Expired	(633,333)	0.70
Balance, August 31, 2017	83,575,000	0.03

F-20

As of August 31, 2017, the following share purchase warrants were outstanding:

Number of warrants	Exercise price $	Expiry date

1,000,000	0.03	April 15, 2018
666,667	0.03	May 4, 2018
4,075,000	0.37	April 10, 2019
333,334	0.03	August 29, 2018
27,500,000	0.03	April 28, 2020
50,000,000	0.005	June 27, 2020

83,575,000

11.	Stock Options

The following table summarizes the continuity of the Company’s stock options:

	Number of options	Weighted average exercise price $	Weighted average remaining contractual life (years)	Aggregate intrinsic value $

Outstanding, May 31, 2016	1,500,000	0.16
Expired	(1,150,000)	0.20
Outstanding, May 31, 2017 and August 31, 2017	350,000	0.03	0.71	–
Exercisable, May 31, 2017 and August 31, 2017	350,000	0.03	0.71	–

Additional information regarding stock options as of May 31, 2017 is as follows:

Number of options	Exercise price $	Expiry date

350,000	0.03	May 17, 2018
350,000

12.	Commitments and Contingencies

(a)	On May 23, 2012, a former employee of the Company delivered a Notice of Application seeking judgment against the Company for approximately $55,000. The hearing of that Application took place on July 31, 2012, at which time the former employee obtained judgment in the approximate amount of $55,000. The Company did not defend the amount of the judgment and the amount is included in accounts payable, but claims a complete set-off on the basis that the former employee retains 1,000,000 shares of common stock of the Company as security for payment of the outstanding consulting fees owed to him. On August 31, 2012, the Company commenced a separate action against the former employee seeking a return of the 1,000,000 shares of common stock and a stay of execution of the judgment. That application is pending and has not yet been heard or determined by the court. The payment of the judgment claim of approximately $55,000 is dependent upon whether the former employee will first return the 1,000,000 shares of common stock noted above. The probable outcome of the Company’s claim for the return of the shares cannot yet be determined as the Company has not received a response from the former employee in over a year.

F-21

(b)	On November 15, 2013, the Company entered into a second settlement agreement with the $150,000 debenture holder described in Note 10(a). Pursuant to the second amendment, on November 15, 2013, the Company agreed to make monthly payments of $10,000 on the outstanding principal and interest. Payments were made until December 2014, but have not been made after. The plaintiff was seeking relief of amounts owed along with 10% interest per annum, from the date of judgments. All amounts are recorded in these financial statements. On December 4, 2015, the holder of the convertible debenture entered into an agreement to sell and assign the remaining outstanding principal to a third party. The Company approved and is bound by the assignment and sale agreement.

(c)	On September 3, 2015, a former prospective employee of the Company delivered a Notice of Claim seeking judgment against the Company for approximately $11,400. During the year ended May 31, 2017 the prospective employee received a judgement which is recorded in these financial statements.

(d)	On March 14, 2016, the Company entered into a consulting agreement. Pursuant to the agreement, the Company will pay the consultant $10,000 per month ($20,000 paid) and issue 550,000 shares per month for a period of three months. At August 31, 2017, the Company had not issued the shares to the consultant due to non-performance.

(e)	On September 10, 2016, the Company entered into a debt settlement agreement to settle $7,500 of amounts owed for services in exchange for 2,000,000 common shares. The Company has not yet issued the shares. The Company will record the debt settlement upon the issuance of shares.

(f)	On August 22, 2016, the Company entered into a consulting agreement for the provision of consulting services until November 22, 2016. Pursuant to the agreement the Company will pay the consultant $5,000 per month and issue 2,000,000 shares of common stock to the consultant. On December 7, 2016, the Company entered into a settlement agreement. Pursuant to the agreement, the Company agreed to issue the consultant 1,000,000 common shares in exchange for fully releasing and discharging the Company of any and all further obligations.

(g)	The Company leases certain of its properties under leases that expire on various dates through 2019. Some of these agreements include escalation clauses and provide for renewal options ranging from one to five years.

(h)	Rent expense incurred under the Company’s operating leases amounted to $69,666 during the three months ended August 31, 2017.

(i)	The future minimum obligation during each year through 2019 under the leases with non-cancelable terms in excess of one year is as follows:

Future
Minimum
Lease
Years Ending May 31,	Payments
2018	$103,580
2019	29,841
2020	6,854
Total	$140,275

F-22

13.	Segment Disclosures

During the three months ended August 31, 2016, the Company operated in one operating segment in one geographical area.

During the three months ended August 31, 2017, the Company had two operating segments including:

●	AW Solutions which is in the business of the provision of professional, multi-service line, telecommunications infrastructure and outsource services to the wireless and wireline industry and,

●	Mantra Energy Alternatives (MEA) which consists of the rest of the Company’s operations.

Factors used to identify the Company’s reportable segments include the organizational structure of the Company and the financial information available for evaluation by the chief operating decision-maker in making decisions about how to allocate resources and assess performance. The Company’s operating segments have been broken out based on similar economic and other qualitative criteria. The Company operates the Mantra Energy Alternatives (MEA) reporting segment in one geographical area, Canada and the AW Solutions operating segment in two geographical areas, the United States and Puerto Rico.

Financial statement information by operating segment for three months ended August 31, 2017 is presented below:

	Mantra Ventures $	AW Solutions $	Total $

Net Sales	–	3,115,921	3,115,921
Operating (loss) income	(476,707)	197,857	(278,850)
Interest expense	77,286	621	77,907
Depreciation and amortization	-	68,131	68,131
Total Assets as of August 31, 2017	5,543	5,074,339	5,079,882

Geographic information for the three months ended and as of August 31, 2017 is presented below:

	Revenues $	Long-Lived Assets $

Puerto Rico	820,991	3,012,563
United States	2,294,930	7,627
Consolidated Total	3,115,921	3,020,190

14.	Subsequent Events

None.

F-23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and shareholders of Spectrum Global Solutions, Inc. (f/k/a Mantra Venture Group Ltd.)

We have audited the accompanying consolidated balance sheets of Spectrum Global Solutions, Inc. (f/k/a Mantra Venture Group Ltd.) as of May 31, 2017 and 2016, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two year period ended May 31, 2017. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mantra Venture Group Ltd. as of May 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two year period ended May 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a history of recurring losses from, operations and accumulated losses and will require additional funding to execute its future strategic business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

September 25, 2017

F-24

SPECTRUM GLOBAL SOLUTIONS, INC. (f/k/a MANTRA VENTURE GROUP LTD.)

Consolidated balance sheets

(Expressed in U.S. dollars)

	May 31	May 31,
	2017	2016
	$	$
		(as revised)
ASSETS
Current assets
Cash	345,102	1,119
Accounts receivable, net	1,623,200	7,358
Prepaid expenses and deposits	132,155	4,789
Total current assets	2,100,457	13,266
Restricted cash	–	14,519
Property and equipment, net	96,030	72,627
Goodwill	1,503,633	–
Customer lists, net	892,127	–
Tradenames, net	568,600	–
Other intangible assets, net	–	62,615
Other assets	27,930	8,000
Total assets	5,188,777	171,027

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	2,113,355	836,982
Due to related parties	308,008	154,560
Loans payable	235,441	199,108
Obligations under capital lease	–	8,123
Convertible debentures (net of discount of $1,350,067 and $330,123, respectively)	2,139,791	668,921
Derivative liability	3,760,067	978,245
Contingent liability	1,409,411	–
Total current liabilities	9,966,073	2,845,939
Obligations under capital lease	–	3,308
Total liabilities	9,966,073	2,849,247

Stockholders’ deficit
Spectrum Global Solutions, Inc. (f/k/a Mantra Venture Group Ltd.) stockholders’ deficit Preferred stock Authorized: 20,000,000 shares, par value $0.00001 Issued and outstanding: Nil shares	–	–
Common stock Authorized: 275,000,000 shares, par value $0.00001 Issued and outstanding: 274,998,800 (2016 – 88,559,024) shares	2,754	886
Additional paid-in capital	15,724,447	11,163,514
Common stock subscribed	74,742	99,742
Accumulated deficit	(20,518,967)	(13,706,088)
Total Spectrum Global Solutions, Inc. (f/k/a Mantra Venture Group Ltd.) stockholders’ deficit	(4,717,024)	(2,441,946)
Non-controlling interest	(60,272)	(236,274)
Total stockholders’ deficit	(4,777,296)	(2,678,220)
Total liabilities and stockholders’ deficit	5,188,777	171,027

(The accompanying notes are an integral part of these consolidated financial statements)

F-25

SPECTRUM GLOBAL SOLUTIONS, INC. (f/k/a MANTRA VENTURE GROUP LTD.)

Consolidated statements of operations

(Expressed in U.S. dollars)

	Year Ended May 31,	Year Ended May 31,
	2017$	2016$
		(as revised)

Revenue	1,069,917	70,298

Cost of goods sold	820,503	–
Gross profit	249,414	70,298

Operating expenses
Depreciation and amortization	59,869	27,908
General and administrative	106,114	559,316
Salaries & wages	4,845,260	335,638

Total operating expenses	5,011,243	922,862

Loss from operations	(4,761,829)	(852,564)

Other income (expense)
(Loss) gain on settlement of debt	(33,620)	(24,000)
Loss on disposal of assets	(2,067)	–
Accretion of discounts on convertible debentures	(561,137)	(461,905)
Loss on change in fair value of derivatives	(1,197,700)	(497,079)
Interest expense	(211,454)	–
Impairment loss	(103,480)	(384,312)
Total other income expense	(2,109,458)	(1,367,296)

Net loss for the year	(6,871,287)	(2,219,860)

Less: net loss attributable to the non-controlling interest	58,408	43,688

Net loss attributable to Spectrum Global Solutions, Inc. (f/k/a Mantra Venture Group Ltd.)	(6,812,879)	(2,176,172)

Net loss per share attributable to Spectrum Global Solutions, Inc. (f/k/a Mantra Venture Group Ltd.) common shareholders, basic and diluted	(0.06)	(0.03)

Weighted average number of shares outstanding used in the calculation of net loss attributable to Spectrum Global Solutions, Inc. (f/k/a Mantra Venture Group Ltd.) per common share	117,085,052	78,327,306

(The accompanying notes are an integral part of these consolidated financial statements)

F-26

SPECTRUM GLOBAL SOLUTIONS, INC. (f/k/a MANTRA VENTURE GROUP LTD.)

Consolidated statements of stockholder’s equity (deficit)

For the Years Ended May 31, 2017 and 2016

	Common Stock		Additional paid-in	Common stock	Accumulated	Non- controlling	Total stockholders’ deficit
	Number	Amount $	capital $	subscribed $	deficit $	interest $	(as revised) $

Balance, May 31, 2015	71,516,581	715	10,462,265	74,742	(11,529,916)	(192,586)	(1,184,780)

Stock issued for cash at $0.16 per share	93,750	1	14,999	–	–	–	15,000

Shares issued for services	150,000	2	29,999	–	–	–	30,001

Shares issued for settlement of debt	300,000	3	47,997	–	–	–	48,000

Shares issued upon conversion of convertible debt	16,498,693	165	591,828	–	–	–	591,993

Subscriptions received	–	–	–	25,000	–	–	25,000

Fair value of stock options granted	–	–	16,426	–	–	–	16,426

Net loss for the year	–	–	–	–	(2,176,172)	(43,688)	(2,219,860)

Balance, May 31, 2016	88,559,024	886	11,163,514	99,742	(13,706,088)	(236,274)	(2,678,220)

(The accompanying notes are an integral part of these consolidated financial statements)

F-27

SPECTRUM GLOBAL SOLUTIONS, INC. (f/k/a MANTRA VENTURE GROUP LTD.)

Consolidated statements of stockholder’s equity (deficit)

For the Years Ended May 31, 2017 and 2016

	Common Stock		Additional paid-in	Common stock	Accumulated	Non- controlling	Total stockholders’ equity
	Number	Amount $	capital $	subscribed $	deficit $	interest $	(deficit) $

Balance, May 31, 2016	88,559,024	886	11,163,514	99,742	(13,706,088)	(236,274)	(2,678,220)

Stock issued for cash at $0.02 per share	2,000,000	20	29,980	(25,000)	–	–	5,000

Shares issued for services	124,251,510	1,244	3,974,804	–	–	–	3,976,048

Shares issued for settlement of debt	15,904,199	160	89,720	–	–	–	89,880

Shares issued upon conversion of convertible debt	44,284,067	444	499,363	–	–	–	499,807

Reclassification of derivatives previously classified as equity	–	–	(32,934)	–	–	–	(32,934)

Acquisition of non-controlling interest	–	–	–	–	–	234,410	234,410

Net loss for the year	–	–	–	–	(6,812,879)	(58,408)	(6,871,287)

Balance, May 31, 2017	274,998,800	2,754	15,724,447	74,742	(20,518,967)	(60,272)	(4,777,296)

(The accompanying notes are an integral part of these consolidated financial statements)

F-28

SPECTRUM GLOBAL SOLUTIONS, INC. (f/k/a MANTRA VENTURE GROUP LTD.)

Consolidated statements of cash flows

(Expressed in U.S. dollars)

	Year Ended May 31, 2017 $	Year Ended May 31, 2016 $
Operating activities		(as revised)

Net loss	(6,871,287)	(2,219,860)
Adjustments to reconcile net loss to net cash used in operating activities:
(Gain) loss on change in fair value of derivative liability	(767,569)	(195,706)
Amortization of finance costs	–	7,085
Accretion of discounts on convertible debentures	561,137	461,905
Depreciation and amortization	59,869	27,908
Foreign exchange loss (gain)	5,035	(4,842)
Initial derivative expenses	1,965,269	692,785
Shares issued for services	3,976,048	30,001
Interest related to cash redemption premium on convertible notes	105,032	254,439
Stock-based compensation on options and warrants	–	16,426
Loss on disposal of assets	2,067	–
Impairment loss	103,480	–
Loss (gain) on settlement of debt	33,620	24,000
Changes in operating assets and liabilities:
Amounts receivable	212,448	18,169
Prepaid expenses and deposits	(119,366)	121,357
Accounts payable and accrued liabilities	175,930	260,596
Other assets	1,107	–
Due to related parties	153,448	42,367
Net cash used in operating activities	(403,732)	(463,370)
Investing activities
Purchase of property and equipment	–	(4,587)
Proceeds from the sale of property and equipment	1,500
Cash received upon acquisition of subsidiary	115,112	–
Investment in intangible assets	–	(12,161)
Net cash used in investing activities	116,612	(16,748)
Financing activities
Repayment of capital lease obligations	(7,025)	(6,798)
Repayment of loan payable	–	(50,000)
Proceeds from notes payable	64,789	63,589
Proceeds from issuance of convertible debentures	568,339	427,000
Proceeds from stock subscribed	5,000	25,000
Proceeds from issuance of common stock	–	15,000
Net cash provided by financing activities	631,103	473,791
Change in cash	343,983	(6,327)
Cash, beginning of year	1,119	7,446
Cash, end of year	345,102	1,119
Non-cash investing and financing activities:
Common stock issued to relieve common stock subscribed	25,000	–
Common stock issued to settle accounts payable and debt	89,880	–
Common stock issued for conversion of notes payable	252,000	591,992
Original issue discounts	64,999	42,753
Debt issuance cost	–	18,000
Original debt discount against derivative liability	1,746,783	436,755
Accounts receivable acquired in AW Solutions Acquisition	2,040,249	–
Other assets acquired in AW Solutions Acquisition	36,580	–
Equipment acquired in AW Solutions Acquisition	116,143	–
Customer lists acquired in AW Solutions Acquisition	901,548	–
Tradenames acquired in AW Solutions Acquisition	574,605	–
Accounts payable and Accrued expenses acquired in AW Solutions Acquisition	(1,308,450)	–
Goodwill	1,503,634	–
Non-controlling interest	(339,309)	–

Supplemental disclosures:
Interest paid	657	9,141
Income taxes paid	–	–

(The accompanying notes are an integral part of these consolidated financial statements)

F-29

SPECTRUM GLOBAL SOLUTIONS, INC. (f/k/a MANTRA VENTURE GROUP LTD.)

Notes to the consolidated financial statements

May 31, 2017

(Expressed in U.S. dollars)

1.	Organization and Going Concern

Spectrum Global Solutions, Inc. (f/k/a Mantra Venture Group Ltd.) (the “Company”) was incorporated in the State of Nevada on January 22, 2007 to acquire and commercially exploit various new energy related technologies through licenses and purchases. On December 8, 2008, the Company continued its corporate jurisdiction out of the State of Nevada and into the province of British Columbia, Canada. On April 25, 2017, the Company entered into and closed on an Asset Purchase Agreement (the “Asset Purchase Agreement”) with InterCloud Systems, Inc. (“InterCloud”). Pursuant to the terms of the Asset Purchase Agreement, the Company purchased 80.1% of the assets associated with InterCloud’s “AW Solutions” business. After the acquisition of AW Solutions, the Company provides professional, multi-service line, telecommunications infrastructure and outsource services to the wireless and wireline industry.

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has yet to acquire commercially exploitable energy related technology, and is unlikely to generate earnings in the immediate or foreseeable future. The recently acquired AW Solutions business has also incurred losses and experienced cash outflows from operations during its most recent fiscal years. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of management to raise additional equity capital through private and public offerings of its common stock, and the attainment of profitable operations. As at May 31, 2017, the Company has an accumulated loss of $20,518,967, and a working capital deficit of $7,865,616. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management requires additional funds over the next twelve months to fully implement its business plan. Management is currently seeking additional financing through the sale of equity and from borrowings from private lenders to cover its operating expenditures. There can be no certainty that these sources will provide the additional funds required for the next twelve months.

2.	Significant Accounting Policies

a.	Basis of Presentation/Principles of Consolidation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States. These consolidated financial statements include the accounts of the Company and its subsidiaries, Carbon Commodity Corporation, Climate ESCO Ltd., Mantra Energy Alternatives Ltd., Mantra China Inc., Mantra China Limited, Mantra Media Corp., Mantra NextGen Power Inc., Mantra Wind Inc., AW Solutions, Inc.(from the date of acquisition, April 25, 2017), Tropical Communications, Inc. (from the date of acquisition, April 25, 2017) and AW Solutions Puerto Rico, LLC.(from the date of acquisition, April 25, 2017). All the subsidiaries are wholly-owned with the exception of Climate ESCO Ltd., which is 64.55% owned, Mantra Energy Alternatives Ltd., which is 88.21% owned and AW Solutions, Inc., Tropical Communications, Inc., and AW Solutions Puerto Rico, LLC which are all 80.1% owned. All inter-company balances and transactions have been eliminated.

F-30

b.	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, the estimated useful lives and recoverability of long-lived assets, equity component of convertible debt, stock-based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c.	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

d.	Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company records unbilled receivables for services performed but not billed. At May 31, 2017, unbilled receivables totaled $430,669, and are included in accounts receivable. Management reviews a customer’s credit history before extending credit. The Company maintains an allowance for doubtful accounts for estimated losses. Estimates of uncollectible amounts are reviewed each period, and changes are recorded in the period in which they become known. Management analyzes the collectability of accounts receivable each period. This review considers the aging of account balances, historical bad debt experience, changes in customer creditworthiness, current economic trends, customer payment activity and other relevant factors. Should any of these factors change, the estimate made by management may also change. The allowance for doubtful accounts was $267,476 at May 31, 2017.

e.	Property and Equipment

Property and equipment are stated at cost. The Company depreciates the cost of property and equipment over their estimated useful lives at the following annual rates:

Automotive	3-5 years straight-line basis
Computer equipment and software	3-7 years straight-line basis
Leasehold improvements	5 years straight-line basis
Office equipment and furniture	5 years straight-line basis
Research equipment	5 years straight-line basis

f.	Goodwill

Goodwill was generated through the acquisition of AW Solutions in fiscal 2017 as the total consideration paid exceeded the fair value of the net assets acquired.

The Company tests its goodwill for impairment at least annually and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others: a significant decline in the Company’s expected future cash flows; a significant adverse change in legal factors or in the business climate; unanticipated competition; and slower growth rates. Any adverse change in these factors could have a significant impact on the recoverability of goodwill and the Company’s consolidated financial results.

F-31

The Company tests goodwill by estimating fair value using a Discounted Cash Flow (“DCF”) model. The key assumptions used in the DCF model to determine the highest and best use of estimated future cash flows include revenue growth rates and profit margins based on internal forecasts, terminal value and an estimate of a market participant’s weighted-average cost of capital used to discount future cash flows to their present value. There were no impairment charges during the year ended May 31, 2017.

g.	Intangible Assets

At May 31, 2017, definite-lived intangible assets primarily consist of non-compete agreements, tradenames and customer relationships which are being amortized over their estimated useful lives ranging from 1-10 years. At May 31, 2016, definite-lived intangible assets consisted of patents and were stated at cost. Intangible assets are amortized over their estimated useful lives. During the year ended May 31, 2017, the Company recorded an impairment loss related patents held of $59,060.

The Company periodically evaluates the reasonableness of the useful lives of these assets. Once these assets are fully amortized, they are removed from the accounts. These assets are reviewed for impairment or obsolescence when events or changes in circumstances indicate that the carrying amount may not be recoverable. If impaired, intangible assets are written down to fair value based on discounted cash flows or other valuation techniques. The Company has no intangibles with indefinite lives.

For long-lived assets, impairment losses are only recorded if the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted future cash flows. The Company measures the impairment loss based on the difference between the carrying amount and the estimated fair value. When an impairment exists, the related assets are written down to fair value.

h.	Long-lived Assets

In accordance with ASC 360, “Property, Plant and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

i.	Foreign Currency Translation

Transactions in foreign currencies are translated into the currency of measurement at the exchange rates in effect on the transaction date. Monetary balance sheet items expressed in foreign currencies are translated into U.S. dollars at the exchange rates in effect at the balance sheet date. The resulting exchange gains and losses are recognized in income.

The Company’s integrated foreign subsidiaries are financially or operationally dependent on the Company. The Company uses the temporal method to translate the accounts of its integrated operations into U.S. dollars. Monetary assets and liabilities are translated at the exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at average rates for the period, except for amortization, which is translated on the same basis as the related asset. The resulting exchange gains or losses are recognized in income.

j.	Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

F-32

The Company conducts business, and files federal and state income, franchise or net worth, tax returns in Canada, the United States, in various states within the United States and the Commonwealth of Puerto Rico. The Company determines its filing obligations in a jurisdiction in accordance with existing statutory and case law. The Company may be subject to a reassessment of federal and provincial income taxes by Canadian tax authorities for a period of three years from the date of the original notice of assessment in respect of any particular taxation year. For Canadian and U.S. income tax returns, the open taxation years range from 2010 to 2017. In certain circumstances, the U.S. federal statute of limitations can reach beyond the standard three year period. U.S. state statutes of limitations for income tax assessment vary from state to state. Tax authorities of Canada and U.S. have not audited any of the Company’s, or its subsidiaries’, income tax returns for the open taxation years noted above.

Significant management judgment is required in determining the provision for income taxes, and in particular, any valuation allowance recorded against the Company’s deferred tax assets. Deferred tax assets are regularly reviewed for recoverability. The Company currently has significant deferred tax assets resulting from net operating loss carryforwards and deductible temporary differences, which should reduce taxable income in future periods. The realization of these assets is dependent on generating future taxable income.

The Company follows the guidance set forth within ASC Topic 740, Income Taxes (“ASC Topic 740”) which prescribes a two-step process for the financial statement recognition and measurement of income tax positions taken or expected to be taken in an income tax return. The first step evaluates an income tax position in order to determine whether it is more likely than not that the position will be sustained upon examination, based on the technical merits of the position. The second step measures the benefit to be recognized in the financial statements for those income tax positions that meet the more likely than not recognition threshold. ASC Topic 740 also provides guidance on de-recognition, classification, recognition and classification of interest and penalties, accounting in interim periods, disclosure and transition. Penalties and interest, if incurred, would be recorded as a component of current income tax expense.

The Company received a tax notice from the Puerto Rican government requesting payment of taxes related to 2014 in the amount of $166,084 plus penalties and interest of $87,027 for a total obligation due of $253,111. This tax assessment is included in accrued expenses at May 31, 2017.

k.	Revenue Recognition

The Company’s revenues are generated from applications and infrastructure services. The Company recognizes revenue on arrangements in accordance with ASC Topic 605-10, “Revenue Recognition”. The Company recognizes revenue only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

The applications and infrastructure revenues are derived from contracts to provide technical engineering services along with contracting services to commercial and governmental customers. The Company’s service contracts generally require specific tasks or services that the Company must perform under the contract. The Company recognizes revenues associated with these services upon the completion of the related task or service which is at the time the four revenue recognition criteria have been met. Direct costs incurred related to performance of the task or service are deferred and recorded as prepaid expense and are expensed when the related revenue is recognized.

The Company also generates revenue from service contracts with certain customers. These contracts are accounted for under the proportional performance method. Under this method, revenue is recognized in proportion to the value provided to the customer for each project as of each reporting date.

F-33

The Company records unbilled receivables for revenues earned, but not yet billed.

During the year ended May 31, 2016, the Company performed research and development services. The Company recognized revenue under research contracts when a contract has been executed, the contract price is fixed and determinable, delivery of services or products has occurred, and collectability of the contract price is considered reasonably assured and can be reasonably estimated. Revenue was based on direct labor hours expended at contract billing rates plus other billable direct costs.

l.	Cost of Revenues

Cost of revenues includes all direct costs of providing services under our contracts, including costs for direct labor provided by employees, services by independent subcontractors, operation of capital equipment (excluding depreciation and amortization), direct materials, insurance claims and other direct costs.

m.	Research and Development Costs

Research and development costs are expensed as incurred.

n.	Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The Company uses the Black-Scholes option pricing model to calculate the fair value of stock-based awards. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to the Company’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the consolidated statement of operations over the requisite service period.

o.	Loss Per Share

The Company computes loss per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing the loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As at May 31, 2017, the Company had 647,182,222 (2016 – 56,260,229) dilutive potential shares outstanding.

p.	Comprehensive Loss

ASC 220, “Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at May 31, 2017 and 2016, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the consolidated financial statements.

q.	Recent Accounting Pronouncements

On May 28, 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which is effective for nonpublic entities for annual reporting periods, as amended, beginning after December 15, 2018. The new revenue recognition standard provides a five-step analysis of transactions to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new standard is effective for the Company on June 1, 2019, and early adoption is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company continues to evaluate the standard and has not yet selected a transition method.

F-34

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740) – Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”), which is effective for nonpublic entities for annual reporting periods beginning after December 15, 2016. ASU 2015-17 simplifies the presentation of deferred income taxes by requiring that deferred tax liabilities and assets be classified as non-current in the statement of financial position. The Company has elected to early adopt the requirements of ASU 2015-17 and the results of such adoption are presented within these consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), which is effective for nonpublic entities for annual reporting periods beginning after December 15, 2019. Under ASU 2016-02, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: 1) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and 2) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The Company continues to evaluate the effects of ASU 2016-02 and does not expect that the adoption will have a material effect on its consolidated financial statements and disclosures.

In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (“ASU 2016-08”). The amendments are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations by amending certain existing illustrative examples and adding additional illustrative examples to assist in the application of the guidance. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606: The guidance is effective for the Company beginning June 1, 2019. The Company is currently evaluating the effects of ASU 2016-08 on its consolidated financial statements.

In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing (“ASU 2016-10”). The amendments in ASU 2016-10 clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606: The guidance is effective for the Company beginning June 1, 2019. The Company is currently evaluating the effects of ASU 2016-10 on its consolidated financial statements.

In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients (“ASU 2016-12”). The amendments in ASU 2016-12 provide clarifying guidance in certain narrow areas and add some practical expedients. Specifically, the amendments in this update (1) clarify the objective of the collectability criterion in step 1, and provides additional clarification for when to recognize revenue for a contract that fails step 1, (2) permit an entity, as an accounting policy election, to exclude amounts collected from customers for all sales (and other similar) taxes from the transaction price (3) specify that the measurement date for noncash consideration is contract inception, and clarifies that the variable consideration guidance applies only to variability resulting from reasons other than the form of the consideration, (4) provide a practical expedient that permits an entity to reflect the aggregate effect of all modifications that occur before the beginning of the earliest period presented when identifying the satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price to the satisfied and unsatisfied performance obligations, (5) clarifies that a completed contract for purposes of transition is a contract for which all (or substantially all) of the revenue was recognized under legacy GAAP before the date of initial application. Further, accounting for elements of a contract that do not affect revenue under legacy GAAP are irrelevant to the assessment of whether a contract is complete. In addition, the amendments permit an entity to apply the modified retrospective transition method either to all contracts or only to contracts that are not completed contracts, and (6) clarifies that an entity that retrospectively applies the guidance in Topic 606 to each prior reporting period is not required to disclose the effect of the accounting change for the period of adoption. However, an entity is still required to disclose the effect of the changes on any prior periods retrospectively adjusted. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. The guidance is effective for the Company beginning June 1, 2019. The Company is currently evaluating the effects of ASU 2016-12 on its consolidated financial statements.

F-35

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business (“ASU 2017-01”). The Amendments in this Update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting, including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for annual periods beginning after December 15, 2018, including interim periods within those periods. Early adoption of this standard is permitted. The Company is currently evaluating the effects of ASU 2017-01 on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). This standard will simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Current guidance requires that companies compute the implied fair value of goodwill under Step 2 by performing procedures to determine the fair value at the impairment testing date of its assets and liabilities (including unrecognized assets and liabilities) following the procedure that would be required in determining the fair value of assets acquired and liabilities assumed in a business combination. This standard will require companies to perform annual or interim goodwill impairment tests by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. This standard will be effective for annual periods beginning after December 15, 2020, including interim periods within that reporting period, and will be applied prospectively. Early adoption of this standard is permitted on testing dates after January 1, 2017. The Company is evaluating the effects of ASU 2017-04 on its consolidated financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or result of operations.

r.	Concentrations of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivables. The Company maintains its cash balances with high-credit-quality financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. These deposits may be withdrawn upon demand and therefore bear minimal risk.

The Company provides credit to customers on an uncollateralized basis after evaluating client creditworthiness. For the period from April 25, 2017 to May 31, 2017, two customers accounted for 48% and 11%, respectively, of consolidated revenues for the period from April 25, 2017 to May 31, 2017. In addition, amounts due from these customers represented 39% and 8%, respectively, of trade accounts receivable as of May 31, 2017.

The Company’s customers are primarily located within the domestic United States of America and Puerto Rico. Revenues generated within the domestic United States of America accounted for approximately 94% of consolidated revenues for the period from April 25, 2017 to May 31, 2017. Revenues generated from customers in Puerto Rico accounted for approximately 6% of consolidated revenues for the period from April 25, 2017 to May 31, 2017.

F-36

s.	Fair Value Measurements

The Company measures and discloses the estimated fair value of financial assets and liabilities using the fair value hierarchy prescribed by US generally accepted accounting principles. The fair value hierarchy has three levels, which are based on reliable available inputs of observable data. The hierarchy requires the use of observable market data when available. The three-level hierarchy is defined as follows:

Level 1 – quoted prices for identical instruments in active markets.

Level 2 – quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model derived valuations in which significant inputs and significant value drivers are observable in active markets; and.

Level 3 – fair value measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Financial instruments consist principally of cash and cash equivalents, accounts receivable, restricted cash, accounts payable, loans payable and convertible debentures. Derivative liabilities are determined based on “Level 3” inputs, which are significant and unobservable and have the lowest priority. There were no transfers into or out of “Level 3” during the years ended May 31, 2017 and 2016. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

Our financial assets and liabilities carried at fair value measured on a recurring basis as of May 31, 2017 and 2016, consisted of the following:

	Total fair value at May 31, 2017 $	Quoted prices in active markets (Level 1) $	Significant other observable inputs (Level 2) $	Significant unobservable inputs (Level 3) $

Description:
Derivative liability (1)	3,760,067	–	–	3,760,067

	Total fair value at May 31, 2016 $	Quoted prices in active markets (Level 1) $	Significant other observable inputs (Level 2) $	Significant unobservable inputs (Level 3) $

Description:
Derivative liability (1)	978,245	–	–	978,245

(1)	The Company has estimated the fair value of these derivatives using the Black-Scholes option pricing model, Monte-Carlo model or a Binomial Model based.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial statement. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. See Note 10 for additional information.

F-37

t.	Derivative Liabilities

The Company accounts for derivative instruments in accordance with ASC Topic 815, “Derivatives and Hedging” and all derivative instruments are reflected as either assets or liabilities at fair value in the balance sheet. The Company uses estimates of fair value to value its derivative instruments. Fair value is defined as the price to sell an asset or transfer a liability in an orderly transaction between willing and able market participants. In general, the Company’s policy in estimating fair values is to first look at observable market prices for identical assets and liabilities in active markets, where available. When these are not available, other inputs are used to model fair value such as prices of similar instruments, yield curves, volatilities, prepayment speeds, default rates and credit spreads, relying first on observable data from active markets. Depending on the availability of observable inputs and prices, different valuation models could produce materially different fair value estimates. The values presented may not represent future fair values and may not be realizable. The Company categorizes its fair value estimates in accordance with ASC 820 based on the hierarchical framework associated with the three levels of price transparency utilized in measuring financial instruments at fair value as discussed above. As at May 31, 2017 and 2016, the Company had a $3,760,067 and $978,245 derivative liability, respectively.

u.	Reclassifications

Certain prior period amounts have been reclassified to conform to current presentation.

3.	Acquisition

On April 25, 2017, pursuant to the Asset Purchase Agreement (the “Agreement”) with InterCloud Systems, Inc. (“InterCloud”), the Company purchased, 80.1% of the assets associated with InterCloud’s “AW Solutions” business (“AWS”) including, but not limited to, fixed assets, real property, intellectual property, and accounts receivables (collectively, the “Assets”).

The purchase price paid by the Company for the Assets includes the assumption of certain liabilities and contracts associated with AWS, the issuance to InterCloud of a convertible promissory note in the aggregate principal amount of $2,000,000 (as described in Note 10(l)), and a potential earn-out after six months in an amount equal to the lesser of (i) three times EBITDA (as defined in the Asset Purchase Agreement) of the Business for the six-month period immediately following the closing and (ii) $1,500,000.

The Company has performed a valuation analysis of the fair market value of AWS’ assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date:

Purchase Price
The $2,000,000 Convertible Note	$2,230,701
Contingent Consideration	1,409,411
Total Purchase Price	$3,640,112

Allocation of Purchase Price
Cash	$115,112
Accounts receivable	2,040,249
Other assets	36,580
Equipment	116,143
Customer lists	901,548
Tradenames	574,605
Accounts payable	(682,781)
Accrued expenses	(625,669)
Noncontrolling interest	(339,309)
Goodwill	1,503,634
Net assets acquired	$3,640,112

F-38

The following table summarizes our consolidated results of operations for the year’s ended May 31, 2017, as well as unaudited pro forma consolidated results of operations as though the acquisition had occurred on June 1, 2015:

	May 31, 2017 $		May 31, 2016 $
	As Reported	Pro Forma	As Reported	Pro Forma

Net Sales	1,069,917	10,572,122	70,298	11,965,151
Net Income	(6,871,287)	(11,136,000)	(2,219,860)	(3,850,958)

Earnings per common share:
Basic	(0.06)	(0.10)	(0.03)	(0.05)
Diluted	(0.06)	(0.10)	(0.03)	(0.05)

4.	Restricted Cash

At May 31, 2016, restricted cash represents cash pledged as security for the Company’s credit cards. At May 31, 2017, the Company no longer pledged cash as security.

5.	Property and Equipment

	May 31, 2017 $	May 31, 2016 $

Computers and office equipment	308,649	7,837
Equipment	378,505	–
Research equipment	143,129	143,129
Software	177,073	–
Vehicles	94,356	–
Vehicles under capital lease	–	72,690

Total	1,101,712	223,656

Less: impairment	(44,419)	–
Less: accumulated depreciation	(961,263)	(151,029)

Equipment, Net	96,030	72,627

During the year ended May 31, 2017, the Company recorded $46,018 (2016 - $25,109) of amortization expense. During the year ended May 31, 2017, the Company disposed of two vehicles under capital leases. The Company recorded a loss on disposal of $2,067.

F-39

6.	Intangible Assets

	Cost $	Accumulated amortization $	Impairment $	May 31, 2017 Net carrying value $	May 31, 2016 Net carrying value $

Customer relationship and lists	901,548	9,421	–	892,127	–
Trade names	574,605	6,005	–	568,600	–
Patents	70,789	11,729	59,060	–	62,615
	1,546,942	27,155	59,060	1,460,727	62,615

During the year ended May 31, 2017, the Company recorded $16,429 (2016 - $4,123) of amortization expense.

Estimated Future Amortization Expense:

$
For year ending May 31, 2018	156,405
For year ending May 31, 2019	156,405
For year ending May 31, 2020	156,405
For year ending May 31, 2021	156,405
For year ending May 31, 2022	156,405
For year ending May 31, 2023	156,405
For year ending May 31, 2024	156,405
For year ending May 31, 2025	156,405
For year ending May 31, 2026	155,487

7.	Related Party Transactions

a)	During the year ended May 31, 2017, the Company incurred management fees of $112,927 (2016 - $129,799) to the former President of the Company.

b)	During the year ended May 31, 2017, the Company incurred management fees of $68,038 (2016 - $46,616) to the spouse of the former President of the Company.

c)	During the year ended May 31, 2017, the Company incurred research and development fees of $Nil (2016 - $28,920) to a former director of the Company.

d)	During the year ended May 31, 2017, the Company recorded $Nil (2016 - $21,609) of management fees for the vesting of options previously granted to former officers and directors.

e)	On May 18, 2017, the Company issued 62,125,755 shares of common stock with a fair value of $1,988,024 to a new director of the Company in exchange for services for the Company.

f)	On May 19, 2017, the Company issued 62,125,755 shares of common stock with a fair value of $1,988,024 to a new director of the Company in exchange for services for the Company.

g)	As at May 31, 2017 the Company owes a total of $241,327 (2016 - $136,722) to the former President of the Company and his spouse, and a company controlled by the former President of the Company which is non-interest bearing, unsecured, and due on demand.

h)	As at May 31, 2017, the Company owes $17,305 (2016 - $17,837) to a former officer and a former director of the Company, which is non-interest bearing, unsecured, and due on demand.

F-40

i)	As at May 31, 2017, the Company owes $49,376 to Intercloud, which is non-interest bearing, unsecured, and due on demand.

j)	As at May 31, 2017, pursuant to the acquisition described in Note 3, the Company owes a contingent liability of $1,409,411 to Intercloud.

k)	The Company subleased a portion of one of its offices located in Florida to Intercloud. Rental income charged to the Intercloud was $2,513 from April 25, thru May 31, 2017.

l)	During the year ended May31, 2017, the Company was part of the Intercloud’s group health insurance plan. Intercloud billed the Company monthly for their portion of health insurance premiums. Total amounts billed during the year ended May 31, 2017 was $42,978.

m)	Intercloud also allocated certain general insurance expenses to the Company. Total insurance expense allocated by the Intercloud to the Company amounted to $8,911 during the year ended May 31, 2017 which is included in selling, general and administrative on the statements of operations,

8.	Loans Payable

(a)	As at May 31, 2017, the amount of $46,846 (Cdn$63,300) (2016 - $48,285 (Cdn$63,300)) is owed to a non-related party which is non-interest bearing, unsecured, and due on demand.

(b)	As at May 31, 2017, the amount of $17,500 (2016 - $17,500) is owed to a non-related party which is non-interest bearing, unsecured, and due on demand.

(c)	As at May 31, 2017 and May 31, 2016, the amount of $0 and $15,000, respectively, is owed to a non-related party which is non-interest bearing, unsecured, and due on demand. On November 15, 2016, the Company entered into a debt settlement agreement, and amended on March 13, 2017, to settle the amount owed in exchange for 6,000,000 common shares. The shares were issued on March 8, 2017. The Company recorded the fair value of the shares of $20,400 and a loss on settlement of debt of $5,400

(d)	As at May 31, 2017 and May 31, 2016, the amount of $0 (Cdn$0) and $14,413 (Cdn$18,895), respectively, was owed to a non-related party, which is non-interest bearing, unsecured, and due on demand. On October 3, 2016, the Company issued 4,413,181 shares of common stock upon the conversion of the note payable of $14,406 (CAD - $18,895) and $735 (CAD - $964) of accrued interest.

(e)	As at May 31, 2017, the amounts of $7,500 and $27,382 (Cdn$37,000) (2016 - $7,500 and $28,224 (Cdn$37,000)) are owed to a non-related party which are non-interest bearing, unsecured, and due on demand.

(f)	As at May 31, 2017, the amount of $4,490 (2016 - $4,490) is owed to a non-related party which is non-interest bearing, unsecured, and due on demand.

(g)	During the year ended May 31, 2017, the amounts of $13,370 (Cdn$18,066) (2016 - $13,696 (Cdn$18,066) was advanced by a non-related party. The amount owing is non-interest bearing, unsecured, and due on demand.

(h)	In March 2012, the Company received $50,000 for the subscription of 10,000,000 shares of the Company’s common stock. During the year ended May 31, 2013, the Company and the subscriber agreed that the shares would not be issued and that the subscription would be returned. The subscription has been reclassified as a non-interest bearing demand loan until the funds are refunded to the subscriber.

(i)	On August 4, 2015, the Company borrowed $50,000 pursuant to a promissory note. The note was due on September 4, 2015. The note bears interest at 120% per annum prior September 4, 2015, and at 180% per annum after September 4, 2015. The holder of the note was also granted the rights to buy 100,000 shares of the Company’s common stock at a price of $0.15 per share until August 4, 2017. During the year ended May 31, 2016, the Company repaid the $50,000 note and $1,200 of accrued interest remains owing.

F-41

The rights issued with the note qualified for derivative accounting under ASC 815-15 “Derivatives and Hedging”. The initial fair value of the warrants of $9,755 resulted in a discount to the note payable of $9,755. During the year ended May 31, 2016, the Company recorded accretion of $9,755.

(j)	As at May 31, 2017 and May 31, 2016, the amounts of $25,000 and $27,789 (Cdn$37,550) and $0, respectively, are owed to non-related parties which are non-interest bearing, unsecured, and due on demand.

(k)	On April 12, 2017, received $12,000 pursuant to a promissory note. The note issued is unsecured, due on demand and bears interest at a rate of 10% per annum.

9.	Obligations Under Capital Lease

During the year ended May 31, 2017, the Company disposed of the two vehicles under capital lease.

10.	Convertible Debentures

(a)	In October 2008, the Company issued three convertible debentures for total proceeds of $250,000 which bear interest at 10% per annum, are unsecured, and due one year from date of issuance. The unpaid amount of principal and accrued interest can be converted at any time at the holder’s option into 625,000 shares of the Company’s common stock at a price of $0.40 per share. The Company also issued 250,000 detachable, non-transferable share purchase warrants. Each share purchase warrant entitles the holder to purchase one additional share of the Company’s common stock for a period of two years from the date of issuance at an exercise price of $0.50 per share.

In accordance with ASC 470-20, “Debt with Conversion and Other Options”, the Company determined that the convertible debentures contained no embedded beneficial conversion feature as the convertible debentures were issued with a conversion price higher than the fair market value of the Company’s common shares at the time of issuance.

In accordance with ASC 470-20, the Company allocated the proceeds of issuance between the convertible debt and the detachable share purchase warrants based on their relative fair values. Accordingly, the Company recognized the fair value of the share purchase warrants of $45,930 as additional paid-in capital and an equivalent discount against the convertible debentures. The Company had recorded accretion expense of $45,930, increasing the carrying value of the convertible debentures to $250,000.

On January 19, 2012, the Company entered into a settlement agreement with one of the debenture holders to settle a $50,000 convertible debenture and $122,535 in accounts payable and accrued interest with the debt holder. Pursuant to the agreement, the debt holder agreed to reduce the debt to Cdn$100,000 on the condition that the Company pays the amount of Cdn$2,500 per month for 40 months, beginning March 1, 2012 and continuing on the first day of each month thereafter.

On July 18, 2012, the Company entered into a settlement agreement with the $150,000 debenture holder. Pursuant to the settlement agreement, the lender agreed to extend the due date until April 11, 2013 and the Company agreed to pay $43,890 of accrued interest within five days of the agreement (paid), pay the accruing interest on a monthly basis (paid), and pay a $10,000 premium in addition to the $150,000 principal outstanding on April 11, 2013. On April 29, 2013, the Company entered into an amended settlement agreement whereby the lender agreed to extend the due date to September 15, 2013 and the Company agreed to pay $6,836 of interest for the period from April 1 to September 15, 2013 upon execution of the agreement (paid) and granted the lender 100,000 stock options exercisable at $0.12 per share for a period of two years.

On November 15, 2013, the Company entered into a second settlement agreement amendment. Pursuant to the second amendment, on November 15, 2013, the Company agreed to pay interest of $4,438 (paid) and commencing February 1, 2014, the Company would make monthly payments of $10,000 on the outstanding principal and interest. On December 4, 2015, the holder of the convertible debenture entered into an agreement to sell and assign the remaining outstanding principal to a third party. The Company approved and is bound by the assignment and sale agreement.

The Company evaluated the modifications and determined that the creditor did not grant a concession. In addition, as the present value of the amended future cash flows had a difference of less than 10% of the cash flows of the original debt, it was determined that the original and new debt instruments are not substantially different. As a result, the modification was not treated as an extinguishment of the debt and no gain or loss was recognized because the fair value of the old debt and new debt remained the same. The Company recorded the fair value of $12,901 for the stock options as additional paid-in capital and a discount. During the year ended May 31, 2014, the Company repaid $40,000 of the debenture. As at May 31, 2014 the Company had accreted $12,901 of the discount bring the carrying value of the convertible debenture to $114,661. During the year ended May 31, 2015, the Company repaid $54,808 decreasing the carrying value to $59,853. At May 31, 2017, the other remaining debenture of $59,853 remained outstanding and past due. During the year ended May 31, 2017, the Company recorded an additional fee of $21,266 increasing the carrying value to $81,119.

F-42

At May 31, 2017, the other remaining debenture of $50,000 remained outstanding and past due.

(b)	On August 19, 2013, the Company issued a convertible debenture for total proceeds of $10,000, which bears interest at 10% per annum, is unsecured, and due two years from date of issuance. The unpaid amount of principal and accrued interest can be converted at the holder’s option into shares of the Company’s common stock at $0.04 per share at any time after the first anniversary of the notes. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $10,000 as additional paid-in capital and reduced the carrying value of the convertible debenture to $nil. The carrying value will be accreted over the term of the convertible debenture up to its face value of $10,000. As at May 31, 2017, the carrying value of the convertible promissory note was $10,000 and the note remained outstanding and in default.

(c)	On September 11, 2013 and October 18, 2013, the Company issued two convertible debentures for total proceeds of $152,000, which bore interest at 10% per annum, were unsecured, and due two years from date of issuance. The unpaid amount of principal and accrued interest could be converted at the holders’ option into shares of the Company’s common stock at $0.04 per share at any time after the first anniversary of the notes. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $152,000 as additional paid-in capital and reduced the carrying value of the convertible debenture to $nil. The carrying value was accreted over the term of the convertible debentures up to their face value of $152,000. On September 30, 2016, the Company issued 4,920,400 shares of common stock upon the conversion of the two convertible notes of $58,000 and $94,000 and $44,816 of accrued interest.

(d)	On December 27, 2013, the Company issued three convertible debentures for total proceeds of $15,000, which bear interest at 10% per annum, are unsecured, and due two years from date of issuance. The unpaid amount of principal and accrued interest can be converted at the holder’s option into shares of the Company’s common stock at $0.04 per share at any time after the first anniversary of the notes. The Company recognized the intrinsic value of the embedded beneficial conversion features of $15,000 as additional paid-in capital and reduced the carrying value of the convertible debenture to $nil. The carrying value will be accreted over the term of the convertible debenture up to its face value of $15,000. As at May 31, 2017, the carrying value of the convertible promissory note was $15,000 and the note remained outstanding and in default. On April 1, 2017, the Company issued an aggregate of 295,800 shares of common stock upon the conversion of two of the convertible debentures, totaling $10,000, and $3,176 of accrued interest.

(e)	On February 4, 2014, the Company issued a convertible debenture for total proceeds of $15,000, which bears interest at 10% per annum, is unsecured, and due two years from date of issuance. The unpaid amount of principal and accrued interest can be converted at the holder’s option into shares of the Company’s common stock at $0.04 per share at any time after the first anniversary of the notes. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $15,000 as additional paid-in capital and reduced the carrying value of the convertible debenture to $nil. The carrying value will be accreted over the term of the convertible debenture up to its face value of $15,000. As at May 31, 2017, the carrying value of the convertible promissory note was $15,000 and the note remained outstanding and in default.

F-43

(f)	On February 17, 2015, the Company issued a convertible note in the principal amount of $125,000. The note has a cash redemption premium of 130% of the principal amount in the first 90 days following the execution date, of 135% for days 90-120 following the execution date, and 140% after the 120th day. After 140 days cash redemption is only available upon approval by the holder. The note bears interest at 12% per annum and is convertible into common shares of the Company at the lower of a 42% discount to the lowest trading price during the previous 20 trading days to the date of conversion; or a 42% discount to the lowest trading price during the previous 20 trading days before the date the note was executed. On December 4, 2015, the holder of the convertible debenture entered into an agreement to sell and assign the remaining outstanding principal to a third party. The Company approved and is bound by the assignment and sale agreement.

The embedded conversion option qualifies for derivative accounting and bifurcation under ASC 815-15 “Derivatives and Hedging”. The initial fair value of the conversion feature of $160,244 resulted in a discount to the note payable of $125,000 and the recognition of a loss on derivatives of $35,244. During the year ended May 31, 2016, the Company issued 10,195,218 shares of common stock upon the conversion of $125,000 of principal and $7,739 of interest. During the year ended May 31, 2016, the Company recorded accretion of $125,000 and the note was fully converted.

(g)	On June 1, 2015, the Company issued a convertible note in the principal amount of $100,000 due on demand on or after December 1, 2015. The note has a cash redemption premium of 130% of the principal amount in the first 90 days following the execution date, of 135% for days 90-120 following the execution date, and 140% after the 120th day. After 140 days cash redemption is only available upon approval by the holder. The note bears interest at 12% per annum and is convertible into common shares of the Company at the lower of a 42% discount to the lowest trading price during the previous 20 trading days to the date of conversion; or a 42% discount to the lowest trading price during the previous 20 trading days before the date the note was executed. In no event shall the conversion price be lower than $0.00001. On December 4, 2015, the holder of the convertible debenture entered into an agreement to sell and assign the remaining outstanding principal to a third party. The Company approved and is bound by the assignment and sale agreement.

On October 5, 2016, the holder of the convertible debentures entered into an agreement to sell and assign the remaining outstanding principal to a third party. The Company approved and is bound by the assignment and sale agreement. At May 31, 2017, $45,000 of the note had been assigned to the third party.

The embedded conversion option qualifies for derivative accounting and bifurcation under ASC 815-15 “Derivatives and Hedging”. The initial fair value of the conversion feature of $310,266 resulted in a discount to the note payable of $100,000 and the recognition of a loss on derivatives of $210,266. During the year ended May 31, 2016, the Company issued 6,303,475 shares of common stock upon the conversion of $45,000 of principal. During the year ended May 31, 2016, the Company recorded accretion of $100,000 and recorded the cash redemption premium of $26,250 increasing the carrying value of the note to $81,250.

During the year months ended May 31, 2017, the Company issued 18,440,200 shares of common stock upon the conversion of $90,000 of principal. During the year ended May 31, 2017, the Company recorded a default fee of $51,820 increasing the carrying value of the note to $43,070 and the note remained outstanding and past due.

(h)	On September 8, 2015, the Company issued a convertible note in the principal amount of $326,087. During the year ended May 31, 2016, the Company received the initial tranches of $280,000 net of a $26,087 original issue discount. The note bears interest at 10% per annum and is convertible into common shares of the Company at a 65% discount to the lowest trading price during the previous 20 trading days to the date of conversion; or a 65% discount to the lowest trading price during the previous 20 trading days before the date the note was executed.

F-44

The embedded conversion option qualifies for derivative accounting and bifurcation under ASC 815-15 “Derivatives and Hedging”. The initial fair value of the conversion feature of $479,626 resulted in a discount to the note payable of $280,000 and the recognition of a loss on derivatives of $204,626. During the year ended May 31, 2016, the Company recorded accretion of $120,175 and recorded a default fee of $76,522 increasing the carrying value of the note to $190,696.

During the year ended May 31, 2017, the Company recorded accretion of $185,913 increasing the carrying value of the note to $382,608.

(i)	On December 4, 2015, the Company issued a convertible note in the principal amount of $105,000 as an inducement to the holder of the convertible notes described in Note 9(g), to enter into an agreement to sell and assign the remaining outstanding principal to a third party. The note included a $10,000 original issue discount. The note bears interest at 10% per annum and is convertible into common shares of the Company at a 52% discount to the lowest trading price during the previous 30 trading days to the date of conversion; or a 52% discount to the lowest trading price during the previous 30 trading days before the date the note was executed. On October 5, 2016, the holder of the convertible debentures entered into an agreement to sell and assign the remaining outstanding principal to a third party. The Company approved and is bound by the assignment and sale agreement.

The embedded conversion option qualifies for derivative accounting and bifurcation under ASC 815-15 “Derivatives and Hedging”. The initial fair value of the conversion feature of $216,108 resulted in a discount to the note payable of $95,000 and the recognition of a loss on derivatives of $111,108. During the year ended May 31, 2016, the Company recorded accretion of $82,560 and recorded a default of fee of $26,250 increasing the carrying value of the note to $48,690.

During the year ended May 31, 2017, the recorded accretion of $82,560 increasing the carrying value of the note to $131,250.

(j)	On March 10, 2016, the Company issued a convertible note in the principal amount of up to $166,666. During the year ended May 31, 2016, the Company received initial tranches of $65,000 net of a $16,666 original issue discount. The note bears interest at 10% per annum and is convertible into common shares of the Company at a 65% discount to the lowest trading price during the previous 20 trading days to the date of conversion; or a 65% discount to the lowest trading price during the previous 20 trading days before the date the note was executed.

The embedded conversion option qualifies for derivative accounting and bifurcation under ASC 815-15 “Derivatives and Hedging”. The initial fair value of the conversion feature of $218,785 resulted in a discount to the note payable of $81,666 and the recognition of a loss on derivatives of $158,785. During the year ended May 31, 2016, the Company recorded accretion of $20,015, and recorded a default fee of $20,417 increasing the carrying value of the note to $40,432.

On April 7, 2017, the Company entered into an amendment to the convertible note which allowed for the additional funding under the note of $40,000 with an original discount of $4,444. During the year ended May 31, 2017, the Company received additional tranches of $123,339. The initial fair value of the conversion feature of $245,571 resulted in a discount to the note payable of $127,783 and the recognition of a loss on derivatives of $117,788. During the year ended May 31, 2017, the Company recorded accretion of $133,721, and recorded a default fee of $31,946 increasing the carrying value of the note to $206,098.

(k)	On October 11, 2016, the Company issued a convertible note in the principal amount of up to $249,999. The Company received initial tranches of $42,500 net of a $24,999 original issue discount and $2,500 of financing fees. The note bears interest at 10% per annum and is convertible into common shares of the Company at a 65% discount to the lowest trading price during the previous 20 trading days to the date of conversion; or a 65% discount to the lowest trading price during the previous 20 trading days before the date the note was executed.

The embedded conversion option qualifies for derivative accounting and bifurcation under ASC 815-15 “Derivatives and Hedging”. The initial fair value of the conversion feature of $121,902 resulted in a discount to the note payable of $45,000 and the recognition of a loss on derivatives of $76,902. During the year ended May 31, 2017, the Company recorded accretion of $26,943, increasing the carrying value of the note to $26,953.

F-45

(l)	On April 27, 2017, the Company issued a convertible promissory note in the aggregate principal amount of $2,000,000. The interest on the outstanding principal due under the Unsecured Note accrues at a rate of 8% per annum. All principal and accrued interest under the Unsecured Note is due one year following the issue date of the Unsecured Note, and is convertible into shares of common stock at a conversion price equal to 75% of the lowest volume-weighted average price during the 15 trading days immediately preceding the date of conversion.

The embedded conversion option qualifies for derivative accounting and bifurcation under ASC 815-15 “Derivatives and Hedging”. The initial fair value of the conversion feature of $1,174,000 resulted in a discount to the note payable of $943,299. During the year ended May 31, 2017, the Company recorded accretion of $77,465 increasing the carrying value of the note to $1,134,166.

(m)	On April 28, 2017, the Company entered into and closed on a Securities Purchase Agreement (“Purchase Agreement”) with an institutional investor (the “Lender”), pursuant to which the Company issued to the Lender a senior secured convertible promissory note in the aggregate principal amount of $440,000 (the “Secured Note”) for an aggregate purchase price of $400,000, and a warrant with a term of three years to purchase up to 27,500,000 shares of common stock of the Company at an exercise price of $0.0255 per share. The interest on the outstanding principal due under the Secured Note accrues at a rate of 8% per annum. All principal and accrued interest under the Secured Note is due on April 27, 2018 and is convertible into shares of the Company’s Common Stock at a conversion price equal to 75% of the lowest volume-weighted average price during the 15 trading days immediately preceding the conversion, subject to adjustment upon the occurrence of certain events.

The embedded conversion option qualifies for derivative accounting and bifurcation under ASC 815-15 “Derivatives and Hedging”. The initial fair value of the conversion feature of $1,744,661 and the fair value of the warrants of $425,918 resulted in a discount to the note payable of $400,000 and the recognition of a loss on derivatives of $1,770,579. During the year ended May 31, 2017, the Company recorded accretion of $54,526, increasing the carrying value of the note to $54,526.

11.	Derivative Liabilities

The embedded conversion option of the convertible debenture described in Note 9(f) contains a conversion feature that qualifies for embedded derivative classification. The fair value of the liability will be re-measured at the end of every reporting period and the change in fair value will be reported in the statement of operations as a gain or loss on derivative financial instruments.

Upon the issuance of the convertible note payable described in Note 9(f), the Company concluded that it only has sufficient shares to satisfy the conversion of some but not all of the outstanding convertible notes, warrants and options. The Company elected to reclassify contracts from equity with the earliest inception date first. As a result, none of the Company’s previously outstanding convertible instruments qualified for derivative reclassification, however, any convertible securities issued after the election, including the convertible note described in Notes 9(f) to 9(m), and the rights described in Note 7(i) would qualify for treatment as derivative liabilities. The Company reassesses the classification of the instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification.

During the year ended May 31, 2017, the Company reclassified 350,000 options exercisable at $0.03 until March 16, 2017 with a fair value of $2,350, 2,000,000 warrants exercisable at $0.03 until August 29, 2018 with a fair value of $13,745, 533,333 warrants exercisable at $0.80 with a fair value of $Nil, 4,075,000 warrants exercisable at $0.37 with a fair value of $16,978 and a $59,853 note convertible at $0.40 with a fair value of $41 that qualified for treatment as derivative liabilities.

F-46

The table below sets forth a summary of changes in the fair value of the Company’s Level 3 financial liabilities.

	May 31, 2017	May 31, 2016

Balance at the beginning of year	$978,245	$353,668
Original discount limited to proceeds of notes	1,746,783	541,744
Fair value of derivative liabilities in excess of notes proceeds received	1,965,269	692,785
Reclassification of instruments previously classified as equity	32,934	–
Conversion of derivative liability	(195,595)	(414,246)
Change in fair value of embedded conversion option	(767,569)	(195,706)
Balance at the end of the year	$3,760,067	$978,245

The Company uses Level 3 inputs for its valuation methodology for the embedded conversion option liabilities as their fair values were determined by using the Black-Scholes option pricing model, Monte-Carlo model or a Binomial Model based on various assumptions. Prior to May 31 2016, the Black-Scholes model was used to determine the fair value of derivative liabilities   recognized in the financial statements.  The fair value of derivatives as of May 31, 2017 were estimated using a multinomial lattice model. The Company made this change because lattice models produce more accurate derivative values due to the ability to incorporate more instrument specific assumptions into the open-form binomial model.  In addition, lattice models allow for changes in critical assumptions over the life of the option in comparison to closed-form models like Black-Scholes, which require single-value assumptions at the time of grant. The change of a valuation model is considered a change in accounting estimates.

Significant changes in any of these inputs in isolation would result in a significant change in the fair value measurement. As required, these are classified based on the lowest level of input that is significant to the fair value measurement. The following table shows the assumptions used in the calculations:

	Expected Volatility	Risk-free Interest Rate	Expected Dividend Yield	Expected Life (in years)

At issuance	134-213%	0.07-0.74%	0%	0.50-2.00
At May 31, 2016	180-225%	0.34-0.69%	0%	0.27-1.18
At May 31, 2017	215-346%	0.84-1.44%	0%	0.96-2.91

12.	Common Stock

(a)	As at May 31, 2016 and 2015, the Company had received proceeds of $2,080 at $0.08 per unit for subscriptions for 26,000 units. Each unit consisted of one share of common stock and one-half of one share purchase warrant. Each whole share purchase warrant is exercisable at $0.20 per common share for a period of two years or five business days after the Company’s common stock trades at least one time per day on the FINRA Over-the-Counter Bulletin Board at a price at or above $0.40 per share for seven consecutive trading days.

(b)	As at May 31, 2016 and 2015 the Company’s subsidiary, Mantra Energy Alternatives Ltd., had received subscriptions for 67,000 shares of common stock at Cdn$1.00 per share for proceeds of $66,277 (Cdn$67,000), which is included in common stock subscribed, net of the non-controlling interest portion of $7,231.

(c)	As at May 31, 2016 and 2015, the Company’s subsidiary, Climate ESCO Ltd., had received subscriptions for 210,000 shares of common stock at $0.10 per share for proceeds of $21,000, which is included in common stock subscribed, net of the non-controlling interest portion of $7,384.

F-47

(d)	On February 2, 2016, the Company revised its authorized share capital to increase the number of authorized common shares from 100,000,000 common shares with a par value of $0.00001, to 275,000,000 common shares with a par value of $0.00001.

Stock transactions during the year ended May 31, 2017:

(a)	On July 1, 2016, the Company issued 2,368,322 shares of common stock upon the conversion of $15,000 of principal of the convertible note described in Note 10(f).

(b)	On August 15, 2016, the Company issued 2,826,456 shares of common stock upon the conversion of $10,000 of principal of the convertible note described in Note 10(f).

(c)	On August 29, 2016, the Company issued 2,000,000 units at $0.015 per unit for proceeds of $30,000. Each unit consisted of one share of common stock and one share purchase warrant. Each share purchase warrant is exercisable at $0.03 per share of common stock for a period of two years or thirty calendar days after the Company’s common stock trades at least one time per day on the FINRA Over-the-Counter Bulletin Board at a price at or above $0.03 per share for five consecutive trading days. As at May 31, 2016, the Company had received proceeds of $25,000 at $0.015 per unit for subscriptions for 1,666,666 units which was included in common stock subscribed.

(d)	On September 19, 2016, the Company issued 4,920,400 shares of common stock upon the conversion of the two convertible notes of $58,000 and $94,000 described in Note 10(c) and $44,816 of accrued interest.

(e)	On September 26, 2016, the Company issued 2,780,868 shares of common stock upon the conversion of $10,000 of principal of the convertible note described in Note 10(f).

(f)	October 3, 2016, the Company issued 4,413,181 shares of common stock upon the conversion of the note payable of $14,406 (CAD - $18,895) described in Note 8(d) and $735 (CAD - $964) of accrued interest. The Company recorded the common shares at their fair value of $39,277 which resulted in a loss on settlement of debt of $19,418.

(g)	On December 5, 2016, the Company issued 5,393,560 shares of common stock upon the conversion of $15,075 of principal of the convertible note described in Note 10(f).

(h)	On December 9, 2016, the Company issued 1,000,000 shares pursuant to the settlement agreement described in Note 16(h).

(i)	On January 13, 2017, the Company issued 5,070,994 shares of common stock upon the conversion of $10,000 of principal of the convertible note described in Note 10(f).

(j)	On December 1, 2016, the Company entered into a debt settlement agreement to settle $7,500 of amounts owed for services in exchange for 2,000,000 common shares. The Company has not yet issued the shares. The Company will record the debt settlement upon the issuance of shares.

(k)	On March 2, 2017, the Company issued 5,954,208 shares of common stock upon the conversion of $10,837 of principal and unpaid interest of the convertible note described in Note 10(f).

(l)	On March 7, 2017, the Company issued 5,954,208 shares of common stock upon the conversion of $10,063 of principal and unpaid interest of the convertible note described in Note 10(f).

(m)	On March 13, 2017, the Company amended a debt settlement agreement, dated November 15, 2016, to settle a $15,000 loan described in Note 8(c) in exchange for 6,000,000 common shares. The shares were issued effective March 8, 2017.

(n)	On March 15, 2017, the Company issued 6,548,937 shares of common stock upon the conversion of $11,068 of principal and unpaid interest of the convertible note described in Note 10(f).

(o)	On April 1, 2017, the Company issued an aggregate 295,800 shares of common stock upon the conversion of $11,832 of principal and unpaid interest of two convertible notes described in Note 10(d).

F-48

(p)	On April 7, 2017, the Company issued 2,170,314 shares of common stock upon the conversion of $3,527 of principal and unpaid interest of the convertible note described in Note 10(f).

(q)	On May 18, 2017, the Company issued 62,125,755 shares of common stock with a fair value of $1,988,024 to a new director of the Company in exchange for services for the Company.

(r)	On May 19, 2017, the Company issued 62,125,755 shares of common stock with a fair value of 1,988,024 to a new director of the Company in exchange for services for the Company.

(s)	On April 10, 2017, the Company issued 4,491,018 shares of common stock upon the conversion of $15,000 in accounts payable debt, further to an agreement dated January 17, 2017.

Stock transactions during the year ended May 31, 2016:

(a)	On July 1, 2015, the Company issued 150,000 common shares with a fair value of $30,000 pursuant to a consulting agreement.

(b)	On July 20, 2015, the Company issued 93,750 common shares at $0.16 per share for proceeds of $15,000.

(c)	On July 22, 2015, the Company issued 300,000 shares to settle $24,000 owed to a creditor. The shares had a fair value of $48,000 and the Company recorded a loss on settlement of debt of $24,000.

(d)	On August 24, 2015, the Company issued 322,872 shares of common stock upon the conversion of $15,000 of principal of the convertible note described in Note 10(g).

(e)	On September 21, 2015, the Company issued 676,132 shares of common stock upon the conversion of $20,000 of principal of the convertible note described in Note 10(g).

(f)	On October 22, 2015, the Company issued 1,581,778 shares of common stock upon the conversion of $20,000 of principal of the convertible note described in Note 10(g).

(g)	On November 9, 2015, the Company issued 3,497,506 shares of common stock upon the conversion of $44,222 of principal of the convertible note described in Note 10(g)

(h)	On December 22, 2015, the Company issued 1,000,000 shares of common stock upon the conversion of $10,000 of principal of the convertible note described in Note 10(g)

(i)	On January 1, 2016, the Company issued 1,000,000 shares of common stock upon the conversion of $10,000 of principal of the convertible note described in Note 10(g).

(j)	On January 27, 2016, the Company issued 1,538,462 shares of common stock upon the conversion of $5,778 of principal and $4,222 of accrued interest of the convertible note described in Note 10(g).

(k)	On February 12, 2016, the Company issued 578,468 shares of common stock upon the conversion of $3,523 of accrued interest of the convertible note described in Note 10(g).

(l)	On February 22, 2016, the Company issued 1,724,138 shares of common stock upon the conversion of $10,000 of principal of the convertible note described in Note 10(h).

(m)	On March 22, 2016, the Company issued 1,499,251 shares of common stock upon the conversion of $10,000 of principal of the convertible note described in Note 10(h).

(n)	On March 29, 2016, the Company issued 2,218,017 shares of common stock upon the conversion of $15,000 of principal of the convertible note described in Note 10(h).

(o)	On May 20, 2016, the Company issued 862,069 shares of common stock upon the conversion of $10,000 of principal of the convertible note described in Note 10(h).

F-49

13.	Share Purchase Warrants

The following table summarizes the continuity of share purchase warrants:

	Number of warrants	Weighted average exercise price $

Balance, May 31, 2015	5,258,333	0.44
Issued	1,766,667	0.04
Balance, May 31, 2016	7,025,000	0.34
Issued	27,833,333	0.03
Expired	(650,000)	0.04
Balance, May 31, 2017	34,208,333	0.08

As at May 31, 2017, the following share purchase warrants were outstanding:

Number of warrants	Exercise price $	Expiry date

333,333	0.80	June 4, 2017
200,000	0.80	July 11, 2017
1,000,000	0.03	April 15, 2018
666,667	0.03	May 4, 2018
100,000	0.15	August 4, 2017
4,075,000	0.37	April 10, 2019
333,334	0.03	August 29, 2018
27,500,000	0.03	April 28, 2020

34,208,333

F-50

14.	Stock Options

The following table summarizes the continuity of the Company’s stock options:

	Number of options	Weighted average exercise price $	Weighted average remaining contractual life (years)	Aggregate intrinsic value $

Outstanding, May 31, 2015	1,675,000	0.17
Granted	350,000	0.03
Expired	(525,000)	0.20
Outstanding, May 31, 2016	1,500,000	0.16
Expired	(1,150,000)	0.20
Outstanding, May 31, 2017	350,000	0.03	0.96	–
Exercisable, May 31, 2017	350,000	0.03	0.96	–

A summary of the changes of the Company’s non-vested stock options is presented below:

Non-vested stock options	Number of Options	Weighted Average Grant Date Fair Value
		$
Non-vested at May 31, 2015	550,000	0.23

Granted	350,000	0.03
Expired	(50,000)	0.20
Vested	(800,000)	0.14
Non-vested at May 31, 2016	50,000	0.30
Expired	(50,000)	0.30
Non-vested at May 31, 2017	–	–

During the year ended May 31, 2017, the Company recorded $0 (2016 - $16,426) related to the vesting of previously granted stock options. As at May 31, 2017 and 2016, there was $nil of unrecognized compensation cost related to non-vested stock option agreements.

Additional information regarding stock options as of May 31, 2017 is as follows:

Number of options	Exercise price $	Expiry date

350,000	0.03	May 17, 2018
350,000

The fair values for stock options granted have been estimated using the Black-Scholes option pricing model assuming no expected dividends and the following weighted average assumptions:

	May 31, 2017	May 31, 2016

Risk-free interest rate	–	0.72%
Expected life (in years)	–	2.00
Expected volatility	–	146%

F-51

During the year period ended May 31, 2017, the Company recorded stock-based compensation of $0 (2016 - $16,426) for stock options granted.

The weighted average fair value of the stock options granted for the year period ended May 31, 2016 was $0.20 per option.

15.	Commitments and Contingencies

(a)	On September 2, 2009, the Company entered into an agreement with a company to acquire a worldwide, exclusive license for the Mixed Reactant Flow-By Fuel Cell technology. The term of the agreement is for twenty years or the expiry of the last patent licensed under the agreement, whichever is later. The Company agreed to pay the licensor the following license fees:

●	an initial license fee of Cdn$10,000 payable in two installments: Cdn$5,000 upon execution of the agreement (paid) and Cdn$5,000 within thirty days of September 2, 2009 (paid);

●	a further license fee of Cdn$15,000 (paid) to be paid within ninety days of September 2, 2009; and

●	an annual license fee, payable annually on the anniversary of the date of the agreement as follows:

September 1, 2010	Cdn$10,000 (paid)
September 1, 2011	Cdn$20,000 (accrued)
September 1, 2012	Cdn$30,000(accrued)
September 1, 2013	Cdn$40,000 (accrued)
September 1, 2014 and each successive anniversary	Cdn$50,000 (accrued)

The Company is to pay the licensor a royalty calculated as 2% of the gross revenue and 15% of any and all consideration directly or indirectly received by the Company from the grant of any sublicense rights. The Company will pay interest at a rate of 1% per month on any amounts past due. In addition, the Company is responsible for the timely payment of all future costs relating to patent expenses and any new or useful art, process, machine, manufacture or composition of matter arising out of any licensor improvements or joint improvements licensed under this agreement and identified by the licensor as potentially patentable. The Company must also invest a minimum of Cdn$250,000 in research and development directly associated with the technology. As of May 31, 2017, the licensor had cancelled the agreement due to unpaid license fees.

(b)	On May 23, 2012, a former employee of the Company delivered a Notice of Application seeking judgment against the Company for approximately $55,000. The hearing of that Application took place on July 31, 2012, at which time the former employee obtained judgment in the approximate amount of $55,000. The Company did not defend the amount of the judgment and the amount is included in accounts payable, but claims a complete set-off on the basis that the former employee retains 1,000,000 shares of common stock of the Company as security for payment of the outstanding consulting fees owed to him. On August 31, 2012, the Company commenced a separate action against the former employee seeking a return of the 1,000,000 shares of common stock and a stay of execution of the judgment. That application is pending and has not yet been heard or determined by the court. The payment of the judgment claim of approximately $55,000 is dependent upon whether the former employee will first return the 1,000,000 shares of common stock noted above. The probable outcome of the Company’s claim for the return of the shares cannot yet be determined as the Company has not received a response from the former employee in over a year.

F-52

(c)	On November 15, 2013, the Company entered into a second settlement agreement with the $150,000 debenture holder described in Note 10(a). Pursuant to the second amendment, on November 15, 2013, the Company agreed to make monthly payments of $10,000 on the outstanding principal and interest. Payments were made until December 2014, but have not been made after. The plaintiff was seeking relief of amounts owed along with 10% interest per annum, from the date of judgments. All amounts are recorded in these financial statements. On December 4, 2015, the holder of the convertible debenture entered into an agreement to sell and assign the remaining outstanding principal to a third party. The Company approved and is bound by the assignment and sale agreement.

(d)	On September 3, 2015, a former prospective employee of the Company delivered a Notice of Claim seeking judgment against the Company for approximately $11,400. During the year ended May 31, 2017 the prospective employee received a judgement which is recorded in these financial statements.

(e)	On March 14, 2016, the Company entered into a consulting agreement. Pursuant to the agreement, the Company will pay the consultant $10,000 per month ($20,000 paid) and issue 550,000 shares per month for a period of three months. At May 31, 2017, the Company had not issued the shares to the consultant due to non-performance.

(f)	On July 15, 2016, the Company entered into an agreement to lease office space for $430 ($564CAD) per month until June 30, 2017.

(g)	On September 10, 2016, the Company entered into a debt settlement agreement to settle $7,500 of amounts owed for services in exchange for 2,000,000 common shares. The Company has not yet issued the shares. The Company will record the debt settlement upon the issuance of shares.

(h)	On August 22, 2016, the Company entered into a consulting agreement for the provision of consulting services until November 22, 2016. Pursuant to the agreement the Company will pay the consultant $5,000 per month and issue 2,000,000 shares of common stock to the consultant. On December 7, 2016, the Company entered into a settlement agreement. Pursuant to the agreement, the Company agreed to issue the consultant 1,000,000 common shares in exchange for fully releasing and discharging the Company of any and all further obligations.

(i)	The Company leases certain of its properties under leases that expire on various dates through 2019. Some of these agreements include escalation clauses and provide for renewal options ranging from one to five years.

(j)	Rent expense incurred under the Company’s operating leases amounted to $21,667 during the period from April 25, 2017 to May 31, 2017.

(k)	The future minimum obligation during each year through 2019 under the leases with non-cancelable terms in excess of one year is as follows:

Future
Minimum
Lease
Years Ending May 31,	Payments
2018	$147,912
2019	29,841
2020	6,854
Total	$184,606

F-53

16.	Revision of Prior Year Financial Statements

The Company identified an error relating to the non-recognition of the convertible note described in Note 10(i) during the year ended May 31, 2016. The effect of the error is to increase net loss by $275,295 for the year ended May 31, 2016.

In accordance with the guidance provided by the SEC’s Staff Accounting Bulletin 99, Materiality and Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements the Company has determined that the impact of adjustments relating to the correction of this accounting error are not material to previously issued annual audited consolidated financial statements. Accordingly, these changes are disclosed herein and will be disclosed prospectively.

As a result of the aforementioned correction of accounting errors, the relevant annual financial statements have been restated as follows:

Effects on financials for the Year Ended May 31, 2016:

	May 31, 2016
Consolidated Balance Sheet	As Previously Reported	Adjustment	As Revised
Accounts payable and accrued liabilities	$810,575	$26,407	$836,982
Convertible debentures	620,231	48,690	668,921
Derivative liability	778,047	200,198	978,245
Accumulated deficit	(13,430,793)	(275,295)	(13,706,088)
Total Spectrum Global Solutions, Inc. (f/k/a Mantra Venture Group Ltd.) stockholder’s deficit	(2,166,651)	(275,295)	(2,441,946)
Total stockholders’ deficit	(2,402,925)	(275,295)	(2,678,220)

	For the Year Ended May 31, 2016
Consolidated Statement of Operations	As Previously Reported	Adjustment	As Revised

Loss on change in fair value of derivatives	$(401,870)	$(95,209)	$(497,079)
Interest expense	(226,665)	(157,647)	(384,312)
Accretion of debt discount	(439,465)	(22,440)	(461,905)
Net loss for the period	(1,944,565)	(275,295)	(2,219,860)
Net loss attributable to Spectrum Global Solutions, Inc. (f/k/a Mantra Venture Group Ltd.)	(1,900,877)	(275,295)	(2,176,172)
Net loss per share attributable to Spectrum Global Solutions, Inc. (f/k/a Mantra Venture Group Ltd.) common shareholders, basic and diluted	(0.02)	(0.01)	(0.03)

	For the Year Ended May 31, 2016
Consolidated Statement of Cash Flows	As Previously Reported	Adjustment	As Revised

Net loss	$(1,944,565)	$(275,295)	$(2,219,860)
Gain on change in fair value of derivative liability	(179,807)	(15,899)	(195,706)
Initial derivative expenses	581,677	111,108	692,785
Interest related to cash redemption premium on convertible notes	123,188	153,690	276,878
Accounts payable and accrued liabilities	234,200	26,396	260,596
Accretion of discounts on convertible debentures	439,465	22,440	461,905

17.	Income Taxes

The Company’s pre-tax loss for the years ended May 31, 2017 and 2016 consisted of the following:

	Years Ended May 31,
	2017	2016
Domestic	$(326,973)	$-
Foreign	(6,485,906)	(2,176,172)
Pre-tax Loss	$(6,812,879)	$(2,176,172)

F-54

The provision for (benefit from) income taxes for the years ended May 31, 2017 and 2016 was as follows:

Years Ended May 31,
	2017	2016
Federal	$-	$-
State	-	-
Foreign	-	-
Total current	$-	$-

Deferred:
Federal	$-	$-
State	-	-
Total deferred	-	-
Total provision for (benefit from) income taxes	$-	$-

The Company’s income taxes were calculated on the basis of $6,485,906 of foreign net loss and $326,973 of domestic net loss.

The Company’s effective tax rate for the years ended May 31, 2017 and 2016 differed from the U.S. federal statutory rate as follows:

	Years Ended May 31,
	2017	2016
	%	%
Federal tax benefit at statutory rate	(34.0)	(34.0)
Permanent differences	4.8	16.3
State tax benefit, net of Federal benefits	-	-
Other	0.2	-
Effect of foreign income taxed in rates other than the U.S. Federal statutory rate	-	-
Net change in valuation allowance	29.0	17.7
Benefit	-	-

The tax effects of temporary differences and carryforwards that gave rise to significant portions of the deferred tax assets and liabilities were as follows:

	Years Ended May 31,
	2017	2016
Net operating loss carry forwards	$9,833,923	$4,047,230
Depreciation	16,189	-
Total assets	9,850,112	4,047,230

Less: Valuation allowance	(9,850,112)	(4,047,230)

Net deferred tax liabilities	$-	$-

As of May 31, 2017 and 2016, the Company had federal net operating loss carryforwards (“NOL’s”) of $9,850,112 and $4,047,230, respectively that will be available to reduce future taxable income, if any. These NOL’s begin to expire in 2027.

F-55

Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, provide for annual limitations on the utilization of net operating loss, capital loss and credit carryforwards if the Company were to undergo an ownership change, as defined in Section 382 of the Code. In general, an ownership change occurs whenever the percentage of the shares of a corporation owned, directly or indirectly, by 5-percent shareholders, as defined in Section 382 of the Code, increases by more than 50 percentage points over the lowest percentage of the shares of such corporation owned, directly or indirectly, by such 5-percent shareholders at any time over the preceding three years. In the event such ownership change occurs, the annual limitation may result in the expiration of net operating losses capital losses and credits prior to full utilization.

The Company has not completed a study to assess whether ownership change has occurred as a result of the Company’s acquisition of AWS and related issuance of shares (See Note 3). However, as a result of the issuance of common shares in 2017, the Company believes an ownership change under Sec. 382 may have occurred. As a result of this ownership change certain of the Company’s net operating loss, capital loss and credit carryforwards will expire prior to full utilization.

The Company performs an analysis each year to determine whether the expected future income will more likely than not be sufficient to realize the deferred tax assets. The Company’s recent operating results and projections of future income weighed heavily in the Company’s overall assessment. Prior to 2017, there were no provisions (or benefits) for income taxes because the Company had sustained cumulative losses since the commencement of operations.

The Company’s continuing practice is to recognize interest and/or penalties related to income tax matters as a component of income tax expense. As of May 31, 2017 and 2016, there was no accrued interest and penalties related to uncertain tax positions.

The Company is subject to U.S. federal income taxes and to income taxes in various states in the United States. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. Due to the Company’s net operating loss carryforwards all years remain open to examination by the major domestic taxing jurisdictions to which the Company is subject. In addition, all of the net operating loss and credit carryforwards that may be used in future years are still subject to adjustment.

18.	Segment Disclosures

During the year ended May 31, 2016, the Company operated in one operating segment in one geographical area.

During the year ended May 31, 2017, the Company had two operating segments including:

●	AW Solutions which is in the business of the provision of professional, multi-service line, telecommunications infrastructure and outsource services to the wireless and wireline industry and,

●	Mantra Energy Alternatives (MEA) which consists of the rest of the Company’s operations.

Factors used to identify the Company’s reportable segments include the organizational structure of the Company and the financial information available for evaluation by the chief operating decision-maker in making decisions about how to allocate resources and assess performance. The Company’s operating segments have been broken out based on similar economic and other qualitative criteria. The Company operates the Mantra Energy Alternatives (MEA) reporting segment in one geographical area, Canada and the AW Solutions operating segment in two geographical areas, the United States and Puerto Rico.

F-56

Financial statement information by operating segment for the year ended May 31, 2017 is presented below:

	Mantra Ventures $	AW Solutions $	Total $

Net Sales	–	1,069,917	1,069,917
Operating loss	(4,651,298)	(110,531)	(4,761,829)
Interest expense	211,124	330	211,454
Depreciation and amortization	24,329	35,540	59,869
Impairment loss	103,480	–	103,480
Total Assets as of May 31, 2017	4,515	5,184,262	5,188,777

Geographic information for the year ended and as at May 31, 2017 is presented below:

	Revenues $	Long-Lived Assets $

United States	836,809	3,080,483
Puerto Rico	233,108	7,837
Consolidated Total	1,069,917	3,088,320

19.	Subsequent Events

a)	On June 6, 2017, Larry Kristof, our former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Manager Officer of the Company, resigned from all of his positions with the Company. Mr. Kristof will remain as the President of the Company’s Mantra Energy Alternatives subsidiary.

b)	On June 6, 2017, the Board of Directors (the “Board”) of the Company appointed Roger M. Ponder to serve as Chief Executive Officer of the Company. The Company entered into an employment agreement with Mr. Ponder, effective as of June 6, 2017. The Ponder Agreement has a three-year term and will automatically renew for successive one-year terms unless the Company or Mr. Ponder elects to terminate the agreement by giving 60 days’ notice prior to the end of the current term. Mr. Ponder will receive a base annual salary of $220,000. His target bonus is equal to 60% of Mr. Ponder’s base salary for that fiscal year. Mr. Ponder was also granted a stock option to purchase shares of the Company’s Common Stock as determined by the Board under the Company’s Performance Incentive Plan. Mr. Ponder received a sign on bonus of 62,125,755 Common Shares issued in May 2017.

c)	On June 6, 2017, the Board appointed Keith W. Hayter to serve as President of the Company. Mr. Hayter has served as the Chief Executive Officer and President of AW Solutions Inc. and AW Solutions Puerto Rico LLC since 2006. The Company entered into an employment agreement with a three-year term where Mr. Hayter will receive a base annual salary of $210,000, in addition, his target bonus is equal to 60%. Mr. Hayter received a sign on bonus of 62,125,755 Common Shares issued in May 2017.

F-57

APPENDIX A

Form of Special Resolutions - Continuation

The following special resolutions, if approved by two-thirds or more of the holders of the issued shares present and entitled to vote on the issue at the meeting of the company, authorize Spectrum Global Solutions, Inc. to complete the Continuation of Spectrum Global Solutions, Inc. out of British Columbia and the Continuation of Spectrum Global Solutions, Inc. into Nevada (the “Continuation”).

SPECTRUM GLOBAL SOLUTIONS, INC.
(the “Company”)

Special Resolutions of the Stockholders of the Company entitled to vote in person or by proxy at a Special Meeting of the Stockholders of the Company

WHEREAS the Company proposes to transfer out of British Columbia under the jurisdiction of the British Columbia Business Corporations Act, Chapter 57, Section 308, and continue into Nevada (the “Continuation”) under the jurisdiction of the Nevada Revised Statues;

RESOLVED, as Special Resolutions, that:

●	the Plan of Conversion providing for the Continuation of the Company out of British Columbia and into Nevada under the Nevada Revised Statutes is hereby approved;

●	the Company approve and, upon the Continuation, adopt the Articles of Conversion (the “Articles of Conversion”) in the form approved by the directors of the Company, the Articles of Conversion to come into effect upon filing of such Articles of Conversion with the Nevada Secretary of State;

●	the Company approve and, upon the Continuation, adopt the bylaws (the “Nevada Bylaws”) in the form approved by the directors of the Company, the Nevada Bylaws to come into effect upon filing of the Articles of Conversion and the Bylaws with the Nevada Secretary of State;

●	the Company be and hereby is authorized to file the Articles of Conversion with the Nevada Secretary of State as required by the Nevada Revised Statutes to give effect to the proposed transfer of the Company out of British Columbia; and be and is further authorized to make such applications to, and filings with, the British Columbia Registrar of Companies as required by the British Columbia Business Corporations Act for approval of the proposed Continuation of the Company into Nevada;

●	simultaneously with the effectiveness of the Continuation, the Company's British Columbia Notice of Articles, Articles and Bylaws be cancelled and thereby substituted by the Articles of Conversion and Nevada Bylaws;

●	the directors of the Company be hereby authorized, in their discretion, to abandon or amend the application for Continuation of the Company without further approval of the stockholders; and

●	the directors and officers of the Company, or any one of them, be hereby authorized and directed to perform all such acts, deeds and things and execute, under the seal of the Company or otherwise, all such documents, agreements and other writings as may be required to give effect to the true intent of these special resolutions.

A-1

APPENDIX B

PLAN OF CONVERSION
OF
SPECTRUM GLOBAL SOLUTIONS, INC.
(A British Columbia Corporation)
INTO
SPECTRUM GLOBAL SOLTUIONS, INC.
(A Nevada Corporation)

Spectrum Global Solutions, Inc., a British Columbia corporation (the “Constituent Entity”), hereby adopts the following Plan of Conversion:

1.       The name of the Constituent Entity is: Spectrum Global Solutions, Inc.

2.       The name of the resulting entity (the “Resulting Entity”) is: Spectrum Global Solutions, Inc.

3.       The jurisdiction of the law that governs the Constituent Entity is the Province of British Columbia (Canada). The jurisdiction of the law that will govern the Resulting Entity is the State of Nevada.

4.       As soon as is practicable following approval of this Plan of Conversion by the stockholders of the Constituent Entity and all requisite corporate and regulatory action in respect of the Resulting Entity has been taken, the Constituent Entity will cause the conversion of the Constituent Entity into the Resulting Entity (the “Conversion”) to be consummated by the filing of the Articles of Conversion in the office of the Nevada Secretary of State in such form as is required by, and signed in accordance with, the applicable provisions of Chapter 92A of the Nevada Revised Statutes and, if required, the execution and filing of the Articles of Conversion with the Registrar of Companies of British Columbia. The date of filing the Articles of Conversion with the Nevada Secretary of State will be the effective date of the Conversion (the “Conversion Date”).

5.       As of the Conversion Date:

(a)       The Constituent Entity shall be converted into the Resulting Entity which shall possess all rights, privileges, powers and franchises of a public nature and a private nature and shall be subject to all restrictions, disabilities and duties of the Constituent Entity.

(b)       The title to all real estate vested by deed or otherwise under the laws of any jurisdiction, and the title to all other property, real and personal, owned by the Constituent Entity, and all debts due to the Constituent Entity on whatever account, as well as all other things in action or belonging to the Constituent Entity, shall in accordance with the British Columbia Business Corporations Act and the Nevada Revised Statutes be vested in the Resulting Entity without reservation or impairment.

(c)       The Resulting Entity shall have all of the debts, liabilities and duties of the Constituent Entity, but all rights of creditors accruing and all liens placed upon any property of the Constituent Entity up to the Conversion Date shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Entity shall attach to the Resulting Entity and may be enforced against it to the same extent as if it had incurred or contracted such debts, liabilities and duties.

(d)       Any proceeding pending against the Constituent Entity may be continued as if the Conversion had not occurred or the Resulting Entity may be substituted in the proceeding in place of the Constituent Entity.

(e)       Any surplus appearing on the books of the Constituent Entity shall be entered as surplus on the books of the Resulting Entity and all such surplus shall thereafter be dealt by the Resulting Entity in any lawful manner.

(f)       Once the Conversion is completed, the holders of shares of common stock of the Constituent Entity instead will own one common share with a par value of $0.001 per share of the Resulting Entity for each share of common stock held immediately prior to the Conversion.

(g)       The Conversion, if approved, will effect a change in the legal jurisdiction of incorporation of the Constituent Entity as of the effective date thereof, but the Constituent Entity will not, as a result of the change in legal jurisdiction, change its business or operations after the effective date of the Conversion as the Resulting Entity.

(h)       Roger Ponder and Keith Hayter will be elected to the board of directors of the Resulting Entity effective as of the Conversion Date. As of the Conversion Date, the election, duties, resignation and removal of the Constituent Entity directors and officers shall be governed by the Nevada Revised Statues, the Articles of Conversion and the Bylaws of the Resulting Entity.

6.       The full text of the Articles of Conversion and Bylaws of the Resulting Entity are attached hereto as Schedule A and Schedule B, respectively, and each is incorporated herein by this reference.

7.       The Constituent Entity intends that this Plan of Conversion will constitute the complete Plan of Conversion referred to in Section 92A.105 of the Nevada Revised Statutes.

B-1

APPENDIX C

Form of Articles of Conversion

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Conversion (PURSUANT TO NRS 92A.205 Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT		ABOVE SPACE IS FOR OFFICE USE ONLY
Articles of Conversion (Pursuant to NRS 92A.205)
1.	Name and jurisdiction of organization of constituent entity and resulting entity:
Spectrum Global Solutions, Inc.
Name of constituent entity
	British Columbia, Canada	Corporation
	Jurisdiction	Entity type *
Spectrum Global Solutions, Inc.
Name of resulting entity
	Nevada	Corporation
	Jurisdiction	Entity type *
2.	A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.
3.	Location of plan of conversion: (check one)
	☐	The entire plan of conversion is attached to these articles.
	☒	The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.
	☐	The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330.

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Form AM Conversion page 1 2007 Revised on: 01/01/07

C-1

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Conversion (PURSUANT TO NRS 92A.205 Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT			ABOVE SPACE IS FOR OFFICE USE ONLY
4.	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):
	Attn:	________________________________________

	c/o:	________________________________________
________________________________________
________________________________________
5.	Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS 92A.240)*:
_______________________________________________________________________________
6.	Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or all the members if there are no manager; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a.; general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

Spectrum Global Solutions, Inc.

Name of constituent entity
X	______________________	_______________________	______________________
	Signature	Title	Date
* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. This statement must be included within the resulting entity's articles.
Filing Fee $350.00
This form must be accompanied by appropriate fees.			Nevada Secretary of State Form AM Conversion page 1 2007 Revised on: 01/01/07

C-2

APPENDIX D

Form of Bylaws of Spectrum Global Solutions, Inc., a Nevada Corporation

BYLAWS

OF

SPECTRUM GLOBAL SOLUTIONS, INC.

A Nevada Corporation

Article I

Stockholders

Section 1

Annual Meeting. Annual meetings of the stockholders of Spectrum Global Solutions, Inc. (the “Corporation”), shall be held on the day and at the time as may be set by the Board of Directors of the Corporation (the “Board of Directors”) from time to time, at which annual meeting the stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 2

Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or the Secretary by resolution of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting.

Section 3

Place of Meetings. All annual meetings of the stockholders shall be held at the registered office of the Corporation or at such other place within or outside the State of Nevada as the Board of Directors shall determine. Special meetings of the stockholders may be held at such time and place within or outside the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 4

Quorum; Adjourned Meetings. The holders of at least five (5.0%) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

D-1

Section 5

Voting. Each stockholder of record of the Corporation holding stock which is entitled to vote at a meeting shall be entitled at each meeting of stockholders to one vote for each share of stock standing in their name on the books of the Corporation. Upon the demand of any stockholder, the vote for members of the Board of Directors and the vote upon any question before the meeting shall be by ballot.

When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to elect members of the Board of Directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 6

Proxies. At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

Section 7

Action - Without Meeting. Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

Article II

Directors

Section 1

Management of Corporation. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2

Number, Tenure, and Qualifications. The number of directors which shall constitute the whole board shall be at least one. The number of directors may from time to time be increased or decreased by resolution of the Board of Directors to not less than one nor more than fifteen. The Board of Directors shall be elected at the annual meeting of the stockholders and except as provided in Section 2 of this Article, each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

D-2

Section 3

Vacancies. Vacancies in the Board of Directors including those caused by an increase in the number of directors, may be filled by a majority of the remaining Board of Directors, though not less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders. The holders of two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the members of the Board of Directors by vote at a meeting called for such purpose or by a written statement filed with the secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board of Directors or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 4

Annual and Regular Meetings. Regular meetings of the Board of Directors shall be held at any place within or outside the State which has been designated from time to time by resolution of the Board of Directors or by written consent of all members of the Board of Directors. In the absence of such designation, regular meetings shall be held at the registered office of the Corporation. Special meetings of the Board of Directors may be held either at a place so designated or at the registered office.

Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

Section 5

First Meeting. The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the Board of Directors in order to legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 6

Special Meetings. Special meetings of the Board of Directors may be called by the Chairman or the President or by any Vice President or by any two directors.

D-3

Written notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director by mail, facsimile transmission, electronic mail or by other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records or if such address is not readily ascertainable, at the place in which the meetings of the Board of Directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least five (5) days prior to the time of the holding of the meeting. In case such notice is hand delivered, faxed or emailed as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, faxing, emailing or delivery as above provided shall be due, legal and personal notice to such director.

Section 7

Business of Meetings. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though held at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 8

Quorum, Adjourned Meetings. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board of Directors shall be as valid and effective in all respects as if passed by the Board of Directors in regular meeting.

A quorum of the Board of Directors may adjourn any meeting of the Board of Directors to meet again at a stated day and hour-provided, however, that in the absence of a quorum, a majority of the directors present at any meeting of the Board of Directors, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors.

Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place be fixed at the meeting adjourned.

Section 9

Committees. The Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one or more committees of the Board of Directors, each committee to consist of at least one or more of the members of the Board of Directors which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

D-4

Section 10

Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

Section 11

Special Compensation. The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

Article III

Notices

Section 1

Notice of Meetings. Notices of meetings of stockholders shall be in writing and signed by the President or a Vice President or the Secretary or an Assistant Secretary or by such other person or persons as the Board of Directors shall designate. Such notice shall state the purpose or purposes for which the meeting of stockholders is called and the time and the place, which may be within or without this State, where it is to be held. A copy of such notice shall be delivered personally to, sent by facsimile transmission or electronic mail or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the Corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a Corporation or association or to any member of a partnership shall constitute delivery of such notice to such Corporation, association or partnership. In the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

Section 2

Effect of Irregularly Called Meetings. Whenever all parties entitled to vote at any meeting, whether of the Board of Directors or stockholders, consent, either by a writing on the records of the meeting or filed with the Secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if they had been approved at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting, and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

D-5

Section 3

Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Article IV

Officers

Section 1

Election. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer, none of whom need be directors of the Corporation. Any person may hold two or more offices. The Board of Directors may appoint a Chairman of the Board of Directors, Vice Chairman of the Board of Directors, one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries.

Section 2

Chairman of the Board. The Chairman of the Board of Directors shall preside at meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 3

Vice Chairman of the Board. The Vice Chairman of the Board of Directors shall, in the absence or disability of the Chairman of the Board of Directors, perform the duties and exercise the powers of the Chairman of the Board of Directors and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 4

President. The President shall be the Chief Executive Officer of the Corporation and shall have active management of the business of the Corporation.

Section 5

Vice President. The Vice President shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. The Vice President shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice Presidents or may otherwise specify the order of seniority of the Vice Presidents. The duties and powers of the President shall descend to the Vice Presidents in such specified order of seniority.

D-6

Section 6

Secretary. The Secretary shall act under the direction of the President. Subject to the direction of the President, the Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. The Secretary shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors.

Section 7

Assistant Secretaries. The Assistant Secretaries shall act under the direction of the President. In order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 8

Treasurer. The Treasurer shall act under the direction of the President. Subject to the direction of the President, the Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation.

If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer’s office and for the restoration to the Corporation, in case of Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

Section 9

Assistant Treasurers. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the President or the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 10

Compensation. The salaries and compensation of all officers of the Corporation shall be fixed by the Board of Directors.

Section 11

Removal; Resignation. The officers of the Corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

D-7

Article V

Capital Stock

Section 1

Certificates. Every stockholder shall be entitled to have a certificate signed by the President or Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate, which the Corporation shall issue to represent such stock.

If a certificate is signed (1) by a transfer agent other than the Corporation or its employees or (2) by a registrar other than the Corporation or its employees, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the Corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

Section 2

Surrendered, Lost or Destroyed Certificates. The Board of Directors may direct a certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 3

Replacement Certificates. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, if it is satisfied that all provisions of the laws and regulations applicable to the Corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4

Record Date. The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such distribution, or to give such consent, and in such case, such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

D-8

Section 5

Registered Owner. The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and distribution, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

Article VI

General Provisions

Section 1

Registered Office. The registered office of this Corporation shall be in the State of Nevada.

The Corporation may also have offices at such other places both within and outside the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 2

Distributions. Distributions upon capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Distributions may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

Section 3

Reserves. Before payment of any distribution, there may be set aside out of any funds of the Corporation available for distributions such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 4

Checks; Notes. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5

Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

D-9

Section 6

Corporate Seal. The Corporation may or may not have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the Corporation and the words "Corporate Seal" and "Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Article VII

Indemnification

Section 1

Indemnification of Officers and Directors, Employees and Other Persons. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

Section 2

Insurance. The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

Section 3

Further Bylaws. The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

D-10

Article VIII

Amendments

Section 1

Amendments by Board of Directors. The Board of Directors, by a majority vote of the Board of Directors at any meeting may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the Bylaws, which shall not be amended by the Board of Directors.

Article IX

Transactions with Stockholders

Section 1

Acquisition of Controlling Interest. The Corporation elects not to be governed by NRS 78.378 through 78.3793, inclusive, of the Nevada Private Corporations Act.

Section 2

Combinations with Interested Stockholders. The Corporation elects not to be governed by NRS 78.411 through 78.444, inclusive, inclusive, of the Nevada Private Corporations Act.

D-11

APPENDIX E

Division 2 of Part 8 (ss. 237 to 247) of the BC Business Corporations Act SBC 2002, c.57

Definitions and application

237  (1) In this Division:

"dissenter" means a shareholder who, being entitled to do so, sends written notice of dissent when and as required by section 242;

"notice shares" means, in relation to a notice of dissent, the shares in respect of which dissent is being exercised under the notice of dissent;

"payout value" means,

(a)   in the case of a dissent in respect of a resolution, the fair value that the notice shares had immediately before the passing of the resolution,

(b)   in the case of a dissent in respect of an arrangement approved by a court order made under section 291 (2) (c) that permits dissent, the fair value that the notice shares had immediately before the passing of the resolution adopting the arrangement, or

(c)   in the case of a dissent in respect of a matter approved or authorized by any other court order that permits dissent, the fair value that the notice shares had at the time specified by the court order, excluding any appreciation or depreciation in anticipation of the corporate action approved or authorized by the resolution or court order unless exclusion would be inequitable.

(2) This Division applies to any right of dissent exercisable by a shareholder except to the extent that

(a)   the court orders otherwise, or

(b)   in the case of a right of dissent authorized by a resolution referred to in section 238 (1) (g), the court orders otherwise or the resolution provides otherwise.

Right to dissent

238  (1) A shareholder of a company, whether or not the shareholder's shares carry the right to vote, is entitled to dissent as follows:

(a)   under section 260, in respect of a resolution to alter the articles to alter restrictions on the powers of the company or on the business it is permitted to carry on;

(b)   under section 272, in respect of a resolution to adopt an amalgamation agreement;

(c)   under section 287, in respect of a resolution to approve an amalgamation under Division 4 of Part 9;

E-1

(d)   in respect of a resolution to approve an arrangement, the terms of which arrangement permit dissent;

(e)   under section 301 (5), in respect of a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company's undertaking;

(f)   under section 309, in respect of a resolution to authorize the continuation of the company into a jurisdiction other than British Columbia;

(g)   in respect of any other resolution, if dissent is authorized by the resolution;

(h)   in respect of any court order that permits dissent.

(2) A shareholder wishing to dissent must

(a)   prepare a separate notice of dissent under section 242 for

(i)   the shareholder, if the shareholder is dissenting on the shareholder's own behalf, and

(ii)  each other person who beneficially owns shares registered in the shareholder's name and on whose behalf the shareholder is dissenting,

(b)   identify in each notice of dissent, in accordance with section 242 (4), the person on whose behalf dissent is being exercised in that notice of dissent, and

(c)   dissent with respect to all of the shares, registered in the shareholder's name, of which the person identified under paragraph (b) of this subsection is the beneficial owner.

(3) Without limiting subsection (2), a person who wishes to have dissent exercised with respect to shares of which the person is the beneficial owner must

(a)   dissent with respect to all of the shares, if any, of which the person is both the registered owner and the beneficial owner, and

(b)   cause each shareholder who is a registered owner of any other shares of which the person is the beneficial owner to dissent with respect to all of those shares.

Waiver of right to dissent

239  (1) A shareholder may not waive generally a right to dissent but may, in writing, waive the right to dissent with respect to a particular corporate action.

(2) A shareholder wishing to waive a right of dissent with respect to a particular corporate action must

(a)   provide to the company a separate waiver for

(i)   the shareholder, if the shareholder is providing a waiver on the shareholder's own behalf, and

(ii)  each other person who beneficially owns shares registered in the shareholder's name and on whose behalf the shareholder is providing a waiver, and

(b)   identify in each waiver the person on whose behalf the waiver is made.

E-2

(3) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on the shareholder's own behalf, the shareholder's right to dissent with respect to the particular corporate action terminates in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and this Division ceases to apply to

(a)   the shareholder in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and

(b)   any other shareholders, who are registered owners of shares beneficially owned by the first mentioned shareholder, in respect of the shares that are beneficially owned by the first mentioned shareholder.

(4) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on behalf of a specified person who beneficially owns shares registered in the name of the shareholder, the right of shareholders who are registered owners of shares beneficially owned by that specified person to dissent on behalf of that specified person with respect to the particular corporate action terminates and this Division ceases to apply to those shareholders in respect of the shares that are beneficially owned by that specified person.

Notice of resolution

240  (1) If a resolution in respect of which a shareholder is entitled to dissent is to be considered at a meeting of shareholders, the company must, at least the prescribed number of days before the date of the proposed meeting, send to each of its shareholders, whether or not their shares carry the right to vote,

(a)   a copy of the proposed resolution, and

(b)   a notice of the meeting that specifies the date of the meeting, and contains a statement advising of the right to send a notice of dissent.

(2) If a resolution in respect of which a shareholder is entitled to dissent is to be passed as a consent resolution of shareholders or as a resolution of directors and the earliest date on which that resolution can be passed is specified in the resolution or in the statement referred to in paragraph (b), the company may, at least 21 days before that specified date, send to each of its shareholders, whether or not their shares carry the right to vote,

(a)   a copy of the proposed resolution, and

(b)   a statement advising of the right to send a notice of dissent.

(3) If a resolution in respect of which a shareholder is entitled to dissent was or is to be passed as a resolution of shareholders without the company complying with subsection (1) or (2), or was or is to be passed as a directors' resolution without the company complying with subsection (2), the company must, before or within 14 days after the passing of the resolution, send to each of its shareholders who has not, on behalf of every person who beneficially owns shares registered in the name of the shareholder, consented to the resolution or voted in favour of the resolution, whether or not their shares carry the right to vote,

(a)   a copy of the resolution,

(b)   a statement advising of the right to send a notice of dissent, and

(c)   if the resolution has passed, notification of that fact and the date on which it was passed.

(4) Nothing in subsection (1), (2) or (3) gives a shareholder a right to vote in a meeting at which, or on a resolution on which, the shareholder would not otherwise be entitled to vote.

E-3

Notice of court orders

241  If a court order provides for a right of dissent, the company must, not later than 14 days after the date on which the company receives a copy of the entered order, send to each shareholder who is entitled to exercise that right of dissent

(a)   a copy of the entered order, and

(b)   a statement advising of the right to send a notice of dissent.

Notice of dissent

242  (1) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (a), (b), (c), (d), (e) or (f) must,

(a)   if the company has complied with section 240 (1) or (2), send written notice of dissent to the company at least 2 days before the date on which the resolution is to be passed or can be passed, as the case may be,

(b)   if the company has complied with section 240 (3), send written notice of dissent to the company not more than 14 days after receiving the records referred to in that section, or

(c)   if the company has not complied with section 240 (1), (2) or (3), send written notice of dissent to the company not more than 14 days after the later of

(i)   the date on which the shareholder learns that the resolution was passed, and

(ii)  the date on which the shareholder learns that the shareholder is entitled to dissent.

(2) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (g) must send written notice of dissent to the company

(a)   on or before the date specified by the resolution or in the statement referred to in section 240 (2) (b) or (3) (b) as the last date by which notice of dissent must be sent, or

(b)   if the resolution or statement does not specify a date, in accordance with subsection (1) of this section.

E-4

(3) A shareholder intending to dissent under section 238 (1) (h) in respect of a court order that permits dissent must send written notice of dissent to the company

(a)   within the number of days, specified by the court order, after the shareholder receives the records referred to in section 241, or

(b)   if the court order does not specify the number of days referred to in paragraph (a) of this subsection, within 14 days after the shareholder receives the records referred to in section 241.

(4) A notice of dissent sent under this section must set out the number, and the class and series, if applicable, of the notice shares, and must set out whichever of the following is applicable:

(a)   if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner and the shareholder owns no other shares of the company as beneficial owner, a statement to that effect;

(b)   if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner but the shareholder owns other shares of the company as beneficial owner, a statement to that effect and

(i)   the names of the registered owners of those other shares,

(ii)  the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii) a statement that notices of dissent are being, or have been, sent in respect of all of those other shares;

(c)   if dissent is being exercised by the shareholder on behalf of a beneficial owner who is not the dissenting shareholder, a statement to that effect and

(i)   the name and address of the beneficial owner, and

(ii)  a statement that the shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the shareholder's name.

(5) The right of a shareholder to dissent on behalf of a beneficial owner of shares, including the shareholder, terminates and this Division ceases to apply to the shareholder in respect of that beneficial owner if subsections (1) to (4) of this section, as those subsections pertain to that beneficial owner, are not complied with.

E-5

Notice of intention to proceed

243  (1) A company that receives a notice of dissent under section 242 from a dissenter must,

(a)   if the company intends to act on the authority of the resolution or court order in respect of which the notice of dissent was sent, send a notice to the dissenter promptly after the later of

(i)   the date on which the company forms the intention to proceed, and

(ii)  the date on which the notice of dissent was received, or

(b)   if the company has acted on the authority of that resolution or court order, promptly send a notice to the dissenter.

(2) A notice sent under subsection (1) (a) or (b) of this section must

(a)   be dated not earlier than the date on which the notice is sent,

(b)   state that the company intends to act, or has acted, as the case may be, on the authority of the resolution or court order, and

(c)   advise the dissenter of the manner in which dissent is to be completed under section 244.

Completion of dissent

244  (1) A dissenter who receives a notice under section 243 must, if the dissenter wishes to proceed with the dissent, send to the company or its transfer agent for the notice shares, within one month after the date of the notice,

(a)   a written statement that the dissenter requires the company to purchase all of the notice shares,

(b)   the certificates, if any, representing the notice shares, and

(c)   if section 242 (4) (c) applies, a written statement that complies with subsection (2) of this section.

(2) The written statement referred to in subsection (1) (c) must

(a)   be signed by the beneficial owner on whose behalf dissent is being exercised, and

(b)   set out whether or not the beneficial owner is the beneficial owner of other shares of the company and, if so, set out

(i)   the names of the registered owners of those other shares,

(ii)  the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii) that dissent is being exercised in respect of all of those other shares.

(3) After the dissenter has complied with subsection (1),

(a)   the dissenter is deemed to have sold to the company the notice shares, and

(b)   the company is deemed to have purchased those shares, and must comply with section 245, whether or not it is authorized to do so by, and despite any restriction in, its memorandum or articles.

E-6

(4) Unless the court orders otherwise, if the dissenter fails to comply with subsection (1) of this section in relation to notice shares, the right of the dissenter to dissent with respect to those notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares.

(5) Unless the court orders otherwise, if a person on whose behalf dissent is being exercised in relation to a particular corporate action fails to ensure that every shareholder who is a registered owner of any of the shares beneficially owned by that person complies with subsection (1) of this section, the right of shareholders who are registered owners of shares beneficially owned by that person to dissent on behalf of that person with respect to that corporate action terminates and this Division, other than section 247, ceases to apply to those shareholders in respect of the shares that are beneficially owned by that person.

(6) A dissenter who has complied with subsection (1) of this section may not vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, other than under this Division.

Payment for notice shares

245  (1) A company and a dissenter who has complied with section 244 (1) may agree on the amount of the payout value of the notice shares and, in that event, the company must

(a)   promptly pay that amount to the dissenter, or

(b)   if subsection (5) of this section applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(2) A dissenter who has not entered into an agreement with the company under subsection (1) or the company may apply to the court and the court may

(a)   determine the payout value of the notice shares of those dissenters who have not entered into an agreement with the company under subsection (1), or order that the payout value of those notice shares be established by arbitration or by reference to the registrar, or a referee, of the court,

(b)   join in the application each dissenter, other than a dissenter who has entered into an agreement with the company under subsection (1), who has complied with section 244 (1), and

(c)   make consequential orders and give directions it considers appropriate.

(3) Promptly after a determination of the payout value for notice shares has been made under subsection (2) (a) of this section, the company must

(a)   pay to each dissenter who has complied with section 244 (1) in relation to those notice shares, other than a dissenter who has entered into an agreement with the company under subsection (1) of this section, the payout value applicable to that dissenter's notice shares, or

(b)   if subsection (5) applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

E-7

(4) If a dissenter receives a notice under subsection (1) (b) or (3) (b),

(a)   the dissenter may, within 30 days after receipt, withdraw the dissenter's notice of dissent, in which case the company is deemed to consent to the withdrawal and this Division, other than section 247, ceases to apply to the dissenter with respect to the notice shares, or

(b)   if the dissenter does not withdraw the notice of dissent in accordance with paragraph (a) of this subsection, the dissenter retains a status as a claimant against the company, to be paid as soon as the company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the company but in priority to its shareholders.

(5) A company must not make a payment to a dissenter under this section if there are reasonable grounds for believing that

(a)   the company is insolvent, or

(b)   the payment would render the company insolvent.

Loss of right to dissent

246  The right of a dissenter to dissent with respect to notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares, if, before payment is made to the dissenter of the full amount of money to which the dissenter is entitled under section 245 in relation to those notice shares, any of the following events occur:

(a)   the corporate action approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the notice of dissent was sent is abandoned;

(b)   the resolution in respect of which the notice of dissent was sent does not pass;

(c)   the resolution in respect of which the notice of dissent was sent is revoked before the corporate action approved or authorized by that resolution is taken;

(d)   the notice of dissent was sent in respect of a resolution adopting an amalgamation agreement and the amalgamation is abandoned or, by the terms of the agreement, will not proceed;

(e)   the arrangement in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed;

(f)   a court permanently enjoins or sets aside the corporate action approved or authorized by the resolution or court order in respect of which the notice of dissent was sent;

(g)   with respect to the notice shares, the dissenter consents to, or votes in favour of, the resolution in respect of which the notice of dissent was sent;

(h)   the notice of dissent is withdrawn with the written consent of the company;

(i)   the court determines that the dissenter is not entitled to dissent under this Division or that the dissenter is not entitled to dissent with respect to the notice shares under this Division.

Shareholders entitled to return of shares and rights

247  If, under section 244 (4) or (5), 245 (4) (a) or 246, this Division, other than this section, ceases to apply to a dissenter with respect to notice shares,

(a)   the company must return to the dissenter each of the applicable share certificates, if any, sent under section 244 (1) (b) or, if those share certificates are unavailable, replacements for those share certificates,

(b)   the dissenter regains any ability lost under section 244 (6) to vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, and

(c)   the dissenter must return any money that the company paid to the dissenter in respect of the notice shares under, or in purported compliance with, this Division.

E-8